UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cheniere Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

April 17, 2017

To our Shareholders:

It is our pleasure to invite you to attend the Cheniere Energy, Inc. 2017 Annual Meeting of Shareholders. The meeting will be held at 9:00 a.m., Central Time on May 18, 2017 at our corporate headquarters located at 700 Milam Street, Suite 1900, Houston, Texas 77002.

The following Notice of Annual Meeting describes the business to be conducted at the 2017 Annual Meeting of Shareholders. We encourage you to review the materials and vote your shares.

You may vote via the Internet, by telephone, or by submitting your completed proxy card by mail. If you attend the 2017 Annual Meeting of Shareholders, you may vote your shares in person if you are a shareholder of record.

Thank you for your continued support as investors in Cheniere Energy, Inc.

Very Truly Yours,

G. Andrea Botta	Jack A. Fusco
Chairman of the Board	President and Chief Executive Officer

CHENIERE ENERGY, INC.

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

Notice of Annual Meeting of Shareholders

Time and Date	9:00 a.m., Central Time on May 18, 2017

Place	Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, TX 77002

Items of Business	•	To elect eleven members of the Board of Directors to hold office for a one-year term expiring at the 2018 Annual Meeting of Shareholders.

•	To approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2016.

•	To approve, on an advisory and non-binding basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers.

•	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017.

•	To approve the amendment and restatement of the Cheniere Energy, Inc. 2011 Incentive Plan.

•	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Record Date	You can vote if you were a shareholder of record on March 30, 2017.

Proxy Voting	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning your proxy card or by voting on the Internet or by telephone. See details under the heading “How do I vote?”

Electronic Availability of Proxy Materials	We are making this Proxy Statement, including the Notice of Annual Meeting and 2016 Annual Report on Form 10-K for the year ended December 31, 2016, available on our website at:

http://www.cheniere.com/2017AnnualMeeting

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 17, 2017

SUMMARY COMPENSATION	47

Summary Compensation Table	47
All Other Compensation included in the Summary Compensation Table	49
Grants of Plan-Based Awards	51
Narrative to the Summary Compensation & Grants of Plan-Based Awards Tables	51

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	52

Outstanding Equity Awards at December 31, 2016	52

OPTION EXERCISES AND STOCK VESTED	53

Option Exercises and Stock Vested During Fiscal Year 2016	53

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	54

Potential Payments upon Termination or Change-in-Control Assuming Termination Event Occurs on December 30, 2016	54
Narrative to the Potential Payments upon Termination or Change-in-Control	57

PROPOSAL 2 – ADVISORY AND NON-BINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2016	59

PROPOSAL 3 – ADVISORY AND NON-BINDING VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	60

REPORT OF THE AUDIT COMMITTEE	61

PROPOSAL 4 – RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017	62

Independent Accountant’s Fees	62
Pre-Approval Policies and Procedures	62

PROPOSAL 5 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CHENIERE ENERGY, INC. 2011 INCENTIVE PLAN	63

Summary of the Amended and Restated 2011 Plan	64
Amended and Restated 2011 Plan Benefits	73

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	74

OTHER MATTERS	74

Section 16(a) Beneficial Ownership Reporting Compliance	74
Shareholder Proposals	74
Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)	75
Communications with the Board	75
Householding of Proxy Materials	75
Availability of Documents	76

APPENDIX A: Amended and Restated Cheniere Energy, Inc. 2011 Incentive Plan	A-1

APPENDIX B: Definition of Cumulative Distributable Cash Flow per share	B-1

Proxy Summary

The following is an overview of information that you will find throughout this Proxy Statement. This summary highlights key elements of the more detailed information contained elsewhere in this Proxy Statement, but does not contain all of the information that you should consider. For more complete information about these topics, please review the complete Proxy Statement prior to voting.

Annual Meeting of Shareholders

Time and Date	9:00 a.m., Central Time on May 18, 2017

Place	Cheniere Energy, Inc.
700 Milam Street, Suite 1900
Houston, TX 77002

Record Date	March 30, 2017

Voting	Shareholders as of the close of business on the record date are entitled to vote.
Each share of common stock is entitled to one vote for each matter to be voted upon.

Admission	No admission card is required to enter the Cheniere Energy, Inc. (“Cheniere,” the “Company,” “we,” “us” or “our”) 2017 Annual Meeting of Shareholders (the “Meeting”), but you will need proof of your stock ownership and valid government-issued picture identification. Please see “General Information” on page 1 of this Proxy Statement for more information.

Voting Matters and Board Recommendations

Proposal	Board Vote Recommendation	Page Reference (for more details)
1. Election of directors	FOR EACH NOMINEE	7
2. Advisory and non-binding vote on the compensation of the Company’s named executive officers for 2016	FOR	59
3. Advisory and non-binding vote on frequency of holding future advisory votes on the compensation of the Company’s named executive officers	1 YEAR	60
4. Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017	FOR	62
5. Approval of the amendment and restatement of the Cheniere Energy, Inc. 2011 Incentive Plan	FOR	63

2016 Performance and Strategic Accomplishments

•	In May 2016 and September 2016, Trains 1 and 2 of the natural gas liquefaction facilities at Sabine Pass (the “SPL Project”) achieved substantial completion, respectively. Subsequent to 2016, in March 2017, Train 3 of the SPL Project achieved substantial completion.

•	Consolidated revenue for Cheniere was approximately $1.3 billion for 2016, with over $500 million in LNG revenue in the fourth quarter.

•	In 2016, the SPL Project produced and exported a total of 56 cargoes representing approximately 200 million MMBtu of natural gas.

•	In May 2016, the Board of Directors (the “Board”) of Cheniere appointed Jack A. Fusco to serve as President and CEO.

(i)

Corporate Governance

We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to strong performance and creating long-term shareholder value. Our governance framework gives our highly experienced directors the structure necessary to provide oversight, advice and counsel to Cheniere.

Since December 2015, we have taken the following governance actions:

•	amended our bylaws to provide for proxy access by eligible shareholders, and later further amended the proxy access bylaw to expand the definition of Eligible Holder, clarify the timing required for a shareholder to propose a director nominee and eliminate a provision that allowed the Company to omit a director nominee under certain circumstances;

•	added additional details regarding the experience of our directors to our proxy statements;

•	split the Chairman of the Board and CEO roles;

•	appointed Jack A. Fusco to serve as President and CEO and as a member of the Board;

•	implemented a prohibition on pledging company securities; and

•	increased our director ownership guidelines.

The “Governance Information” section of this Proxy Statement, beginning on page 14, describes our corporate governance structure, which includes the following:

Board and Governance Information
Size of Board as of March 30, 2017	11	Independent Directors Meet Without Management Present	Yes
Number of Independent Directors as of March 30, 2017	9	Annual Board and Committee Evaluations	Yes
Average Age of Directors (as of May 18, 2017)	55	Succession Planning and Implementation Process	Yes
Board Meetings Held in 2016 (attendance at Board and committee meetings averaged 96%)	17	Codes of Conduct for Directors, Officers and Employees	Yes
Annual Election of Directors	Yes	Board Risk Oversight	Yes
Mandatory Retirement Age	75	Stock Ownership Guidelines for Directors and Executive Officers	Yes
Board Diversity	Yes	Prohibition on Hedging and “Short Sales” or “Sales Against the Box”	Yes
Majority Voting in Director Elections	Yes	Executive Compensation Pay for Performance Metrics	Yes
Non-Executive Chairman of the Board / Lead Independent Director	Yes	Separate Chairman of the Board and CEO	Yes
Prohibition on Pledging Company Securities	Yes

(ii)

Our Director Nominees

You are being asked to vote on the election of the 11 director nominees listed below. Each director is elected annually by a majority of the votes cast. Detailed information about each nominee, background, skills and expertise can be found in “Proposal 1—Election of Directors” beginning on page 7.

Name	Age (as of May 18, 2017)	Director Since	Principal Occupation
G. Andrea Botta	63	2010	Chairman of the Board, Cheniere Energy, Inc.; President, Glenco LLC
Jack A. Fusco	54	2016	President and Chief Executive Officer, Cheniere Energy, Inc.
Vicky A. Bailey	65	2006	President, Anderson Stratton International, LLC
Nuno Brandolini	63	2000	Former General Partner, Scorpion Capital Partners, L.P.
Jonathan Christodoro	41	2015	Former Managing Director, Icahn Capital LP
David I. Foley	49	2012	Senior Managing Director, The Blackstone Group L.P.
David B. Kilpatrick	67	2003	President, Kilpatrick Energy Group
Samuel Merksamer	36	2015	Former Managing Director, Icahn Capital LP
Donald F. Robillard, Jr.	65	2014	Chief Executive Officer and Chairman, ES Xplore, LLC
Neal A. Shear	62	2014	Partner, Silverpeak Partners LP
Heather R. Zichal	41	2014	Independent Energy Consultant

Each director nominee attended or participated in at least 75% of the aggregate number of all meetings of the Board of Directors and of each committee on which he or she sits for which the director was eligible to attend.

Corporate Governance Highlight–Proxy Access

Our Board approved a proxy access bylaw amendment on December 9, 2015, which provided for a shareholder (or group of up to 20 shareholders) holding 3% or more of the common stock of the Company for a period of 3 years to nominate up to 20% of the number of directors serving on our Board. Any such nominees will be included with the Board’s nominees in our proxy materials.

In September 2016, the Board amended the Company’s proxy access bylaw to (i) expand the definition of Eligible Holder to specifically allow groups of funds under common management and funded primarily by the same employer to be treated as one Eligible Holder, (ii) clarify the timing required for a shareholder to propose a director nominee and (iii) eliminate the provision that allowed the Company to omit from its Proxy Statement a director nominee who receives a vote of less than 25% of the shares of common stock entitled to vote for such nominee at one of the two preceding annual meetings.

Executive Compensation Highlights

•	Implemented a more consistent, competitive and conventional total compensation philosophy

•	Adopted a performance scorecard for the 2017 annual cash bonus

•	Adopted a Long-Term Incentive program (the “LTI program”) providing for annual awards that reflects a conventional and competitive approach

•	Terminated the Cheniere Energy, Inc. 2014-2018 Long-Term Cash Incentive Program

•	Terminated the Company’s 2008 Change of Control Cash Payment Plan and individual Change of Control Agreements; replaced with new, market-competitive arrangements

(iii)

Compensation Governance Practices

•	Clear, direct link between pay and performance

•	Primarily performance-based incentive awards

•	No hedging or “short sales” of Company stock

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

Philosophy and Objectives

The Board and the Compensation Committee are committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value, including:

•	Annual and long-term incentive awards are primarily performance-based

•	Annual cash bonus incentive metrics are tied to specific financial, operating, construction, safety and strategic goals

•	Significant portion of long-term compensation is linked to financial performance and growth metrics

•	Equity-based compensation that delivers annual, market-competitive opportunities within common norms of shareholder dilution and required value creation

Named Executive Officer Compensation Components

The primary components of the 2016 Named Executive Officer compensation program are as follows:

Type	Purpose	Page Reference
Base Salary	Provide a minimum, fixed level of cash compensation for the named executive officers to compensate executives for services rendered during the fiscal year.	33
Annual Incentive Program	Drive achievement of annual corporate goals including key financial, operating, construction, safety and strategic goals that drive value for shareholders.	34
LTI Program	Align executive officers’ interests with the interests of shareholders by rewarding financial performance and growth metrics.	36
Post-Employment Compensation	Assist executive officers and other eligible employees to prepare financially for retirement, to offer benefits that are competitive and tax-efficient, and to provide a benefits structure that allows for reasonable certainty of future costs. Help retain executive officers and certain other qualified employees, maintain a stable work environment and provide financial security in the event of a change-in-control or in the event of an involuntary termination of employment in connection with or without a change-in-control.	41

Ratification of KPMG as Auditor for 2017

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2017. The following table sets forth the fees billed to us by KPMG for professional services for 2016 and 2015.

	2016	2015
Audit Fees	$6,299,746	$6,017,850
Audit Related Fees	$—	$173,000
Tax Fees	$47,473	$115,405
All Other Fees	$2,550	$2,550
Total	$6,349,769	$6,308,805

(iv)

Amendment and Restatement of the Cheniere Energy, Inc. 2011 Incentive Plan

On April 13, 2017, the Board unanimously approved an amended and restated 2011 Incentive Plan (the “Amended and Restated 2011 Plan”), subject to shareholder approval. The Amended and Restated 2011 Plan will be effective on May 18, 2017 (the “Effective Date”) if it is approved by our shareholders at the Meeting. The Amended and Restated 2011 Plan will apply only to awards granted on or after the Effective Date. The terms and conditions of awards granted under the Cheniere Energy, Inc. 2011 Incentive Plan (the “2011 Plan”) prior to the Effective Date will not be affected by the adoption or approval of the Amended and Restated 2011 Plan. If the Amended and Restated 2011 Plan is not approved by our shareholders at the Meeting, then the 2011 Plan will remain in effect on the terms in force prior to the Meeting with the proposed amendments to the 2011 Plan not taking effect.

The Amended and Restated 2011 Plan revises the 2011 Plan to incorporate several features designed to protect shareholder interests and promote current best practices, including:

•	Minimum Vesting Requirements: All awards under the Amended and Restated 2011 Plan will be subject to a minimum vesting schedule of at least 12 months following the date of grant of the award; provided, however, that up to 5% of the shares underlying awards granted after the Effective Date may be subject to vesting schedules of less than 12 months. For purposes of this minimum vesting requirement, awards granted to non-employee directors in respect of regular annual fees will be deemed to satisfy the requirement, even if the regular annual shareholder meeting at which the award would vest is not at least 12 months following the grant date of the award.

•	No Dividend Payments on Unvested Awards: No award granted under the Amended and Restated 2011 Plan may provide for the payment of dividends or dividend equivalents before the date on which the award vests.

•	Clawbacks: Awards under the Amended and Restated 2011 Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy.

•	Share Counting: The Amended and Restated 2011 Plan clarifies that the following will not remain available for awards under the Amended and Restated 2011 Plan: (1) any shares withheld in respect of taxes; (2) any shares tendered or withheld to pay the exercise price of stock options; (3) any shares repurchased by the Company from a participant with the proceeds from the exercise of options; and (4) any shares reserved for issuance under a stock appreciation right award that exceed the number of shares actually issued upon exercise.

•	Director Grant Limit: No non-employee director may be granted in any calendar year awards under the Amended and Restated 2011 Plan in respect of regular annual fees (excluding, for the avoidance of doubt, any special or one-time awards) with an aggregate grant date fair value exceeding $495,000.

•	Section 162(m) Performance Goals: The Amended and Restated 2011 Plan updates the performance criteria that the Compensation Committee may use in establishing goals for performance-based awards in accordance with Section 162(m) of the Code.

(v)

CHENIERE ENERGY, INC.

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

PROXY STATEMENT

General Information

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Cheniere Energy, Inc. (“Cheniere,” the “Company,” “we,” “us” or “our”), a Delaware corporation, of proxies to be voted at our 2017 Annual Meeting of Shareholders (the “Meeting”) and any adjournment or postponement thereof.

You are invited to attend the Meeting on May 18, 2017, beginning at 9:00 a.m., Central Time. The Meeting will be held at the Company’s headquarters at 700 Milam Street, Suite 1900, Houston, Texas 77002.

This Notice of Annual Meeting (“Notice”), Proxy Statement, proxy card and 2016 Annual Report on Form 10-K for the year ended December 31, 2016, are being mailed to shareholders on or about April 17, 2017.

Do I need a ticket to attend the Meeting?

You will need proof of ownership and valid government-issued picture identification to enter the Meeting.

If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Cheniere stock, as of March 30, 2017 (the “Record Date”), such as a bank or brokerage account statement, to be admitted to the Meeting.

If you have any questions about attending the Meeting, you may contact Investor Relations at info@cheniere.com or 713-375-5100.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Meeting.

Who is entitled to vote at the Meeting?

Holders of Cheniere common stock at the close of business on the Record Date are entitled to receive this Notice and to vote their shares at the Meeting. As of the Record Date, there were 237,859,646 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with Cheniere’s transfer agent, Computershare Trust Company, N.A., you are considered the “shareholder of record” of those shares. The Notice, Proxy Statement, proxy card and 2016 Annual Report on Form 10-K for the year ended December 31, 2016, have been sent directly to you by Cheniere. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of such shares held in street name. The Notice, Proxy Statement, proxy card and 2016 Annual Report on Form 10-K for the year ended December 31, 2016, have been forwarded to you by your broker, bank or other holder of record, who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	1

How do I vote?

You may vote using any of the following methods:

By mail

You may submit your proxy vote by mail by signing a proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed envelope. If you provide specific voting instructions, your shares will be voted as you have instructed. If you do not indicate your voting preferences, your shares will be voted as recommended by the Board; provided, however, if you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on the following proposals if your bank, broker or other holder of record does not receive specific voting instructions from you: Proposal 1 to elect directors, Proposal 2 to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2016, Proposal 3 to approve, on an advisory and non-binding basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers and Proposal 5 to approve the amendment and restatement of the Cheniere Energy, Inc. 2011 Incentive Plan.

By telephone or on the Internet

If you have telephone or Internet access, you may submit your proxy vote by following the instructions provided on your proxy card or voting instruction form. If you are a beneficial owner, the availability of telephone and Internet voting will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

In person at the Meeting

If you are the shareholder of record, you have the right to vote in person at the Meeting. If you are the beneficial owner, you are also invited to attend the Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from your broker, bank or other holder of record that holds your shares, giving you the right to vote the shares at the Meeting.

Can I revoke my proxy?

If you are a shareholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Corporate Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the preceding question.

Who will receive a proxy card?

If you are a shareholder of record, you will receive a proxy card for the shares you hold in certificate form or in book-entry form. If you are a beneficial owner, you will receive voting instructions from your bank, broker or other holder of record.

Is there a list of shareholders entitled to vote at the Meeting?

The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting. The list will be available between the hours of 8:30 a.m. and 4:30 p.m., Central Time, at our offices at 700 Milam Street, Suite 1900, Houston, Texas 77002, by contacting the Corporate Secretary of the Company.

2	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of common stock entitled to vote at the Meeting is necessary to constitute a quorum. In the absence of a quorum at the Meeting, the Meeting may be adjourned from time to time without notice, other than an announcement at the Meeting, until a quorum is present. Abstentions and “broker non-votes” represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for purposes of determining a quorum. “Broker non-votes” occur when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proposal 1—Directors are elected by a majority of the votes cast with respect to such director nominee at the Meeting, meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 1 without specific instructions from you as to how to vote with respect to the election of each of the eleven nominees for director. Abstentions and broker non-votes represented by submitted proxies will not be considered votes cast and therefore will not be taken into account in determining the outcome of the election of directors.

Proposal 2—To be approved, Proposal 2 regarding the compensation of the Company’s named executive officers for fiscal year 2016 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. Because your vote is advisory, it will not be binding on the Board or the Company. If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 2 without specific instructions from you. Abstentions will be counted “against” Proposal 2. Broker non-votes will not count as shares entitled to vote on the matter.

Proposal 3—In the case of Proposal 3 regarding the frequency of holding future advisory votes on the compensation of the Company’s named executive officers, the frequency that receives the affirmative vote of holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting will be deemed the frequency selected by shareholders. However, in the event that no frequency receives such majority, the Board will consider the frequency that receives the most votes. Because your vote is advisory, it will not be binding on the Board or the Company. If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 3 without specific instructions from you. Abstentions will be counted “against” each frequency. Broker non-votes will not count as shares entitled to vote on the matter.

Proposal 4—To be approved, Proposal 4 to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017 must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. If you are a beneficial owner, your bank, broker or other holder of record has the authority to vote your shares on Proposal 4 if you have not furnished voting instructions within a specified period of time prior to the Meeting. Abstentions will be counted “against” Proposal 4.

Proposal 5—To be approved, Proposal 5 to approve the amendment and restatement of the Cheniere Energy, Inc. 2011 Incentive Plan must receive the affirmative vote of the holders of a majority in voting power of the shares entitled to vote on the matter, present in person or by proxy at the Meeting. If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 5 without specific instructions from you. Abstentions will be counted “against” Proposal 5. Broker non-votes will not count as shares entitled to vote on the matter.

What if a director nominee does not receive a majority of votes cast?

Our Amended and Restated Bylaws, as amended (“Bylaws”) require directors to be elected by the majority of the votes cast with respect to such director (i.e., the number of votes cast “for” a director must exceed the number of votes cast “against” that director). If a nominee who is serving as a director is not elected at the Meeting and no one else is elected in place of that director, then, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, the holdover director is required to tender his or her resignation to the Board. The Governance and Nominating Committee of the

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	3

Board then would consider the resignation and recommend to the Board whether to accept or reject the tendered resignation, or whether some other action should be taken. The Board would then make a decision whether to accept the resignation, taking into account the recommendation of the Governance and Nominating Committee. The director who tenders his or her resignation will not participate in the Governance and Nominating Committee’s or the Board’s decision. The Board is required to disclose publicly (by a press release and a filing with the Securities and Exchange Commission (“SEC”)) its decision regarding the tendered resignation and, if the tendered resignation is rejected, the rationale behind the decision within 90 days from the date of the certification of the election results.

Could other matters be decided at the Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be raised at the Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Meeting, the persons named in your proxy card will have the discretion to vote on those matters for you.

Who will pay for the cost of this proxy solicitation?

We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired D. F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, to solicit proxies. We will pay D.F. King a fee of $15,000 plus expenses for these services.

Who will count the vote?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes.

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting to be held on May 18, 2017

The Proxy Statement, including the Notice and 2016 Annual Report on Form 10-K for the year ended December 31, 2016, are available on our website at http://www.cheniere.com/2017AnnualMeeting. Please note that the Notice is not a form for voting, and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage our shareholders to access and review the proxy materials before voting.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements relating to, among other things, business strategy, performance and expectations for project development. The reader is cautioned not to place undue reliance on these statements and should review the sections captioned “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for important information about these statements, including the risks, uncertainties and other factors that could cause actual results to vary materially from the assumptions, expectations, and projections expressed in any forward-looking statements. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise.

4	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Corporate Governance at a Glance

Board Independence

• 9 out of 11 of our directors were independent in 2016 (following the end of Mr. Shear’s term as Interim Special Advisor to the CEO).

• 9 out of 11 of our director nominees are currently independent.

• Our former Interim CEO and President (prior to May 11, 2016) and our current President and CEO (as of June 2, 2016) were the only management directors in 2016.

• Our President and CEO is the only current management director.

Board Composition

• The Board consists of 11 directors.

• The Board regularly assesses its performance through Board and committee self-evaluations.

• The Board values diversity and experience in assessing its composition.

Board Committees	• We have three standing Board committees—Audit, Governance and Nominating, and Compensation. • All of our Board committees are comprised of and chaired solely by independent directors.
Leadership Structure

• Our Chairman of the Board and CEO roles were split in December 2015.

• Our independent Non-Executive Chairman of the Board provides leadership to the Board and ensures that the Board operates independently of management.

Risk Oversight

• The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board review the risks that are within their areas of responsibility.

Open Communication	• We encourage open communication and strong working relationships among the Non-Executive Chairman of the Board and other directors. • Our directors have access to management and employees.
Director and Executive Stock Ownership

• We have had rigorous stock ownership guidelines for our directors and executive officers since 2008 and amended our stock ownership guidelines for our directors in February 2017 to make them more rigorous.

Director Compensation Limit	• We have capped the annual ordinary course equity award that may be granted to a non-employee director, which will not exceed $495,000 in a calendar year.
Accountability to Shareholders	• Directors are elected by a majority of the votes cast with respect to such director. • The Board maintains a process for shareholders to communicate with the Board.
Management Succession Planning	• The Governance and Nominating Committee has oversight of succession planning, both planned and emergency.

Shareholder Outreach–Governance

The Company has been involved in extensive discussions with shareholders during the past several years regarding governance matters, and the evolution of our governance framework is a product of the Board’s responsiveness to shareholder input.

Ahead of our 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”), members of our Board and management reached out to, and had extensive dialogue with, shareholders representing approximately 60% of our outstanding common stock, through both in-person and telephonic meetings. Following our 2016 Annual Meeting, we engaged with shareholders holding in excess of 50% of the Company’s outstanding common stock, and we intend to continue our shareholder outreach efforts going forward.

The Board believes that its current system of corporate governance oversight enables the directors to be prudent stewards of shareholder capital and represent the long-term interests of the Company and our shareholders. In addition, the Board is responsive to changes in the general corporate governance environment.

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Key Themes from Our Shareholder Outreach

Many of our shareholders have different methodologies and processes for evaluating governance programs. However, a number of common themes emerged during our discussions with shareholders, which included:

•	Request for implementation of proxy access and amendments thereto. Many of our shareholders expressed a desire for the Company to implement proxy access. Our Board approved a proxy access bylaw amendment on December 9, 2015 which provided for a shareholder (or group of up to 20 shareholders) holding 3% or more of the common stock of the Company for a period of 3 years to nominate up to 20% of the number of directors serving on the Company’s Board, and such nominees will be included with the Board’s nominees in the Company’s proxy materials. During our shareholder outreach, our shareholders generally expressed support for the 20 shareholder group and up to 20% of the board formulation.

•	Request for additional detail regarding the experience and expertise of our directors with a focus on Board refreshment. Several of our shareholders have expressed interest in understanding the core competencies of our Board, particularly as we transition from a development company into a liquefied natural gas (“LNG”) operator. We have included tabular disclosure regarding the qualifications of our directors on page 8 of this Proxy Statement. Our Governance & Nominating Committee continues to review the qualifications of the Board for the right experience and expertise. In May 2016, the Board appointed Jack A. Fusco to serve as President and CEO, and in June 2016, the Board appointed Mr. Fusco as a member of the Board. Mr. Fusco has over 30 years of experience in the energy industry and has significant experience leading companies with large-scale, asset-intensive portfolios and implementing corporate strategies focused on capital allocation, strategic developments and optimizing shareholder value, which will help us as we transition into one of the top global LNG companies.

•	Request that the Board continue to monitor and implement best governance practices. Our Board is responsive to changes in the general corporate governance environment and strives to implement best governance practices in a timely manner.

Actions Taken as a Result of Our Shareholder Outreach

Following our shareholder outreach, the Governance and Nominating Committee and the Board reviewed and considered our shareholders’ feedback as part of its review and adoption of changes to our governance structure. The Board then took the following actions:

Action Taken	Description
Provided Detail regarding Director Experience and Expertise	• We have included detail regarding our directors’ core competencies on page 8 of this Proxy Statement.
Independent Chairman; Hired President and CEO who was Added as a New Director

• In December 2015, our Chairman of the Board and CEO roles were split.

• As of January 2016, our independent Non-Executive Chairman of the Board assumed the responsibilities of the Lead Director which include providing leadership to the Board and ensuring that the Board operates independently of management.

• In May 2016, the Board appointed Jack A. Fusco to serve as President and CEO, and in June 2016, the Board appointed Mr. Fusco as a member of the Board.

Further Amended our Proxy Access Bylaw

• In September 2016, the Board amended the Company’s proxy access bylaw to (i) expand the definition of Eligible Holder to specifically allow groups of funds under common management and funded primarily by the same employer to be treated as one Eligible Holder, (ii) clarify the timing required for a shareholder to propose a director nominee, and (iii) eliminate the provision that allowed the Company to omit from its Proxy Statement a director nominee who receives a vote of less than 25% of the shares of common stock entitled to vote for such nominee at one of the two preceding annual meetings.

Continued Implementation of best governance practices	• In September 2016, the Board implemented a prohibition on pledging company securities. • In February 2017, the Board increased its director ownership guidelines.

See page 29 of this Proxy Statement for a discussion regarding actions taken by our Board with respect to compensation matters as a result of shareholder outreach.

6	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees

This year, there are eleven nominees standing for election as directors at the Meeting. Below is a summary of our director nominees, including their committee memberships as of April 17, 2017. The Board, with assistance from the Governance and Nominating Committee, will evaluate and reassign committee memberships as needed following the Meeting and election of the director nominees. Detailed information about each director’s background, skills and expertise is provided below.

				Nominee Committee Memberships
Name Current Position	Age (as of May 18, 2017)	Director Since	Independent	Audit	Governance & Nominating	Compensation
G. Andrea Botta Chairman of the Board Cheniere Energy, Inc. President Glenco LLC	63	2010	YES
Jack A. Fusco President and Chief Executive Officer Cheniere Energy, Inc.	54	2016	NO
Vicky A. Bailey President Anderson Stratton International, LLC	65	2006	YES	●	Chair
Nuno Brandolini Former General Partner Scorpion Capital Partners, L.P.	63	2000	YES			Chair
Jonathan Christodoro Former Managing Director Icahn Capital LP	41	2015	YES		●
David I. Foley Senior Managing Director The Blackstone Group L.P.	49	2012	NO
David B. Kilpatrick President Kilpatrick Energy Group	67	2003	YES	●		●
Samuel Merksamer Former Managing Director Icahn Capital LP	36	2015	YES	F		●
Donald F. Robillard, Jr. Chief Executive Officer and Chairman ES Xplore, LLC	65	2014	YES	Chair; F
Neal A. Shear Partner Silverpeak Partners LP	62	2014	YES		●
Heather R. Zichal Independent Energy Consultant	41	2014	YES		●	●

  F      Financial Expert

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	7

Summary of Director Core Competencies

The following chart summarizes the core competencies currently represented on our Board.

There are eleven nominees standing for election as directors at the Meeting. Each nominee, if elected, will hold office for a one-year term expiring at the 2018 Annual Meeting of Shareholders and will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Each of the director nominees currently serves on the Board and has consented to serve as a director if elected or re-elected. Each of the director nominees was elected by the Company’s shareholders, other than Mr. Fusco, who was appointed by the Board on June 2, 2016.

Directors are elected by a majority of votes cast with respect to such director nominee. Unless your proxy specifies otherwise, it is intended that the shares represented by your proxy will be voted for the election of these eleven nominees. If you are a beneficial owner, your bank, broker or other holder of record is not permitted to vote your shares on Proposal 1 to elect directors if the bank, broker or other holder of record does not receive specific voting instructions from you. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board is unaware of any circumstances likely to render any nominee unavailable.

The Board recommends a vote FOR the election of the eleven nominees as directors of the Company to hold office for a one-year term expiring at the 2018 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Director Nominations and Qualifications

Director Nomination Policy and Procedures. Our Director Nomination Policy and Procedures is attached to the Governance and Nominating Committee’s written charter as Exhibit A, which is available on our website at www.cheniere.com. The Governance and Nominating Committee considers suggestions for potential director nominees to the Board from any source, including current members of the Board and our management, advisors and shareholders. The Governance and Nominating Committee evaluates potential nominees by reviewing their qualifications and any other information deemed relevant. Director nominees are recommended to the Board by the Governance and Nominating Committee.

The full Board will select and recommend candidates for nomination as directors for shareholders to consider and vote upon at the annual shareholders’ meeting. The Governance and Nominating Committee reviews and considers any candidates submitted by a shareholder or shareholder group in the same manner as all other candidates.

Snapshot of 2017 Director Nominees Our Directors complement each other to create a well-rounded boardroom, and each adds: A deep commitment to stewardship A proven record of success Unique and valuable insight International Industry Experience Average Age 55.4 years Average tenure 6.7 years Our Directors core competencies: Operations 6 Corporate Finance 8 International Experience 10 Energy Industry Experience 10 Risk / Crisis Management 10 Trading Financial Commodities 7 Government / Regulatory 5 Governance 10

8	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Qualifications for consideration as a director nominee vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum criteria for selection of members to serve on our Board include the following:

•	highest ethical standards and integrity;

•	high level of education and/or business experience;

•	broad-based business acumen;

•	understanding of the Company’s business and industry;

•	strategic thinking and willingness to share ideas;

•	loyalty and commitment to driving the success of the Company;

•	network of business and industry contacts; and

•	diversity of experiences, expertise and backgrounds among members of the Board.

Practices for Considering Diversity. The minimum criteria for selection of members to serve on our Board are designed to ensure that the Governance and Nominating Committee selects director nominees taking into consideration that the Board will benefit from having directors that represent a diversity of experience and backgrounds. Director nominees are selected so that the Board represents a diversity of experience in areas needed to foster the Company’s business success, including experience in the energy industry, finance, consulting, international affairs, public service, governance and regulatory compliance. Each year the Board and each committee participates in a self-assessment or evaluation of the effectiveness of the Board and its committees. These evaluations assess the diversity of talents, expertise, and occupational and personal backgrounds of the Board members.

Shareholder Nominations for Director. A shareholder of the Company who was a shareholder of record at the time the notice provided for below is delivered to the Corporate Secretary, who is entitled to vote at the meeting of shareholders called for the election of directors and upon such election or proposed business and who complies with the notice procedures set forth in our Bylaws may nominate candidates for election to the Board. Nominations made by a shareholder must be made by giving timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. To be timely, a shareholder’s notice must be delivered not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. However, if (and only if) the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice must include information about the shareholder and the nominee, as required by our Bylaws, which are available on our website at www.cheniere.com.

Director Nominations for Inclusion in Proxy Statement (Proxy Access). A shareholder, or group of up to 20 shareholders, owning at least 3% of the Company’s common stock for at least the prior three consecutive years (and meeting the other requirements set forth in our Bylaws) may nominate for election to our Board and inclusion in our proxy statement for our annual meeting of shareholders up to 20% of the number of directors serving on our Board. Notice must include all information formally stated in our Bylaws, which is available on our website at www.cheniere.com. In addition to complying with the other requirements set forth in our Bylaws, an eligible shareholder must provide timely notice in writing to the Corporate Secretary of the Company at the following address: Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. To be timely for purposes of proxy access, a shareholder’s notice must be delivered not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date that the Company first mailed its proxy statement to shareholders for the prior year’s annual meeting of shareholders. However, if (and only if) the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), notice must be given in the manner provided in our Bylaws by the later of the close of business on the date that is 180 days prior to such Other Meeting Date and the tenth day following the date on which public announcement of such Other Meeting Date is first made.

Director Qualifications. The Board has concluded that, in light of our business and structure, each of our director nominees possesses relevant experience, qualifications, attributes and skills and should continue to serve on our Board as of the date of this Proxy Statement. The primary qualifications of our directors are further discussed under “Director Biographies” below.

Director Retirement Policy. The Board has adopted a mandatory director retirement policy that requires each director who has attained the age of 75 to retire from the Board at the annual meeting of shareholders of the Company held in the year in which his

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	9

or her current term expires unless the Board determines such mandate for a particular director is not at the time in the best interests of the Company. The Board believes this policy will ensure a healthy rotation of directors, which will promote the continued influx of new ideas and perspectives to the Board.

Director Biographies

Jack A. Fusco is a director and the President and Chief Executive Officer of Cheniere. Mr. Fusco has served as President and Chief Executive Officer since May 2016 and as a director since June 2016. In addition, Mr. Fusco serves as Chairman, President and Chief Executive Officer of Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Energy Partners, L.P., a publicly-traded limited partnership that is operating the Sabine Pass LNG terminal. Mr. Fusco also serves as Chairman, President and Chief Executive Officer of Cheniere Energy Partners LP Holdings, LLC, a publicly-traded subsidiary of Cheniere. Mr. Fusco is also a Manager, President and Chief Executive Officer of the general partner of Sabine Pass LNG, L.P. and Chief Executive Officer of Sabine Pass Liquefaction, LLC. Mr. Fusco received recognition as Best CEO in the electric industry by Institutional Investor in 2012 as ranked by all industry analysts and for Best Investor Relations by a CEO or Chairman among all mid-cap companies by IR Magazine in 2013.

Mr. Fusco served as Chief Executive Officer of Calpine Corporation (“Calpine”) from August 2008 to May 2014 and as Executive Chairman of Calpine from May 2014 through May 11, 2016. Mr. Fusco currently serves as a director of Calpine and has been a member of the board of directors since August 2008. Mr. Fusco was recruited by Calpine’s key shareholders in 2008, just as that company was emerging from bankruptcy. Calpine is now America’s largest generator of electricity from natural gas, safely and reliably meeting the needs of an economy that demands cleaner, more fuel-efficient and dependable sources of electricity. As Chief Executive Officer of Calpine, Mr. Fusco managed a team of approximately 2,300 employees and led one of the largest purchasers of natural gas in America, a successful developer of new gas-fired power generation facilities and a company that has prudently managed the inherent commodity trading and balance sheet risks associated with being a merchant power producer.

Mr. Fusco’s career of over 30 years in the energy industry began with his employment at Pacific Gas & Electric Company upon graduation from California State University, Sacramento with a Bachelor of Science in Mechanical Engineering in 1984. He joined Goldman Sachs 13 years later as a Vice President with responsibility for commodity trading and marketing of wholesale electricity, a role that led to the creation of Orion Power Holdings, an independent power producer that Mr. Fusco helped found with backing from Goldman Sachs, where he served as President and Chief Executive Officer from 1998-2002. In 2004, he was asked to serve as Chairman and Chief Executive Officer of Texas Genco LLC by a group of private institutional investors, and successfully managed the transition of that business from a subsidiary of a regulated utility to a strong and profitable independent company, generating a more than 5-fold return for shareholders upon its merger with NRG in 2006

Skills and Qualifications: Mr. Fusco brings his prior experience leading successful energy industry companies and his perspective as President and Chief Executive Officer of Cheniere.

G. Andrea Botta is the Chairman of the Board. Mr. Botta has served as President of Glenco LLC, (“Glenco”) a private investment company since February 2006. Prior to joining Glenco, Mr. Botta served as Managing Director of Morgan Stanley from 1999 to February 2006. Before joining Morgan Stanley, he was President of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc. He currently serves on the board of directors of Graphic Packaging Holding Company. Mr. Botta earned a degree in Economics and Business Administration from the University of Torino in 1976.

Skills and Qualifications: Mr. Botta brings a unique international perspective to our Board and significant financial expertise. He has over 30 years of investing experience primarily in private equity investing.

Vicky A. Bailey is the Chairman of our Governance and Nominating Committee and a member of our Audit Committee. Since November 2005, Ms. Bailey has been President of Anderson Stratton International, LLC, a strategic consulting and government relations company in Washington, D.C. She was a partner with Johnston & Associates, LLC, a public relations firm in Washington, D.C., from March 2004 through October 2006. Prior to joining Johnston & Associates, LLC, Ms. Bailey served as Assistant Secretary for the Office of Policy and International Affairs of the U.S. Department of Energy from 2001 through February 2004. From 2000 until May 2001, she was President and a director of PSI Energy, Inc., the Indiana electric utility subsidiary of Cinergy Corp. Prior to joining PSI Energy, Ms. Bailey was a Commissioner on the Federal Energy Regulatory Commission beginning in 1993. Ms. Bailey currently serves as a director of EQT Corporation, a publicly-traded petroleum and natural gas exploration and pipeline company and Battelle Memorial Institute, a private nonprofit applied science and technology development company, in Columbus, Ohio. In January 2010, Ms. Bailey was appointed as a member of the Secretary of Energy’s Blue Ribbon Commission on America’s Nuclear Future. She received a B.S. in industrial Management from Purdue University and completed the Advanced Management Program at the Wharton School in 2013.

10	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Skills and Qualifications: Ms. Bailey has extensive knowledge of the energy industry, including significant experience with the Federal Energy Regulatory Commission, and government and public relations. She brings a diverse perspective to our Board based on her experience as a strategic consultant, a former energy executive and having served as Assistant Secretary for the Office of Policy and International Affairs.

Nuno Brandolini is the Chairman of our Compensation Committee. Mr. Brandolini was a general partner of Scorpion Capital Partners, L.P., a private equity firm organized as a small business investment company, until June 2014. Prior to forming Scorpion Capital and its predecessor firm, Scorpion Holding, Inc., in 1995, Mr. Brandolini served as Managing Director of Rosecliff, Inc., a leveraged buyout fund co-founded by Mr. Brandolini in 1993. Prior to 1993, Mr. Brandolini was a Vice President in the investment banking department of Salomon Brothers, Inc., and a Principal with the Batheus Group and Logic Capital, two venture capital firms. Mr. Brandolini began his career as an investment banker with Lazard Freres & Co. Mr. Brandolini currently serves as a director of Lilis Energy, Inc., an oil and gas exploration and production company. Mr. Brandolini received a law degree from the University of Paris and an M.B.A. from the Wharton School.

Skills and Qualifications: Mr. Brandolini brings a unique financial perspective to our Board based on his extensive experience as an investment banker and having actively managed private equity investments for almost 20 years.

Jonathan Christodoro is a member of our Governance and Nominating Committee. Mr. Christodoro served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, from July 2012 to February 2017. Mr. Christodoro was responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Prior to joining Icahn Capital, from 2007 to 2012, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC, Prentice Capital Management, LP and S.A.C. Capital Advisors, L.P. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries. Mr. Christodoro currently serves as a director on the boards of: Xerox Corporation, a provider of document management solutions since June 2016; PayPal Holdings, Inc., a technology platform company that enables digital and mobile payments worldwide since July 2015; Lyft, Inc., a mobile ride-sharing application since May 2015; Enzon Pharmaceuticals, Inc. (“Enzon”), a biotechnology company since October 2013 and Herbalife Ltd., a nutrition company since April 2013. Mr. Christodoro has been Chairman of the Board of Enzon since November 2013. Mr. Christodoro was previously a director of: Hologic, Inc., a supplier of diagnostic, medical imaging and surgical products, from December 2013 to March 2016; eBay Inc., a global commerce and payments company, from March 2015 to July 2015; Talisman Energy Inc., an independent oil and gas exploration and production company, from December 2013 to May 2015; and American Railcar Industries, Inc., a railcar manufacturing company, from June 2015 to February 2017. American Railcar Industries is indirectly controlled by Carl C. Icahn. Mr. Icahn has or previously had non-controlling interests in each of Xerox, PayPal, eBay, Lyft, Hologic, Talisman, Enzon and Herbalife through the ownership of securities. Mr. Christodoro received an M.B.A. with Distinction from the University of Pennsylvania’s Wharton School of Business, majoring in Finance and Entrepreneurial Management. Mr. Christodoro received a B.S. Magna Cum Laude in Applied Economics and Management with Honors Distinction in Research from Cornell University. Mr. Christodoro also served in the United States Marine Corps.

Skills and Qualifications: Mr. Christodoro brings experience to our Board as a former Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P. and as a member of the board of directors of several publicly-traded companies.

David I. Foley is a director of the Company. Mr. Foley is a Senior Managing Director in the Private Equity Group of The Blackstone Group L.P., an investment and advisory firm (“Blackstone”), and Chief Executive Officer of Blackstone Energy Partners L.P. Prior to joining Blackstone in 1995, Mr. Foley was an employee of AEA Investors Inc., a private equity investment firm, from 1991 to 1993 and a consultant with The Monitor Company, a business management consulting firm, from 1989 to 1991. Mr. Foley currently serves as a director of Kosmos Energy Ltd. and previously served on the board of directors of PBF Energy, Inc. Mr. Foley’s appointment to the Board was made pursuant to an Investors’ and Registration Rights Agreement that was entered into by the Company, Cheniere Energy Partners GP, LLC (“Cheniere Partners GP”), Blackstone CQP Holdco, LP (“Blackstone Holdco”) and various other related parties in connection with Blackstone Holdco’s purchase of Class B units in Cheniere Energy Partners, L.P. (“Cheniere Partners”). Mr. Foley received a B.A. and an M.A. in Economics from Northwestern University and an M.B.A. from Harvard Business School.

Skills and Qualifications: Mr. Foley brings a unique financial perspective to our Board based on his extensive experience having actively managed private equity investments for over 20 years.

David B. Kilpatrick is a member of our Audit Committee and Compensation Committee. Mr. Kilpatrick previously served as our Lead Director from June 2015 to January 2016. Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry. He has been the President of Kilpatrick Energy Group, which invests in oil and gas ventures and provides executive management consulting services, since 1998. Mr. Kilpatrick has served on the board of directors and is Chairman of the Compensation and Governance Committee of the general partner of Breitburn Energy Partners, L.P., since 2008.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	11

Since 2011, Mr. Kilpatrick has served on the Board of Managers of Woodbine Holdings, LLC, a privately held company engaged in the acquisition, development and production of oil and natural gas properties in Texas. In May 2013, he was elected Chairman of the Board of Applied Natural Gas Fuels, Inc., a producer and distributor of liquefied natural gas fuel for the transportation and industrial markets. He also served on the board of directors of PYR Energy Corporation, a publicly-traded oil and gas exploration and production company, from 2001 to 2007 and of Whittier Energy Corporation, a publicly-traded oil and gas field exploration services company, from 2004 to 2007. He was the President and Chief Operating Officer for Monterey Resources, Inc., an independent oil and gas company, from 1996 to 1998 and held various positions with Santa Fe Energy Resources, an oil and gas production company, from 1983 to 1996. Mr. Kilpatrick received a B.S. in Petroleum Engineering from the University of Southern California and a B.A. in Geology and Physics from Whittier College.

Skills and Qualifications: Mr. Kilpatrick has over 30 years of executive, management and operating experience in the oil and gas industry and brings significant executive-level and consulting experience in the oil and gas industry to our Board.

Samuel Merksamer is a member of our Compensation Committee and Audit Committee. Mr. Merksamer served as a Managing Director of Icahn Capital LP, from May 2008 to December 2016. He currently serves as a director on the boards of Hertz Global Holdings, Inc., a public company engaged in the car rental business; Transocean Ltd., a public provider of offshore contract drilling services for oil and gas wells, American International Group, Inc., a publicly-traded insurance and financial services company and Navistar International Corporation, a publicly-traded manufacturer of commercial trucks, buses, defense vehicles and engines. Mr. Merksamer was previously a director of Transocean Partners LLC from 2014 to 2016 and a director of Hologic, Inc., a publicly-traded medical products company from 2013 to 2016. Mr. Merksamer received an A.B. in Economics in 2002 from Cornell University.

Skills and Qualifications: Mr. Merksamer brings experience to our Board as a former Managing Director of Icahn Capital LP, a subsidiary of Icahn Enterprises L.P. and as a member of the board of directors of several publicly-traded companies.

Donald F. Robillard, Jr. is the Chairman of our Audit Committee. Mr. Robillard currently serves as Chief Executive Officer and Chairman of ES Xplore, LLC, a direct hydrocarbon indicator technology company which in 2016, spun out of Hunt Consolidated, Inc. (“Hunt”) a private holding company with interests in oil and gas exploration and production, refining, real estate development, private equity investments and ranching. Mr. Robillard served as a director and the Executive Vice President, Chief Financial Officer and Chief Risk Officer of Hunt from July 2015 until his retirement on January 31, 2017. Mr. Robillard began his association with Hunt in 1983 as Manager of International Accounting for Hunt Oil Company, Inc., a wholly-owned subsidiary of Hunt. Serving nine of his 34 years of service to the Hunt organization in Yemen in various accounting, finance and management positions, Mr. Robillard returned to the United States to join Hunt’s executive team in 1992. Mr. Robillard was named Senior Vice President and Chief Financial Officer of Hunt in April 2007. Mr. Robillard is currently on the board of directors of Helmerich & Payne, Inc., a publicly-traded oil and gas drilling company. He is a Certified Public Accountant, and a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, Financial Executives International and the National Association of Corporate Directors. Mr. Robillard received a B.B.A. from the University of Texas, Austin.

Skills and Qualifications: Mr. Robillard has over 40 years of experience in the oil and gas industry and over 25 years of senior management experience. Mr. Robillard brings significant executive-level experience in the oil and gas industry, including experience with project financing for LNG facilities.

Neal A. Shear is a member of our Governance and Nominating Committee. Mr. Shear is a partner of Silverpeak Partners LP, a private investment company. Mr. Shear served as Interim Special Advisor to the Chief Executive Officer of Cheniere from May 2016 to November 2016 and as Interim Chief Executive Officer and President of Cheniere from December 2015 to May 2016. Mr. Shear was the Chief Executive Officer of Higgs Capital Management, a commodity focused hedge fund until September 2014. Prior to Higgs Capital Management, Mr. Shear served as Global Head of Securities at UBS Investment Bank from January 2010 to March of 2011. Previously, Mr. Shear was a Partner at Apollo Global Management, LLC, where he served as the Head of the Commodities Division. Prior to Apollo Global Management, Mr. Shear spent 26 years at Morgan Stanley serving in various roles including Head of the Commodities Division, Global Head of Fixed Income, Co-Head of Institutional Sales and Trading, and Chair of the Commodities Business. He currently serves on the Advisory Board of Green Key Technologies, a financial Voice over Internet Protocol (“VoIP”) technology company. Mr. Shear received a B.S. from the University of Maryland, Robert H. Smith School of Business Management in 1976 and an M.B.A. from Cornell University, Johnson School of Business in 1978.

Skills and Qualifications: Mr. Shear brings a unique financial and trading perspective to our Board based on his more than 30 years of experience managing commodity activity and investments.

12	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Heather R. Zichal is a member of our Governance and Nominating Committee and Compensation Committee. Ms. Zichal is currently an independent energy consultant. Ms. Zichal previously served as the Deputy Assistant to the President for Energy and Climate Change from January 2009 to November 2013. Prior to serving as Deputy Assistant to the President for Energy and Climate Change, Ms. Zichal served as the Energy and Environmental Policy Director to the 2008 Obama presidential campaign. She previously served as the Legislative Director to Senator John Kerry after managing energy and environmental issues in his 2004 presidential campaign. Prior to this, Ms. Zichal served as Legislative Director for Reps. Frank Pallone (D-NJ) and Rush Holt (D-NJ). Ms. Zichal received a B.S. in Environmental Policy and Science from Rutgers University.

Skills and Qualifications: Ms. Zichal has extensive knowledge of the domestic and global energy markets as well as the U.S. regulatory environment. She brings a diverse perspective about the energy industry to our Board, having served in significant government positions during her career.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	13

GOVERNANCE INFORMATION

Board Committee Membership

The following table shows the fiscal year 2016 membership and chairpersons of our Board committees, committee meetings held, and committee member attendance as a percentage of meetings eligible to attend. The current Chair of each Board committee is indicated in the table.

	Number of meetings held	Botta	Fusco	Bailey	Brandolini	Christodoro	Foley	Kilpatrick	Merksamer	Robillard	Shear	Zichal
Audit	8	100%	—	100%	—	—	—	—	100%	100% Chair	—	—
Governance and Nominating	5	—	—	100% Chair	—	100%	—	80%		—	—	100%
Compensation	9	—	—	—	100% Chair	—	—	100%	89%	—	—	100%

Director Independence

The Board determines the independence of each director and nominee for election as a director in accordance with the rules and regulations of the SEC and the NYSE MKT LLC independence standards, which are listed below. The Board also considers relationships that a director may have:

•	as a partner, shareholder or officer of organizations that do business with or provide services to Cheniere;

•	as an executive officer of charitable organizations to which we have made or make contributions; and

•	that may interfere with the exercise of a director’s independent judgment.

The NYSE MKT LLC independence standards state that the following list of persons will not be considered independent:

•	a director who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

•	a director who accepts, or has an immediate family member who accepts, any compensation from the Company or any parent or subsidiary of the Company in excess of $120,000 during any period of 12 consecutive months within the past three years, other than compensation for Board or committee services, compensation paid to an immediate family member who is a non-executive employee of the Company, compensation received for former service as an interim executive officer provided the interim service did not last longer than one year, benefits under a tax-qualified retirement plan or non-discretionary compensation;

•	a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by the Company or any parent or subsidiary of the Company as an executive officer;

•	a director who is, or has an immediate family member who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

•	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the Company’s executive officers serve on the compensation committee of such other entity; or

•	a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

As of February 2017, the Board determined that Messrs. Botta, Brandolini, Christodoro, Kilpatrick, Merksamer, Robillard and Shear and Mses. Bailey and Zichal are independent, and none of them has a relationship that may interfere with the exercise of his or her independent judgment.

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Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure. Mr. Botta serves as the Non-Executive Chairman of the Board. Mr. Fusco serves as President and CEO.

The Company has in place strong governance mechanisms to ensure the continued accountability of the CEO to the Board and to provide strong independent leadership, including the following:

•	the Non-Executive Chairman of the Board provides independent leadership to the Board, and ensures that the Board operates independently of management and that directors have an independent leadership contact;

•	each of the Board’s standing committees, including the Audit, Compensation and Governance and Nominating Committees, are comprised of and chaired solely by non-employee directors who meet the independence requirements under the NYSE MKT LLC listing standards and the SEC;

•	the independent directors of the Board, along with the Compensation Committee, evaluate the CEO’s performance and determine his compensation;

•	the independent directors of the Board meet in executive sessions without management present and have the opportunity to discuss the effectiveness of the Company’s management, including the CEO, the quality of the Board meetings and any other issues and concerns; and

•	the Governance and Nominating Committee has oversight of succession planning, both planned and emergency, and the Board has approved an emergency CEO succession process.

The Board believes that its leadership structure assists the Board’s role in risk oversight. See the discussion on the “Board’s Role in Risk Oversight” below.

Non-Executive Chairman of the Board. The Non-Executive Chairman of the Board position is held by Mr. Botta, an independent director. The Board has appointed the independent Chairman of the Board to provide independent leadership to the Board. The Non-Executive Chairman of the Board role allows the Board to operate independently of management with the Non-Executive Chairman of the Board providing an independent leadership contact to the other directors. The responsibilities of the Non-Executive Chairman of the Board are set out in a Non-Executive Chairman of the Board Charter (adopted by the Board in March 2016). These responsibilities include the following:

•	preside at all meetings of the Board, including executive sessions of the independent directors;

•	call meetings of the Board and meetings of the independent directors, as may be determined in the discretion of the Non-Executive Chairman of the Board;

•	work with the CEO and the Corporate Secretary regarding the schedule of Board meetings to assure that the directors have sufficient time to discuss all agenda items;

•	prepare the Board agendas in coordination with the CEO and the Corporate Secretary;

•	advise the CEO of any matters that the Non-Executive Chairman of the Board determines should be included in any Board meeting agenda;

•	advise the CEO as to the quality, quantity, appropriateness and timeliness of the flow of information from the Company’s management to the Board;

•	recommend to the Board the retention of consultants who report directly to the Board;

•	act as principal liaison between the directors and the CEO on all issues, including, but not limited to, related party transactions;

•	in the discretion of the Non-Executive Chairman of the Board, participate in meetings of the committees of the Board;

•	in the absence of the CEO or as requested by the Board, act as the spokesperson for the Company; and

•	be available, if requested, for consultation and direct communication with major shareholders of the Company.

Board’s Role in Risk Oversight. Risks that could affect the Company are an integral part of Board and committee deliberations throughout the year. The Board has oversight responsibility for assessing the primary risks (including liquidity, credit, operations and regulatory compliance) facing the Company, the relative magnitude of these risks and management’s plan for mitigating these risks. In addition to the Board’s oversight responsibility, the committees of the Board consider the risks within their areas of responsibility. The Board and its committees receive regular reports directly from members of management who are responsible for oversight of particular risks within the Company. The Audit Committee discusses with management the Company’s major financial and risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. For a discussion of the Compensation Committee’s risk oversight, please see “Review of Compensation Risk” on page 19 of this Proxy Statement. The Board and its committees regularly discuss the risks related to the Company’s business strategy at their meetings.

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Corporate Social Responsibility and Political Contributions

Health, Safety and the Environment

At Cheniere, sustainability and social responsibility are core requirements for the success of our business. It is Cheniere’s policy to protect the health and safety of our employees, contractors, visitors, and host community residents as well as prevent impacts to the environment in all aspects of executing our business strategy. Our commitment to promote the health and safety of contractors and employees, to preserve the environment, and to contribute to the long-term strength of the communities where we do business (otherwise known as our License to Operate), and our commitment to sustainable operations and development will ensure strong economic value for all stakeholders. Cheniere’s management accomplishes this objective by providing a clear strategic plan that integrates occupational health and safety, process safety, integrity management, and environmental stewardship into all business decisions and operations. Below are some examples of the steps we have taken towards upholding these values:

✓	Operationalizing our core values: Teamwork, Respect, Accountability, Integrity, Nimble and Safety

✓	Upholding our Corporate Health, Safety and Environmental (“HSE”) Policy

✓	Promoting a strong HSE culture through every level of the organization

✓	Setting HSE performance objectives and commitments

✓	Complying with all applicable HSE standards and procedures

✓	Committing to eight life-critical safety rules that aim to reduce risks and maintain a safe work environment, (otherwise known as the Cheniere Life Saving Rules)

✓	Continually training and educating our employees and contractors on their responsibility to identify work that is unsafe or environmentally unsound and to help mitigate potential negative impacts

Political Contributions

It is Cheniere’s policy that Company funds or assets will not be used to make a political contribution to any political party or candidate, unless approval has been given by a compliance officer. The Cheniere Energy, Inc. Political Action Committee (“Cheniere PAC”) is a forum for employees to voluntarily contribute to a fund that supports the election of candidates to Congress that support the principles of free enterprise, good government, a fair and reasonable business environment for the energy industry and that share the Company’s philosophy that energy diversity advances overall energy security. Decisions about contributions to specific federal candidates are made by members of the Cheniere PAC, with input from the Company’s government affairs staff in Washington, D.C.

In total, Cheniere and Cheniere employees, through the Cheniere PAC, contributed less than $1 million in 2016 to political parties and candidates.

Meetings and Committees of the Board

Our operations are managed under the broad supervision and direction of the Board, which has the ultimate responsibility for the establishment and implementation of the Company’s general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain Board functions are discharged by the Board’s standing Audit, Governance and Nominating and Compensation Committees. Members of the Audit, Governance and Nominating and Compensation Committees for a given year are selected by the Board following the annual shareholders’ meeting. During the fiscal year ended December 31, 2016, our Board held 17 meetings. Each incumbent member of the Board attended or participated in at least 75% of the aggregate number of: (i) Board meetings; and (ii) committee meetings held by each committee of the Board on which the director served during the period for which each director served. Although directors are not required to attend annual shareholders’ meetings, they are encouraged to attend such meetings. At the 2016 Annual Meeting of Shareholders, 10 of the 10 members of the Board then serving were present.

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Committee Membership as of April 17, 2017:

Audit Committee	Governance and Nominating Committee	Compensation Committee
Donald F. Robillard, Jr.*	Vicky A. Bailey*	Nuno Brandolini*
Vicky A. Bailey	Jonathan Christodoro	David B. Kilpatrick
David B. Kilpatrick	Neal A. Shear	Samuel Merksamer
Samuel Merksamer	Heather R. Zichal	Heather R. Zichal
*	Chair of Committee

Audit Committee

Each member of the Audit Committee has been determined by the Board to be “independent” as defined by the NYSE MKT LLC listing standards and by the SEC, and as of April 17, 2017, the Board has determined that Messrs. Merksamer and Robillard are each an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee held 8 meetings during the fiscal year ended December 31, 2016.

The Audit Committee has a written charter, which is available on our website at www.cheniere.com. The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Audit Committee assists the Board in overseeing:

•	the integrity of the Company’s financial statements;

•	the qualifications, independence and performance of our independent auditor;

•	our internal audit function and systems of internal controls over financial reporting and disclosure controls and procedures; and

•	compliance by the Company with legal and regulatory requirements.

The Audit Committee maintains a channel of communication among the independent auditor, principal financial and accounting officers, director-internal audit, compliance officer and the Board concerning our financial and compliance position and affairs. The Audit Committee has and may exercise all powers and authority of the Board in connection with carrying out its functions and responsibilities and has sole authority to select and retain the independent auditor and authority to engage and determine funding for independent legal, accounting or other advisers. The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and complying with applicable laws and regulations.

Governance and Nominating Committee

Each member of the Governance and Nominating Committee has been determined by the Board to be “independent” as defined by the NYSE MKT LLC listing standards and by the SEC. The Governance and Nominating Committee held 5 meetings during the fiscal year ended December 31, 2016.

The Governance and Nominating Committee has a written charter, which is available on our website at www.cheniere.com. The Governance and Nominating Committee is appointed by the Board to develop and maintain the Company’s corporate governance policies. The Governance and Nominating Committee also oversees our Director Nomination Policy and Procedures. The Governance and Nominating Committee has the following duties and responsibilities, among others:

•	develop a process, subject to approval by the Board, for an annual evaluation of the Board and its committees and oversee this evaluation;

•	identify, recruit and evaluate individuals qualified to serve on the Board in accordance with the Company’s Director Nomination Policy and Procedures and recommend to the Board such director nominees to be considered for election at the Company’s annual meeting of shareholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board;

•	identify, at least annually, members of the Board to serve on each Board committee and as chairman and recommend each such member and chairman to the Board for approval;

•	assist the Board in evaluating and determining director independence under applicable laws, rules and regulations, including the rules and regulations of the NYSE MKT LLC;

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	17

•	develop and maintain policies and procedures with respect to the evaluation of the performance of the CEO;

•	review periodically the size of the Board and the structure, composition and responsibilities of the committees of the Board to enhance continued effectiveness;

•	review, at least annually, director compensation for service on the Board and Board committees, including committee chairmen compensation, and recommend any changes to the Board;

•	review, at least annually, the Company’s policies and practices relating to corporate governance and, when necessary or appropriate, recommend any proposed changes to the Board for approval;

•	provide oversight of a process by each committee of the Board to review, at least annually, the applicable charter of such committee and, when necessary or appropriate, recommend changes in such charters to the Board for approval; and

•	along with the independent directors of the Board, develop and maintain policies and principles with respect to the search for and evaluation of potential successors to the CEO, and maintain a succession plan in accordance with such policies.

Compensation Committee

Each member of the Compensation Committee has been determined by the Board to be “independent” as defined by the NYSE MKT LLC listing standards and by the SEC. The Compensation Committee held 9 meetings during the fiscal year ended December 31, 2016. The Compensation Committee reviews and approves the compensation policies, practices and plans of the Company pursuant to a written charter, which is available on our website at www.cheniere.com. The Chairman of the Compensation Committee, in consultation with other Compensation Committee members, members of management and the independent compensation consultant, determines the agenda and dates of Compensation Committee meetings.

The Compensation Committee’s charter is reviewed annually. Changes to the charter must be approved by the Board on the recommendation of the Compensation Committee. The charter provides that the Compensation Committee has the sole authority to retain, oversee and terminate any compensation consultant, independent legal counsel or other adviser engaged to assist in the evaluation of compensation of directors and executive officers of the Company, including the sole authority to approve such adviser’s fees and other retention terms. Pursuant to the charter, the Compensation Committee has the following duties and responsibilities, among others:

•	review and approve corporate goals and objectives for performance-based compensation for the CEO and other executive officers;

•	review and recommend to the Board for approval the maximum amount of performance-based compensation for the CEO and other executive officers for a defined performance period;

•	review and recommend to the Board for approval performance-based compensation, if any, for the CEO and other executive officers based on the established corporate goals and objectives for the completed performance period;

•	review and recommend to the Board for approval the compensation level for the CEO and other executive officers based on the Committee’s evaluations;

•	assess the ongoing competitiveness of the total executive compensation package and review existing cash-based and equity-based compensation plans;

•	review and recommend to the Board for approval all new cash-based, equity-based and performance-based compensation plans and all modifications to existing compensation plans;

•	review and discuss the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information and recommend that the CD&A and related executive compensation information be included in the Company’s proxy statement and annual report on Form 10-K, as required by the rules and regulations of the SEC;

•	approve the Compensation Committee Report on executive officer compensation included in the Company’s proxy statement or annual report on Form 10-K, as required by the rules and regulations of the SEC;

•	review and recommend to the Board for approval the frequency with which the Company will conduct say-on-pay votes, taking into account the results of the most recent shareholder advisory vote on frequency of say-on-pay votes required by the rules and regulations of the SEC, and review and approve the proposals regarding the say-on-pay vote and the frequency of the say-on-pay vote to be included in the Company’s proxy statement;

•	review and recommend to the Board for approval any employment agreements, severance agreements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to the foregoing, applicable to executive officers;

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•	review and recommend to the Board for approval new hire and promotion compensation arrangements for executive officers;

•	administer the Company’s stock plans and grant awards under the stock plans or delegate that responsibility to the Equity Grant Committee or a committee of the Board; and

•	review the Company’s executive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss, at least annually, the relationship between risk management policies and practices and executive compensation and evaluate executive compensation policies and practices that may mitigate any such risk.

Review of Compensation Risk

The Compensation Committee considered the risks associated with our compensation policies and practices in 2016. The Compensation Committee concluded that our compensation policies and practices were not reasonably likely to have a material adverse effect on the Company and did not include risk-taking incentives or encourage our employees, including our executive officers, to take excessive risks in order to receive larger awards. As part of this analysis, the Compensation Committee considered the individual components of our executive officers’ compensation, the performance measures required to be achieved to earn cash bonus and equity awards and the vesting schedule of the equity awards. In concluding that our incentive plans do not promote excessive risk, the Compensation Committee considered the following factors, among others:

•	A significant portion of our executive officers’ compensation is tied to developmental, operating and corporate performance goals and the achievement of the performance goals is conducted in accordance with the Company’s risk framework approved by the Board.

•	Our executive officer and non-employee director stock ownership requirements tie our executive officers’ compensation to the stock value of the Company and our shareholders’ interests and subject our executive officers to share ownership and retention guidelines.

•	Our compensation program design provides a mix of annual and longer-term incentives and performance measures.

•	Our compensation mix is not overly weighted toward annual incentives.

•	We do not maintain highly leveraged payout curves and uncapped payouts, nor do we maintain steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds.

•	All employees participate in the same annual bonus and annual LTI program.

•	We currently do not grant stock options.

•	The Compensation Committee has discretion over incentive award payouts.

•	Compliance and ethical behaviors are integral factors considered in all performance assessments.

•	The Company’s Policy on Insider Trading and Compliance prohibits executive officers from hedging and effecting short sales of the Company’s stock and prohibits pledging of the Company’s stock.

Code of Conduct and Ethics and Corporate Governance Guidelines

Our Code of Business Conduct and Ethics, which is applicable to all directors, officers and employees of the Company, is available on the Company’s website at www.cheniere.com.

Our Board adopted Corporate Governance Guidelines in March 2016. Our Corporate Governance Guidelines set out the material corporate practices that the Board has implemented which serve the best interests of the Company and its shareholders. Our Corporate Governance Guidelines are available on the Company’s website at www.cheniere.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.

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Director Compensation

The compensation earned by or paid to our directors for the year ended December 31, 2016, is set forth in the following table:

Director Compensation Table for Fiscal Year 2016
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Vicky A. Bailey(2)	$95,000	$95,011	—	—	—	—	$190,011
G. Andrea Botta(3)	$165,000	$165,004	—	—	—	—	$330,004
Nuno Brandolini(4)	$100,000	$100,008	—	—	—	—	$200,008
Jonathan Christodoro(5)	$90,000	$90,014	—	—	—	—	$180,014
David I. Foley(6)	—	$180,028	—	—	—	—	$180,028
David B. Kilpatrick(7)	—	$180,028	—	—	—	—	$180,028
Samuel Merksamer(8)	$90,000	$90,014	—	—	—	—	$180,014
Donald A. Robillard, Jr.(9)	—	$200,017	—	—	—	—	$200,017
Neal A. Shear(10)	—	—	—	—	—	—	—
Heather R. Zichal(11)	$90,000	$90,014	—	—	—	—	$180,014
(1)	The amounts in this column reflect the grant date fair values (at $32.24 per share on June 1, 2016) of awards made on June 2, 2016.

(2)	Ms. Bailey was granted 2,947 shares of restricted stock on June 2, 2016, with a grant date fair value of $95,011. Ms. Bailey receives $10,000 for her service as Chairman of the Governance & Nominating Committee. As of December 31, 2016, she had a total 4,447 shares of restricted stock outstanding.

(3)	Mr. Botta was granted 5,118 shares of restricted stock on June 2, 2016, with a grant date fair value of $165,004. Mr. Botta receives $150,000 for his service as Non-Executive Chairman of the Board of Directors. As of December 31, 2016, he had a total of 6,618 shares of restricted stock outstanding.

(4)	Mr. Brandolini was granted 3,102 shares of restricted stock on June 2, 2016, with a grant date fair value of $100,008. Mr. Brandolini receives $20,000 for his service as Chairman of the Compensation Committee. As of December 31, 2016, he had a total of 4,602 shares of restricted stock outstanding.

(5)	Mr. Christodoro was granted 2,792 shares of restricted stock on June 2, 2016, with a grant date fair value of $90,014. As of December 31, 2016, he had a total of 2,792 shares of restricted stock outstanding.

(6)	Mr. Foley was granted 5,584 shares of restricted stock on June 2, 2016, with a grant date fair value of $180,028. Mr. Foley is an employee of Blackstone and, pursuant to arrangements between Mr. Foley and Blackstone, is required to transfer to Blackstone any and all compensation received in connection with his directorship for any company Blackstone invests in or advises.

(7)	Mr. Kilpatrick was granted 5,584 shares of restricted stock on June 2, 2016, with a grant date fair value of $180,028. As of December 31, 2016, he had a total of 7,084 shares of restricted stock outstanding.

(8)	Mr. Merksamer was granted 2,792 shares of restricted stock on June 2, 2016, with a grant date fair value of $90,014. As of December 31, 2016, he had a total of 2,792 shares of restricted stock outstanding.

(9)	Mr. Robillard was granted 6,204 shares of restricted stock on June 2, 2016, with a grant date fair value of $200,017. As of December 31, 2016, he had a total of 8,088 shares of restricted stock outstanding.

(10)	Mr. Shear did not receive any compensation for his role as a director during 2016. Mr. Shear entered into a compensatory arrangement on December 18, 2015 in connection with his appointment as Interim CEO and President of the Company and on May 12, 2016 in connection with his role as Interim Special Advisor to the CEO. Please see the footnotes to the “Summary Compensation Table” on page 47 of this Proxy Statement and “Compensatory Arrangement with Former Interim CEO and President” on page 40 of this Proxy Statement for additional details regarding Mr. Shear’s compensation in 2016, and the “Outstanding Equity Awards at Fiscal Year-End” table on page 52 of this Proxy Statement for additional details regarding the outstanding equity awards held by Mr. Shear as of December 31, 2016.

(11)	Ms. Zichal was granted 2,792 shares of restricted stock on June 2, 2016, with a grant date fair value of $90,014. As of December 31, 2016, she had a total of 4,676 shares of restricted stock outstanding.

During the fiscal year ended December 31, 2016, the Board approved annual compensation to each non-employee director for his or her service for the period from the 2016 Annual Meeting of Shareholders through the Meeting. The Board also awarded

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additional compensation to the Chairman of the Audit Committee and the Chairman of the Compensation Committee of $20,000 each, the Chairman of the Governance and Nominating Committee of $10,000 and the Non-Executive Chairman of $150,000 for the additional time required to perform their responsibilities during such period. In order to provide the directors some flexibility on the type and timing of the compensation, directors were previously given the option to elect payment of such amounts 100% in restricted stock or 50% in restricted stock and 50% in cash. Cash payments are made quarterly. The directors’ restricted stock vests on the earlier of: (i) the day immediately prior to the date of the Company’s regular annual meeting of shareholders in the calendar year following the calendar year in which the date of the grant occurs; and (ii) the first anniversary of the date of grant. Effective February 1, 2017, the Board approved an increase to the annual compensation to each non-employee director for his or her service from $180,000 to $210,000. Going forward, directors may elect to receive the annual compensation either 100% in restricted stock or $90,000 in cash and $120,000 in restricted stock.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	21

MANAGEMENT

Executive Officers

The following table sets forth the names, ages and positions of each of our executive officers, as of the Record Date, all of whom serve at the request of the Board:

Name	Age	Position
Jack A. Fusco	54	Director, President and Chief Executive Officer
Michael J. Wortley	40	Executive Vice President and Chief Financial Officer
Anatol Feygin	48	Executive Vice President and Chief Commercial Officer
Ed Lehotsky	63	Senior Vice President, Engineering and Construction
Doug Shanda	47	Senior Vice President, Operations
Sean N. Markowitz	43	General Counsel and Corporate Secretary

Jack A. Fusco has served as President and Chief Executive Officer since May 2016. Further information regarding Mr. Fusco is provided above under “Director Biographies.”

Michael J. Wortley has served as Executive Vice President and Chief Financial Officer since September 2016. Mr. Wortley joined Cheniere in February 2005. He served as Senior Vice President and Chief Financial Officer from January 2014 to September 2016. He served as Vice President, Strategy and Risk of Cheniere from January 2013 to January 2014 and as Vice President-Business Development of Cheniere and President of Corpus Christi Liquefaction, LLC, a wholly-owned subsidiary of Cheniere, from September 2011 to January 2013. He served as Vice President-Strategic Planning from January 2009 to September 2011 and Manager-Strategic New Business from August 2007 to January 2009. Mr. Wortley serves as a director and Executive Vice President and Chief Financial Officer of Cheniere Energy Partners GP, LLC, a wholly-owned subsidiary of Cheniere and the general partner of Cheniere Energy Partners, L.P. He also serves as a director and the Chief Financial Officer of Cheniere Energy Partners LP Holdings, LLC. Prior to joining Cheniere in February 2005, Mr. Wortley spent five years in oil and gas corporate development, mergers, acquisitions and divestitures with Anadarko Petroleum Corporation (“Anadarko”), a publicly-traded oil and gas exploration and production company. Mr. Wortley began his career with Union Pacific Resources Corporation, a publicly-traded oil and gas exploration and production company subsequently acquired by Anadarko. Mr. Wortley received a B.B.A. in Finance from Southern Methodist University.

Anatol Feygin has served as Executive Vice President and Chief Commercial Officer since September 2016. Mr. Feygin joined Cheniere in March 2014 as Senior Vice President-Strategy and Corporate Development. Mr. Feygin also currently serves as Executive Vice President and Chief Commercial Officer of Cheniere Energy Partners GP, LLC and as a director of Cheniere Energy Partners LP Holdings, LLC. Prior to joining Cheniere, Mr. Feygin worked with Loews Corporation from November 2007 to March 2014, most recently as its Vice President, Energy Strategist and Senior Portfolio Manager. Prior to joining Loews, Mr. Feygin spent three years at Bank of America, most recently as Head of Global Commodity Strategy. Mr. Feygin began his banking career at J.P. Morgan Securities Inc. as Senior Analyst, Natural Gas Pipelines and Distributors. Mr. Feygin earned a B.S. in Electrical Engineering from Rutgers University and an M.B.A. in Finance from the Leonard N. Stern School of Business at NYU.

Ed Lehotsky has served as Senior Vice President, Engineering and Construction, since September 2016. Mr. Lehotsky joined Cheniere in May 2003 and served as Vice President of LNG Project Management during construction and start-up of the Sabine Pass LNG terminal. Mr. Lehotsky currently serves as Senior Vice President, Engineering & Construction of Cheniere Energy Partners GP, LLC. Mr. Lehotsky serves as Senior Vice President, LNG Engineering and Construction of Sabine Pass Liquefaction, LLC and President of Corpus Christi Liquefaction, LLC. Mr. Lehotsky has the overall responsibility of engineering, construction, and start-up of the liquefaction facilities at our projects in both Sabine Pass and Corpus Christi, as well as development of other LNG related facilities for Cheniere. Prior to joining Cheniere, Mr. Lehotsky held various positions at KBR and its predecessor companies for 25 years, with the majority of his experience dealing with LNG engineering and construction of liquefaction and regasification facilities internationally and domestically. He received a B.S. in Electrical Engineering from Case Western Reserve University.

Doug Shanda has served as Senior Vice President, Operations, since September 2016. Mr. Shanda joined Cheniere in October 2012 as Vice President, Sabine Pass Operations leading the effort to prepare for liquefaction operations. His role was expanded to include Corpus Christi Operations in 2015. Mr. Shanda currently serves as a Director and Senior Vice President, Operations of Cheniere Energy Partners GP, LLC and as a Director of Cheniere Energy Partners LP Holdings, LLC. Mr. Shanda serves as President of

22	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Sabine Pass Liquefaction, LLC and Senior Vice President, Terminal Operations of Corpus Christi Liquefaction, LLC. Mr. Shanda is responsible for safe, reliable operations at Cheniere’s LNG terminals. Mr. Shanda has been professionally involved in the power, chemical, petrochemical, refining and LNG industries for over 22 years. Prior to joining Cheniere, Mr. Shanda served as the Senior Project Engineer, Technical Manager and Plant Manager of the PERU LNG liquefaction plant in Melchorita, Peru where he was responsible for the overall management of the facility including production, marine, maintenance, technical services, EHS, security and administration. Mr. Shanda has 22 years of experience in project management and operations management. He has a B.S. degree in Electrical Engineering from Iowa State University.

Sean N. Markowitz has served as General Counsel and Corporate Secretary since September 2016. Mr. Markowitz joined Cheniere in October 2015 as Assistant General Counsel and Corporate Secretary. Mr. Markowitz served as Interim General Counsel and Corporate Secretary from June 2016 to September 2016. Prior to joining Cheniere, Mr. Markowitz served as General Counsel and Corporate Secretary for Sizmek, Inc. (and its predecessor company, Digital Generation, Inc.) from August 2012 to May 2015. Prior to joining Digital Generation, Inc., Mr. Markowitz served as Chief Legal Counsel–Commercial for Alon USA Energy, Inc. from August 2010 to August 2012 (and as Assistant General Counsel from December 2008 to July 2010). From January 2006 to December 2008, Mr. Markowitz served as Counsel–Corporate Acquisitions and Finance for Electronic Data Systems Corporation which was acquired by Hewlett-Packard Company in August 2008. Mr. Markowitz’s earlier career experience includes service with the law firms of Fulbright & Jaworski L.L.P. (now a part of Norton Rose Fulbright), Hughes & Luce L.L.P. (now a part of K&L Gates LLP) and Andrews Kurth LLP. Mr. Markowitz earned his J.D., with honors, from The University of Texas School of Law and graduated magna cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Indemnification of Officers and Directors

Our Restated Certificate of Incorporation, as amended, and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require the Company to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of the Company or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

We have also entered into an Indemnification Agreement with members of our Board and certain officers of the Company. The Indemnification Agreement provides for indemnification for all expenses and claims that a director or officer incurs as a result of actions taken, or not taken, on behalf of the Company while serving as a director, officer, employee, controlling person, agent or fiduciary of the Company, or any subsidiary of the Company, with such indemnification to be paid within 25 days after demand. The Indemnification Agreement provides that no indemnification will generally be provided: (1) for claims brought by the director or officer, except for a claim of indemnity under the Indemnification Agreement, if the Company approves the bringing of such claim, or if the General Corporation Law of the State of Delaware requires providing indemnification because the director or officer has been successful on the merits of such claim; (2) for claims under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (3) if the director or officer did not act in good faith or in a manner reasonably believed by the director or officer to be in or not opposed to the best interests of the Company; (4) if the director or officer had reasonable cause to believe that his or her conduct was unlawful in a criminal proceeding; or (5) if the director or officer is adjudged liable to the Company. Indemnification will be provided to the extent permitted by law, the Company’s Restated Certificate of Incorporation, as amended, and Bylaws, and to a greater extent if by law the scope of coverage is expanded after the date of the Indemnification Agreement. In all events, the scope of coverage will not be less than what is in existence on the date of the Indemnification Agreement.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	23

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our compensation plans as of December 31, 2016. The equity compensation plans approved by our shareholders include the Cheniere Energy, Inc. Amended and Restated 2003 Stock Incentive Plan, as amended (the “2003 Plan”) and the Cheniere Energy, Inc. 2011 Incentive Plan, as amended (the “2011 Plan”).

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column (a))
Equity compensation plans approved by security holders	—	—	651,382	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	651,382

(1)	In 2003, the Company established the 2003 Plan, which was amended and restated in September 2005 and has since been amended. The 2003 Plan is a broad-based incentive plan, which allows for the issuance of stock options, stock appreciation rights and awards of purchased stock, bonus stock, phantom stock, restricted stock and performance awards and other stock-based awards to employees, consultants and non-employee directors. The following awards have been granted under the 2003 Plan and remain outstanding as of December 31, 2016: 329,813 shares of restricted stock. The term of any award under the 2003 Plan may not exceed a period of ten years. As of December 31, 2016, no shares of common stock remained available for grant under the 2003 Plan.

In 2011, the Company established the 2011 Plan, which has since been amended. The 2011 Plan is a broad-based incentive plan, which allows for the issuance of stock options, stock appreciation rights and awards of bonus stock, phantom stock, restricted stock and performance awards and other stock-based awards to employees, consultants and non-employee directors. The following awards have been granted under the 2011 Plan and remain outstanding as of December 31, 2016: 5,143,892 shares of restricted stock. The term of any award under the 2011 Plan may not exceed a period of ten years.

Vesting of restricted stock under the 2003 Plan and 2011 Plan depends on whether the restricted stock was granted as a new hire award, retention award, annual director equity award or a milestone award for construction of Trains 3 and 4 of the SPL Project. Vesting of new hire awards and retention awards occurs in equal annual installments over a four-year period on each anniversary of the grant date. The annual director equity awards vest on the earlier of: (i) the day immediately prior to the date of the Company’s next annual meeting of shareholders after the date of grant and (ii) the first anniversary of the date of grant. Vesting of the milestone award for construction of Trains 3 and 4 of the SPL Project is described under “Outstanding Equity Awards at December 31, 2016” on page 52 of this Proxy Statement.

Subsequent to December 31, 2016, the Company held a Special Meeting of Shareholders on January 31, 2017, at which our shareholders approved the issuance of awards with respect to 7,845,630 shares of common stock available for issuance under the 2011 Plan. These shares, while not reflected in the table above, are now available for future issuance under the 2011 Plan.

24	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

SECURITY OWNERSHIP

As of the Record Date, there were 237,859,646 shares of common stock outstanding. The information provided below summarizes the beneficial ownership of directors, nominees for director, named executive officers set forth in the “Summary Compensation Table” and owners of more than 5% of outstanding common stock. “Beneficial Ownership” generally includes those shares of Company common stock that a person has the power to vote, sell or acquire within 60 days. It includes shares of Company common stock that are held directly and also shares held indirectly through a relationship, a position as a trustee or under a contract or understanding.

Directors and Executive Officers

The following table sets forth information with respect to shares of common stock of the Company owned of record and beneficially as of the Record Date by each director and named executive officer set forth in the “Summary Compensation Table” and by all directors and executive officers of the Company as a group. As of the Record Date, the directors and executive officers of the Company beneficially owned an aggregate of 1,856,174 shares of common stock (approximately 1% of the outstanding shares entitled to vote at the time).

The table also presents the ownership of common units of Cheniere Partners and common shares of Cheniere Holdings owned of record or beneficially as of the Record Date by each director and named executive officer set forth in the “Summary Compensation Table” and by all directors and executive officers of the Company as a group. The Company owns a majority interest in Cheniere Holdings, and Cheniere Holdings owns a majority interest in Cheniere Partners. As of the Record Date, there were 57,109,223 common units, 135,383,831 subordinated units, 145,333,334 Class B units and 6,894,018 general partner units of Cheniere Partners outstanding and 231,700,000 common shares of Cheniere Holdings outstanding.

	Cheniere Energy, Inc.			Cheniere Energy Partners, L.P.			Cheniere Energy Partners LP Holdings, LLC
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Jack A. Fusco	472,845	(1)	*	—		—	—		—
Vicky A. Bailey	38,998		*	—		—	—		—
G. Andrea Botta	39,530		*	—		—	—		—
Nuno Brandolini	255,602	(2)	*	600	(3)	*	300	(3)	*
Jonathan Christodoro	3,963		*	—		—	—		—
David I. Foley	31,207	(4)	*	—		—	—		—
David B. Kilpatrick	113,265	(5)	*	—		—	—		—
Samuel Merksamer	18,634		*	—		—	—		—
Donald F. Robillard, Jr.	14,901		*	—		—	—		—
Neal A. Shear	8,697		*	—		—	—		—
Heather R. Zichal	8,887		*	—		—	—		—
Michael J. Wortley	412,115		*	—		—	—		—
Anatol Feygin	70,767		*	—		—	—		—
Ed Lehotsky	153,064	(6)	*	—		—	—		—
Doug Shanda	79,342		*	—		—	—		—
Meg A. Gentle	819,469	(7)	*	8,035	(7)	*	—		—
All directors and executive officers as a group (16 persons)	1,723,317		*	8,635		*	300		*

*     Less than 1%

(1)  Of the total shares reported, 130,628 shares are owned by Fusco Energy Investment LLP and may be deemed to be beneficially owned by Mr. Fusco as the General Partner thereof.

(2)  Includes 6,000 shares held by Mr. Brandolini’s wife.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	25

(3)  Includes 600 common units of Cheniere Energy Partners, L.P. and 300 common shares of Cheniere Energy Partners LP Holdings, LLC held by a family member of Mr. Brandolini.

(4)	Includes 8,542 shares of restricted stock granted on October 1, 2012, 6,429 shares of restricted stock granted on June 6, 2013, 6,000 shares of restricted stock granted on March 5, 2014, 2,162 shares of restricted stock granted on September 11, 2014, 2,490 shares of restricted stock granted on June 11, 2015 and 5,584 shares of restricted stock granted on June 2, 2016. Based on a Form 4 filed by Mr. Foley, he disclaims beneficial ownership of these securities. Mr. Foley is an employee of Blackstone and, pursuant to arrangements between Mr. Foley and Blackstone, is required to transfer to Blackstone any and all compensation received in connection with his directorship for any company Blackstone invests in or advises.

(5)	Includes 104,714 shares held by trust.

(6)	Includes 95,377 shares held by trust.

(7)	Includes information reported to us. Ms. Gentle ceased to be employed by the Company on August 26, 2016 and is no longer required to report her holdings in the Company’s or Cheniere Energy Partners, L.P.’s securities pursuant to Section 16(a) of the Exchange Act.

Owners of More than Five Percent of Outstanding Stock

The following table shows the beneficial owners known by us to own more than five percent of our voting stock as of the Record Date.

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Icahn Capital LP 767 Fifth Avenue, 47th Floor New York, NY 10153	32,649,671	(1)	13.7%
The Baupost Group, L.L.C. 10 St. James Avenue, Suite 1700 Boston, MA 02116	21,726,340	(2)	9.1%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	16,381,703	(3)	6.9%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	12,063,284	(4)	5.1%

(1)	Information is based on a Schedule 13D/A filed with the SEC on December 7, 2015 by: (i) Icahn Capital LP; (ii) High River Limited Partnership; and (iii) Icahn Partners Master Fund LP. These entities are deemed to beneficially own 32,649,671 shares of common stock. High River Limited Partnership has sole voting power and sole dispositive power with regard to 6,529,935 shares. Each of Hopper Investments LLC, Barberry Corp. and Mr. Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares. Icahn Partners Master Fund LP has sole voting power and sole dispositive power with regard to 10,719,782 Shares. Each of Icahn Offshore LP, Icahn Capital LP, IPH, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners LP has sole voting power and sole dispositive power with regard to 15,399,954 Shares. Each of Icahn Onshore LP, Icahn Capital LP, IPH, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

(2)	Information is based on a Schedule 13G/A filed with the SEC on January 9, 2017 by: (i) The Baupost Group, L.L.C.; (ii) SAK Corporation; and (iii) Seth A. Klarman. Each of these entities is deemed to beneficially own 21,726,340 shares of common stock. Each of these entities has shared power to vote and dispose of the shares beneficially owned.

(3)	Information is based on a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group. The Vanguard Group has sole voting power over 177,055 shares of common stock, shared voting power over 39,014 shares of common stock, sole dispositive power over 16,165,371 shares of common stock and shared dispositive power over 216,332 shares of common stock.

(4)	Information is based on a Schedule 13G filed with the SEC on January 30, 2017 by BlackRock, Inc. BlackRock, Inc. has sole voting power over 10,625,100 shares of common stock and sole dispositive power over 12,063,284 shares of common stock.

26	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of the compensation of our Named Executive Officers (“NEOs”), including our former Interim Chief Executive Officer (“CEO”) and President and our former Executive Vice President—Marketing, and factors considered in making compensation decisions. Our NEOs for fiscal year 2016 were the following individuals:

Name	Position
Jack A. Fusco	Director, President and Chief Executive Officer
Neal A. Shear	Director, Former Interim Chief Executive Officer and President
Michael J. Wortley	Executive Vice President and Chief Financial Officer
Anatol Feygin	Executive Vice President and Chief Commercial Officer
Ed Lehotsky	Senior Vice President, Engineering and Construction
Doug Shanda	Senior Vice President, Operations
Meg A. Gentle	Former Executive Vice President—Marketing

This CD&A is organized as follows:

Executive Summary	page 27
Executive Compensation Philosophy & Objectives	page 33
Components of Our Executive Compensation Program	page 33
Executive Compensation Process	page 43
Other Considerations	page 45

Executive Summary

About Our Business

Cheniere is a market leader in the development and commercialization of liquefied natural gas (“LNG”) facilities in the United States. Our vision is to be recognized as the premier global LNG company and provide a reliable, competitive and integrated source of LNG to our customers while creating a safe, productive and rewarding work environment for our employees.

We own and operate the Sabine Pass LNG terminal in Louisiana where we are developing, constructing and operating natural gas liquefaction facilities (the “SPL Project”) adjacent to the existing regasification facilities. We are also developing and constructing a second natural gas liquefaction and export facility in Texas at the Corpus Christi LNG terminal (the “CCL Project”).

Each terminal includes a number of planned liquefaction trains (“Trains”), which convert natural gas into LNG so that it can be transported more economically across long distances. Each train has an expected nominal production capacity, which is prior to adjusting for planned maintenance, production reliability and potential overdesign, of approximately 4.5 million tonnes per annum (“mtpa”) of LNG. For the SPL Project, we are developing up to six Trains. For the CCL Project, we are currently developing up to three Trains.

The following table summarizes the overall project status of the SPL Project and CCL Project, with completion percentages as of February 28, 2017:

	SABINE PASS (SPL)			CORPUS CHRISTI (CCL)
	Trains 1-2	Trains 3-4	Train 5	Trains 1-2
Overall project completion percentage	100%	97.3%	63.1%[1]	59.1%[2]
Date of expected substantial completion	Operational	T3: Operational	2H 2019	T1: 1Q 2019
		T4: 2H 2017		T2: 2H 2019

(1)	Train 5 of the SPL Project: Overall project is approximately 63.1% complete, with engineering, procurement, subcontract work and construction approximately 99.2%, 93.0%, 46.0% and 19.2% complete, respectively.

(2)	Trains 1 and 2 of the CCL Project: Overall project is approximately 59.1% complete, with engineering, procurement, subcontract work and construction approximately 100%, 78.6%, 28.9% and 30.7% complete, respectively.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	27

A final investment decision for Train 6 of the SPL Project and Train 3 of the CCL Project is expected upon commercialization, obtaining financing and, with respect to Train 6 of the SPL Project, entry into an engineering, procurement and construction (“EPC”) contract.

We expect to invest approximately $30 billion in the aggregate for the construction and development of the seven Trains we currently have under construction or completed. These projects are being constructed under lump-sum turnkey contracts, and financing has been obtained to fund construction.

We are also in various stages of developing other projects, including liquefaction projects and other infrastructure projects in support of natural gas supply and LNG demand, which, among other things, will require acceptable commercial and financing arrangements before we make a final investment decision.

Our management team creates value for our shareholders through diligent development (including commercialization), construction and operation of these facilities, the achievement of ambitious key milestones, and disciplined capital allocation. The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company considers progress against these goals when it designs Cheniere’s executive compensation program for our NEOs.

Cheniere’s Business Model–First Mover in U.S. LNG Exports

In 2010, Cheniere was the first to announce plans to pursue the development of an LNG export facility in the contiguous U.S., the SPL Project. Construction of, and operations at, the SPL Project is nearly two years ahead of any other U.S. liquefaction project. Trains 1, 2 and 3 of the SPL Project are the first liquefaction facilities to have been constructed and placed in service in the U.S. in over 40 years. We are currently the largest LNG exporter in the U.S. and expect to be one of the three largest LNG exporters in the world by 2020, representing approximately nine percent of the global LNG market.

Liquefaction Projects Underpinned with Long-Term 20-Year Contracts

Approximately 87% of the expected aggregate nominal production capacity across the seven Trains under construction or completed has been sold under long-term 20-year sale and purchase agreements (“SPAs”), equating to approximately 27.4 mtpa of LNG and approximately $4.3 billion annually in fixed fees. All of the SPAs have been entered into with investment grade parent companies as counterparties or guarantors and do not have price reopeners. Revenue generally will commence under the SPAs as each applicable Train reaches the date of first commercial delivery.

Under these SPAs, the customers will purchase LNG from SPL for a price consisting of a fixed fee per MMBtu of LNG (a portion of which is subject to annual adjustment for inflation) plus a variable fee equal to 115% of Henry Hub per MMBtu of LNG. In certain circumstances, the customers may elect to cancel or suspend deliveries of LNG cargoes, in which case the customers would still be required to pay the fixed fee with respect to the contracted volumes that are not delivered as a result of such cancellation or suspension. As a result, we expect to generate a significant amount of predictable, stable cash flows annually, over the lives of the contracts.

For the volumes not contracted under long-term SPAs, we have a marketing team that is expected to have access to the excess LNG available from the seven Trains under construction or completed at the SPL and CCL Projects and is developing a portfolio of long-, medium- and short-term SPAs. Cheniere Marketing, LLC (together with its subsidiaries, “Cheniere Marketing”) has purchased LNG from the Sabine Pass terminal and other locations worldwide, transported and unloaded commercial LNG cargoes and has capitalized on opportunities to optimize its portfolio of assets with the intention of maximizing margins on these cargoes.

2016 Performance and Developments

Construction and Operational Developments

2016 continued the transition for Cheniere from a development company to an LNG operator. We made significant progress on our construction and operations goals for our SPL and CCL Projects. In February 2016, the first of our Trains at the SPL Project began producing LNG, and the first LNG commissioning cargo was exported. In May 2016 and September 2016, Trains 1 and 2 of the SPL Project achieved substantial completion, respectively. Just recently, Train 3 of the SPL Project achieved substantial completion in March 2017 and Train 4 of the SPL Project commenced commissioning in March 2017.

In terms of operations, consolidated revenue at Cheniere was approximately $1.3 billion for 2016, with over $500 million in LNG revenue in the fourth quarter. In 2016, the SPL Project produced and exported a total of 56 cargoes representing approximately 200 million MMBtu of natural gas.

28	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

The development and construction of the SPL and CCL Projects advanced as planned and remained ahead of schedule in 2016. As we continue to develop these projects and increase LNG production, Cheniere will transition into an LNG operator with expected stable and growing positive cash flow underpinned by long-term SPAs with investment grade energy companies worldwide.

Board and Executive Officer Changes and other Organizational Developments

In May 2016, the Board appointed Jack A. Fusco to serve as President and CEO, and in June 2016, the Board appointed Mr. Fusco as a member of the Board. In connection with the appointment of Mr. Fusco as President and CEO, Neal A. Shear, who had been serving as Interim CEO and President, was appointed Interim Special Advisor to the CEO through November 12, 2016. In September 2016, the Company announced its new “executive officers” (as defined by Rule 3b-7 of the Exchange Act), as follows:

Name	Age	Position
Jack A. Fusco	54	Director, President and Chief Executive Officer
Michael J. Wortley	40	Executive Vice President and Chief Financial Officer
Anatol Feygin	48	Executive Vice President and Chief Commercial Officer
Ed Lehotsky	63	Senior Vice President, Engineering and Construction
Doug Shanda	47	Senior Vice President, Operations
Sean N. Markowitz	43	General Counsel and Corporate Secretary

As Cheniere transforms from a development company into an LNG operator, it has a strategy intent on creating and sustaining shareholder value while continuing to explore more focused growth initiatives. Cheniere has established itself as a first mover in the domestic LNG export market and is well positioned to become a significant player in the global LNG market.

We believe that the excellent progress we have made in the development, construction and operation of our LNG facilities and on the governance front is one of the primary reasons our stock price has outperformed the S&P 500 Index by approximately 300% over the past five years ending December 31, 2016.

Shareholder Outreach—Compensation

The Company has been involved in extensive discussions with shareholders during the past several years regarding compensation matters, and the evolution of our compensation program design is a product of the Board’s responsiveness to shareholder input.

Ahead of our 2016 Annual Meeting, members of our Board and management reached out to, and had extensive dialogue with, shareholders representing approximately 60% of our outstanding common stock, through both in person and telephonic meetings. At our 2016 Annual Meeting, our say-on-pay proposal received support from shareholders owning approximately 83% of the shares represented at the meeting and entitled to vote on the matter. Though this was a significant increase in support from our say-on-pay results at our 2015 Annual Meeting, the Board recognizes the need to continually engage with our shareholders and modify our compensation program and governance framework to address any significant shareholder concerns.

Following our 2016 Annual Meeting, we engaged with shareholders holding in excess of 50% of the Company’s outstanding common stock, and we intend to continue our shareholder outreach efforts going forward.

At the 2017 Special Meeting, our proposal related to the issuance of awards with respect to 7.8 million shares of common stock available for issuance under the 2011 Plan was approved by approximately 85% of the shares present and entitled to vote on the matter. This approval facilitates the implementation of our new compensation program design, described later in this CD&A.

Key Themes from Our Shareholder Outreach

Many of our shareholders have different methodologies and processes for evaluating compensation programs. However, a number of common themes emerged about what shareholders would like to see in Cheniere’s compensation programs, including:

•	Request for common, conventional and consistent pay arrangements. Several of our shareholders expressed a desire for the Company to put in place a more customary compensation program than in prior years, particularly with respect to the amount of long-term incentive equity awards granted to the CEO.

•	Request for objective metrics for annual bonus plan. Many of our shareholders expressed an interest in the Company having more pre-established, objective bonus criteria to measure performance against various metrics.

•	Request for at-risk performance criteria in long-term incentive awards. Many of our shareholders expressed an interest in the Company including measurable performance criteria as an element of the Company’s long-term incentive plan.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	29

These meetings with our shareholders were immensely valuable to the Board and management, and we have acted on many of the compensation changes discussed at these meetings. The specific changes to our compensation program that further align it to our business strategy and shareholders’ interests are detailed in this CD&A. The process is ongoing, and we will continue to incorporate shareholder outreach as a standard business practice in the future. We are committed to maintaining an open dialogue with our shareholders to ensure the successful evolution of our executive compensation program going forward.

Actions Taken as a Result of Shareholder Outreach

Management, the Board and the Compensation Committee initiated several changes stemming from the recent shareholder engagement discussions and the Company’s shareholder voting history regarding compensation:

Action Taken	Description
Implemented a more consistent, competitive and conventional total compensation philosophy

• In 2016, Cheniere re-evaluated its prevailing compensation philosophy and programs, with the intent to transition the programs to a more consistent, competitive, and conventional structure. Beginning in 2017, the compensation programs feature:

• Market-competitive base compensation opportunities tied to Company and individual performance

• Annual cash bonus incentive compensation tied to specific financial, operating, construction, safety and strategic performance objectives

• Annual long-term incentive opportunities with portions tied to specific financial performance and growth objectives

• Equity-based compensation that delivers annual, market-competitive opportunities within common norms of shareholder dilution and required value creation

• At the end of 2016, Cheniere replaced the Company’s 2008 Change of Control Cash Payment Plan and individual Change of Control Agreements with new, market-competitive plans that provide balanced and equitable terms and provisions

Implemented a performance scorecard to determine 2017 annual cash bonuses

• In February 2017, the Board approved a performance scorecard setting individual bonus targets based on competitive benchmarks. The scorecard provides that 80% of the bonus opportunity will be determined based on quantitative performance measures using multiple financial, operating, construction, safety and strategic performance measures, and 20% will be determined based on achievement of strategic goals and organizational accomplishments.

Terminated the Cheniere Energy, Inc. 2014-2018 Long-Term Cash Incentive Program and implemented a new annual long-term incentive program that includes measurable performance criteria

• On October 31, 2016, the Board terminated the 2014-2018 Long-Term Cash Incentive Program (the “2014-2018 LTIP”) in order to implement a new long-term incentive award program beginning in 2017.

• In February 2017, the Compensation Committee recommended and the Board approved the parameters of an annual long-term incentive plan (the “LTI program”) that will feature annual equity grants to all employees with multi-year vesting. Cheniere’s LTI program will align our NEOs’ interests with the interests of shareholders by rewarding long-term value creation and will incentivize management with long-term performance goals tied to multi-year financial and growth objectives as we continue to complete our transition from a development-focused company to an LNG operator.

• In addition, in February 2017, the Compensation Committee recommended and the Board approved awards for 2017 under the LTI program (the “2017 LTI Awards”).

2016 and Future Compensation Design

As we continue to transition from a development company into an LNG operator, the Compensation Committee is focused on evaluating the components of our executive compensation program and ensuring that we continue to implement a performance-based compensation structure that is strongly aligned with the interests of our shareholders and incentivizes management with long-term performance goals.

In 2016, Cheniere re-evaluated its prevailing compensation philosophy and programs, with the intent to transition the programs to a more consistent, competitive, and conventional structure. Beginning in 2017, the compensation programs feature:

•	Market-competitive base compensation opportunities tied to Company and individual performance

30	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

•	Annual cash bonus incentive compensation opportunities tied to specific financial, operating, construction, safety and strategic performance objectives

•	Annual long-term incentive opportunities with portions tied to specific financial performance and growth objectives

•	Equity-based compensation that delivers annual, market-competitive opportunities within common norms of shareholder dilution and required value creation

The Compensation Committee approved this new framework with input from Meridian Compensation Partners, its independent compensation consultant. The Compensation Committee continues to evaluate further refinement to the compensation programs.

In 2016, compensation was comprised of the following components:

•	Base Salary

•	Annual Cash Bonus

•	Long-Term Incentive Awards

Base Salary

The Compensation Committee referenced the median of the market in determining the 2016 base salaries for our NEOs who were employed by the Company in 2015. See “Peer Group and Benchmarking” on page 45 of this Proxy Statement for details regarding the external market data referenced by the Compensation Committee in making decisions regarding 2016 base salaries and other compensation elements. Our employment agreement with Mr. Fusco provides for an annual base salary of $1,250,000, subject to increase at the discretion of the Compensation Committee.

Annual Cash Bonus

For 2016, our NEOs’ annual cash bonuses were based on a subjective review and consideration of achievements related to our key milestones and spanned five strategic areas: (1) financial; (2) construction; (3) operational; (4) organizational; and (5) commercial. In December 2016, the Compensation Committee approved the payment of individual NEO bonuses for 2016 that were above the target annual bonuses. These bonus payouts primarily resulted from the achievements of key development milestones, operating efficiencies and the successful completion of important company transitions. See “Annual Incentive Program” on page 34 of this Proxy Statement for additional details regarding the 2016 bonuses, including our achievements in these strategic areas.

Beginning in 2017, the Compensation Committee has implemented a scorecard approach to determine annual cash bonuses, which will be 100% performance-based. The scorecard provides that 80% of the bonus opportunity will be determined based on quantitative performance measures using multiple financial, operating, construction, safety and strategic performance measures, and 20% will be determined based upon achievement of strategic goals and organizational accomplishments.

The following key features are included in the scorecard:

- Individual bonus targets based on competitive benchmarks

- Quantitative performance goals: financial, operating, construction, safety and strategic

- Limited qualitative component based on identified strategic goals and organizational accomplishments

Retention Bonus

On August 12, 2013, Mr. Shanda received a retention award that provides for an annual cash bonus payment of 25% of his base salary through 2019 and 50% of his base salary in 2020.

Long-Term Incentive Awards

2016 Results under the 2014-2018 LTIP

In 2016, we did not meet our annual total shareholder return hurdle under the 2014-2018 LTIP for the 2016 performance period which began November 1, 2015 and ended October 31, 2016. As such, no phantom units were awarded for the 2016 performance period.

On October 31, 2016, the Board terminated the 2014-2018 LTIP in order to implement a new long-term incentive award program that better incentivizes management with long-term performance goals as we transition from a development-focused company to an LNG operator.

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2016 Phantom Unit Awards

In connection with the promotions announced as part of our new leadership team, the Compensation Committee recommended and the Board approved phantom unit awards for several of our NEOs. Specifically, awards of 25,000 phantom units were granted to each of Messrs. Wortley, Feygin, Lehotsky and Shanda. The phantom units were granted on October 1, 2016 and vest in two equal installments on the first and second anniversary of the grant date subject to continued employment and will be settled in cash.

Components of the LTI Program Beginning in 2017

The Compensation Committee believes that the new long-term incentive program that it implemented in 2017, which provides for annual equity-based awards, is a required and critical element of the Company’s new compensation philosophy and strategy. Equity grants align our NEOs’ interests with the interests of shareholders by rewarding long-term value creation. These grants enable us to attract and retain highly qualified individuals for important positions throughout the Company.

The Compensation Committee has implemented the following key attributes in its new annual long-term incentive program beginning in 2017:

• Grants to be made on an annual basis with a minimum of a 1-year vesting period

• Grants to consist of a mix of at least 50% Performance Share Units (“PSUs”) for executive officers with the remainder being Restricted Stock Units (“RSUs”)

• PSUs: 3-year cliff vesting, subject to performance and continued service except in certain circumstances (performance-based)

• RSUs: 3-year ratable vesting, subject to continued service except in certain circumstances (time vested)

• PSUs to include one or more performance metrics, with the actual number of shares earned to be between 50% and 200% of the target number if the threshold performance is met, providing for a more customary cap on payouts

• PSUs will vest upon certification by the Compensation Committee of the level of achievement of the performance condition during the performance period

• Grants will be settled in Cheniere shares
• Equity award grants to executives will include clawback provisions

Train 3 Milestone Awards

In addition, in 2017 the Compensation Committee approved an additional compensation component intended to motivate and reward the timely achievement of significant growth milestones as further described under “Long-Term Incentive Program (LTIP)–Train 3 Milestone Awards” below. The Compensation Committee believes that the achievement of such milestones on schedule are critical to Cheniere’s strategic plan and would result in the creation of significant additional value for shareholders.

Compensatory Arrangements

In connection with the appointment of Mr. Shear as Interim CEO and President, the Company and Mr. Shear entered into a letter agreement dated December 18, 2015 which included the terms of his arrangement. Mr. Shear’s compensation structure was generally similar to our executive compensation program. Please see “Compensatory Arrangement with Former Interim CEO and President” on page 40 of this Proxy Statement.

In connection with the appointment of Jack A. Fusco as President and CEO, the Company and Mr. Fusco entered into an employment agreement dated as of May 12, 2016. Mr. Fusco’s compensation structure is generally in line with our executive compensation program. Please see “Compensatory Arrangement with President and CEO” on page 40 of this Proxy Statement.

Compensation Governance Practices

The Board and the Compensation Committee are committed to implementing best practice compensation governance practices that further strengthen the alignment of our compensation program with our shareholders’ interests, which include the following:

•	Clear, direct link between pay and performance

•	Primarily performance-based incentive awards

•	No hedging or “short sales” of Company stock

32	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

•	No pledging of Company stock as collateral for a loan or holding Company stock in margin accounts

•	Robust stock ownership guidelines

•	No defined benefit retirement plan or supplemental executive retirement plan

•	Robust compensation risk management program

Executive Compensation Philosophy & Objectives

Philosophy and Objectives

In late 2016, the Board and Compensation Committee committed to transition compensation programs under a more consistent, competitive, and conventional total compensation philosophy, including equity-based long-term incentive opportunities tied to financial and growth objectives. The Board and the Compensation Committee remain committed to a pay-for-performance compensation structure that aligns our executive compensation with the key drivers of long-term growth and creation of shareholder value. Our executive compensation programs and objectives are designed to ensure we attract, retain and motivate executives with the talent and experience necessary for us to achieve our strategic business plan.

As the first mover in our industry, we face fierce competition for our executive officers and key employees throughout the organization, and we seek to hire the highest caliber executives available in the global LNG marketplace.

•	Annual and long-term incentive awards are primarily performance-based. We believe such an incentive structure creates appropriate motivation for our executive officers and aligns their compensation with the performance of our Company and value created for shareholders. We will continue to balance our long-term incentive program to address performance accountability, long-term stock ownership and talent retention issues in the current environment.

•	Annual cash bonus incentive metrics are tied to specific financial, operating, construction, safety and strategic goals. We believe close alignment between our compensation goals and our business strategy is critical to driving performance to be measured against our key milestones and metrics.

•	Significant long-term compensation is linked to financial performance and growth metrics. We believe our executive officers’ compensation should be tightly linked to the creation of value for our shareholders over the long run. As such, the majority of their compensation is and should be at risk and directly tied to corporate outperformance over longer time horizons.

Components of Our Executive Compensation Program

Base Salary

Base salaries provide the fixed compensation necessary to attract and retain key executives. The base salaries of our NEOs are designed to be comparable to positions in the marketplace from which we recruit executive talent. The Compensation Committee referenced the median of the market in determining the 2016 base salaries of our NEOs who were employed by the Company in 2015.

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In December 2016, the Compensation Committee reviewed the base salaries of our NEOs, and the Compensation Committee recommended and the Board approved changes in the annual base salaries of our NEOs, effective January 9, 2017. The following table provides the base salaries for 2016 and 2017 of our NEOs.

2016 and 2017 Base Salaries
		2017 Annual Base Salary		2016 Annual Base Salary
Jack A. Fusco	Director, President and Chief Executive Officer	$1,250,000		$1,250,000	(1)
Neal A. Shear	Director, Former Interim Chief Executive Officer and President	$—	(1)	$1,000,000	(1)
Michael J. Wortley	Executive Vice President and Chief Financial Officer	$600,000	(2)	$562,380
Anatol Feygin	Executive Vice President and Chief Commercial Officer	$500,000	(3)	$482,040
Ed Lehotsky	Senior Vice President, Engineering and Construction	$450,000	(4)	$385,000
Doug Shanda	Senior Vice President, Operations	$450,000	(5)	$385,000
Meg A. Gentle	Former Executive Vice President—Marketing	$—	(6)	$626,652	(6)

(1)	Mr. Fusco was appointed President and CEO effective May 12, 2016, replacing Mr. Shear.

(2)	On September 19, 2016, Mr. Wortley was promoted from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer.

(3)	On September 19, 2016, Mr. Feygin was promoted from Senior Vice President, Strategy and Corporate Development to Executive Vice President and Chief Commercial Officer.

(4)	On September 19, 2016, Mr. Lehotsky was promoted to Senior Vice President, Engineering and Construction.

(5)	On September 19, 2016, Mr. Shanda was promoted to Senior Vice President, Operations.

(6)	On August 26, 2016, Ms. Gentle ceased to be employed by the Company.

Annual Incentive Program

In December 2016, the Compensation Committee reviewed achievements related to our key milestones spanning five strategic areas: (1) financial; (2) construction; (3) operations; (4) organizational; and (5) commercial, to determine annual incentive program funding and awards, including the following items highlighted below:

Strategic Area	Key Accomplishments
Operational	• Sabine Pass Train 1 production reliability and efficiency above target • Successfully completed the first major outage for the Sabine Pass liquefaction facility
Construction

• Sabine Pass Trains 1 and 2 achieved substantial completion 3 months and 12 months ahead of contractual guaranteed schedule (respectively)

• Successful performance tests of production capacity for Sabine Pass Trains 1 and 2

• East Meter Pipe Project was completed on schedule to receive gas from Transcontinental Gas Pipeline Corporation by Q1 2017

• Commissioned Sabine Pass Trains 1 and 2

• Commenced commissioning activities on Sabine Pass Train 3

Financial

Strengthened Balance Sheet

• Refinanced Sabine Pass LNG, L.P.’s (“SPLNG”) bonds, raising $2.8 billion credit facility at Cheniere Energy Partners, L.P. to take out all SPLNG and Cheniere Creole Trail Pipeline, L.P. debt plus a $115 million revolver

• Continued to refinance the Sabine Pass Liquefaction, LLC (“SPL”) credit facility, issuing $1.5 billion of SPL bonds in June 2016 and another $1.5 billion in September 2016 to push out maturity to 2026 and 2027

• Structured an indenture for Cheniere Corpus Christi Holdings, LLC (“CCH”) and issued an inaugural $1.25 billion of bonds in May 2016 to begin to refinance the CCH credit facility and issued $1.5 billion of CCH bonds in December 2016

• Improved credit ratings across Cheniere complex: S&P upgraded Cheniere from B+ to BB- and SPL from BB+ to BBB-; Moody’s upgraded SPL from Ba3 to Ba2 and SPLNG from B1 to Ba2

34	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Strategic Area	Key Accomplishments

Budget Management

• Began zero-based budgeting process to emphasize cost efficiency

Reporting

• Commenced first-ever quarterly earnings call for Cheniere

• Closed financial books on time, with minimal adjustments to financial statements

Organizational

• Successful leadership transition with significant organizational alignment complete, specifically in commercial, asset, finance, environmental, health and safety and human resources, resulting in significant annual savings

• Introduced vision, mission and values to establish organization-wide principles

• Stabilized organization and aggressive recruitment effort to fill key positions and manage retention

• Initiated a behavior-based safety program to support building and maturing of the safety culture; formed the Executive Safety Committee

• Realigned environmental, health, and safety organization to improve operational compliance for regulatory and permitting

• Launched enterprise-wide supply chain management initiative

• Redesigned compensation philosophy to a more traditional structure supporting company transition from a development company to operations

Commercial

• Integrated commercial function as integral part of Cheniere

• Supplied Sabine Pass during startup period under budget

• Monetized commissioning cargoes and optimized excess cargoes

• Completed comprehensive realignment of commercial function to integrate supply, marketing, and commercial operations

The Compensation Committee discussed with management its performance related to the financial, construction, operations, organizational and commercial strategic areas. As a result of our performance amidst a challenging macroeconomic environment, in December 2016, the Compensation Committee recommended and the Board determined the Company had exceeded performance expectations, and it approved paying annual cash bonuses above the target payout for our NEOs. The following annual cash bonuses under our Annual Cash Bonus Plan were approved for 2016 for our NEOs.

NEOs Annual Cash Bonuses for 2016
Jack A. Fusco	Director, President and Chief Executive Officer	$2,303,938
Neal A. Shear	Director, Former Interim Chief Executive Officer and President	$—	(1)
Michael J. Wortley	Executive Vice President and Chief Financial Officer	$1,000,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	$700,000
Ed Lehotsky	Senior Vice President, Engineering and Construction	$525,000
Doug Shanda	Senior Vice President, Operations	$525,000
Meg A. Gentle	Former Executive Vice President–Marketing	$—	(2)
(1)	Mr. Shear ceased serving as Interim CEO and President in May 2016 and as Interim Special Advisor to the CEO on November 12, 2016 and did not receive a 2016 annual cash bonus. Mr. Shear received a bonus of $1,500,000 on June 15, 2016 in connection with his role as Interim CEO and President.

(2)	Ms. Gentle ceased to be employed by the Company in August 2016 and did not receive a 2016 annual cash bonus.

Retention Bonus

On August 12, 2013, Mr. Shanda received a retention award that provides for an annual cash bonus payment of 25% of his base salary through 2019 and 50% of his base salary in 2020.

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2017 Bonus Program Design

Beginning in 2017, the Compensation Committee has implemented a scorecard approach to determine annual cash bonuses, which will be 100% performance-based. The scorecard provides that 80% of the bonus opportunity will be determined based on quantitative performance measures using multiple financial, operating, construction, safety and strategic performance measures, and 20% will be determined based upon achievement of strategic goals and organizational accomplishments.

The following key features are included in the scorecard:

-	Individual bonus targets based on competitive benchmarks

-	Quantitative performance goals: financial, operating, construction, safety and strategic

-	Limited discretion, linked to identified strategic goals and organizational accomplishments

-	Payment of any awards under the program will be subject to an initial earnings-based funding threshold

Long-Term Incentive Program

Long-term Incentive Program awards accomplish several important objectives. They motivate sustained performance against our long-term objectives; they align executives with shareholder interests; and they help retain employees who are in high demand elsewhere.

2014-2018 LTIP

During 2014, prior to implementing the 2014-2018 LTIP, no long-term incentive awards were granted other than new hire award grants. The Compensation Committee and the Board used 2014 to solicit feedback from shareholders and designed the 2014-2018 LTIP to appropriately incentivize our executive officers while taking shareholder views into account.

2014-2018 LTIP Design

On April 21, 2015, the Board approved the 2014-2018 LTIP. The plan replaced a long-term incentive plan originally proposed by the Company in 2014 and reflected feedback we received from our shareholder outreach.

The 2014-2018 LTIP was 100% performance-based and was intended to reward long-term performance measured against growth in the Company’s market capitalization, referred to in the plan documents as total shareholder value (“TSV”).

The Compensation Committee viewed the 2014-2018 LTIP as a “bridge” program to attract, reward, and incentivize our executive officers and employees while we transitioned from a development-focused company to an LNG operator

Summary of Plan Design

For each performance period for the 2014-2018 LTIP, a senior executive pool and a general pool would be funded up to a certain percentage of the growth in TSV provided that certain performance hurdles were met. Each pool would then be converted into phantom units based on the average 30-day stock price at the end of the performance period, which would be granted to our executive officers and employees. The 2014-2018 LTIP was administered by the Compensation Committee.

Performance Periods

The term of the 2014-2018 LTIP commenced November 1, 2013 and consisted of five consecutive annual performance periods ending October 31, 2018; however, as described below, the 2014-2018 LTIP was terminated as of October 31, 2016. Each performance period began on November 1 and ended on October 31.

Performance Hurdles

In each performance period for the 2014-2018 LTIP, the Company measured its annual total shareholder return (“TSR”) and annualized cumulative TSR since the beginning of the performance period.

A minimum annual TSR and annualized cumulative TSR performance hurdle of 8% had to be achieved each performance period for the pools to be funded. The maximum annual TSR and annualized cumulative TSR performance hurdles were set at 9%. The annual TSR and annualized cumulative TSR performance hurdles were set based on the expected average annual growth rate of similar companies in order to incentivize outperformance relative to the market. The definition of TSV Growth acted as a ‘high

36	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

water mark’ that ensured awards were not granted on the same appreciation repeatedly. In addition to the annual and cumulative performance hurdles mentioned above, this definition ensured the funding of the phantom unit pool for any annual performance period was based only on appreciation over the highest TSV achieved in any prior performance period for which awards were paid.

Maximum Compensation Caps

In order to respond to shareholder feedback about pay magnitude and concerns with incentive caps, the amount of the total senior executive pool potential was reduced, capped and was subject to downward adjustment at the discretion of the Compensation Committee.

The total percentages of growth in TSV that could be awarded were 2% of TSV growth for the senior executive pool and generally between 2% and 4% for the general pool. Our former CEO’s compensation was targeted at 50% of the senior executive pool. Additionally, the senior executive pool for each performance period was capped at an annual maximum amount equal to 1.5% of our common shares outstanding.

	Percentage of TSV Growth Awarded
TSR Performance Hurdle	Senior Executive Pool	General Pool
Annual TSR or Cumulative TSR < 8%	0%	0%
Annual TSR and Cumulative TSR ≥ 8%, but at least one is < 9%	adjusted below max	adjusted below max
Annual TSR and Cumulative TSR ≥ 9%	2%	2% - 4%

Funding of Pool

For each performance period, the plan would fund an aggregate phantom unit pool allocable to plan participants, if applicable. Subject to the maximum caps described above, this pool would be denominated in a number of phantom units as follows:

Aggregate Phantom Unit Pool =	Percentage of TSV Growth Awarded x Applicable TSV Growth
30 calendar day average closing price of our shares

TSV Growth is the difference between the TSV for a performance period plus any TSV Growth carried over from a prior performance period as a result of the cap, if any, minus the highest TSV achieved in any prior performance period.

2016 Long-Term Performance Awards

For the third performance period that ended October 31, 2016, the TSV was $9,674,123,219 (equivalent to $41.20 per share), our Annualized Cumulative TSR growth was 5.0% and our Annual TSR was negative. Due to the fact that all of these performance hurdles were not met, there were no awards made in 2017 with respect to the second performance period.

2015 Long-Term Performance Awards

For the second performance period that ended October 31, 2015, the TSV was $11,591,367,296 (equivalent to $49.11 per share), our Annualized Cumulative TSR growth was 17.7% and our Annual TSR was negative. Due to the fact that all of these performance hurdles were not met, there were no awards made in 2016 with respect to the second performance period.

2014 Long-Term Performance Awards (granted in April 2015)

The initial TSV that was used to calculate the annualized cumulative TSR was $8,362,445,350. For the first performance period that ended October 31, 2014 the TSV was $16,881,586,848 (equivalent to $71.29 per share). Thus, the annual and annualized cumulative TSRs in the first performance period were 101.9%. Based on our TSR of 101.9% and TSV Growth of $8.519 billion for the first performance period, the Compensation Committee recommended and the Board approved awards of 170,000 and 130,000 phantom units to Messrs. Wortley and Feygin, respectively, and 200,000 phantom units to Ms. Gentle.

The phantom units were granted on April 21, 2015, and vest in three installments, with one-third of the phantom units having vested and been paid on each of February 1, 2016 and February 1, 2017 and the remaining one-third vesting and becoming payable on February 1, 2018.

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Vesting Schedule

For the awards granted for the 2014 performance period, one-third of the phantom units vested and became payable on February 1, 2016; one-third vested and became payable on February 1, 2017, and the remaining one-third will vest and become payable on February 1, 2018. No phantom units were granted under the 2014-2018 LTIP in 2016 or 2017 with respect to the 2015 and 2016 performance periods, respectively, since the performance threshold was not achieved.

Except as described below, plan participants will forfeit any unvested phantom units if the participant’s employment with the Company terminates for any reason prior to the applicable vesting dates. Any unvested phantom units will immediately vest and be payable to participants if: (i) the Company terminates the participant’s employment without Cause or, in the case of executive officers, the executive officer terminates his or her employment with Good Reason; (ii) the participant dies or incurs a disability before such awards are fully vested; (iii) except in the case of a participant in the United Kingdom, the participant retires after age 65; or (iv) a Change of Control occurs. Please see “Narrative to the Potential Payments upon Termination or Change-in-Control–Cash, Phantom and Restricted Stock Awards” for the definitions of “Cause,” “Good Reason” and “Change of Control.” The following table shows the measurement periods and vesting schedule of the phantom units.

Termination of 2014-2018 LTIP

As of October 31, 2016, the Board terminated the 2014-2018 LTIP in order to implement a new long-term incentive award program that better incentivizes management with long-term performance goals as we continue to transition from a development-focused company to an LNG operator.

Annual Long Term Incentive Program (“LTI program”) Beginning in 2017

The Compensation Committee believes that the new LTI program delivers a more common, conventional and consistent approach to delivering long-term incentives. Equity grants align our NEOs’ interests with the interests of shareholders by rewarding sustained long-term value creation. They enable us to attract and retain highly qualified individuals for important positions throughout the Company.

The Compensation Committee has implemented the following key attributes in its new LTI program beginning in 2017:

• Grants will be made on an annual basis with a minimum of a 1-year vesting period

• Grants will consist of a mix of 50% Performance Share Units (“PSUs”) and 50% Restricted Stock Units (“RSUs”) for executive officers

• PSUs: 3-year cliff vesting (performance-based)

• RSUs: 3-year ratable vesting (time vested)

• The 2017 LTI Awards were a mix of 50% PSUs and 50% RSUs.

• PSUs will include one or more performance metrics, with the actual number of shares earned to be between 50% and 200% of the target number if the threshold performance is met, providing for a more customary cap on payouts

• PSUs will vest upon certification by the Compensation Committee of the level of achievement of the performance condition during the performance period

• The 2017 LTI Awards included one performance metric (cumulative Distributable Cash Flow)

• Grants will be settled in Cheniere shares
• Grants to executives will include clawback provisions

38	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Under Mr. Fusco’s employment agreement, for each fiscal year beginning with 2017, Mr. Fusco will be eligible to receive a long-term incentive award with a grant date value of 500% of his annual base salary.

RSU Grants

RSU awards will vest ratably over a three-year service period on each of the first, second and third anniversaries of the grant date subject to forfeiture upon termination except in certain events and acceleration upon certain events including death or disability.

PSU Grants

PSU awards will provide for 3-year cliff vesting and will include one or more performance metrics, with the actual number of shares earned to be between 50% and 200% of the target number if the threshold performance is met, providing for a more customary cap on payouts. PSUs will vest upon certification by the Compensation Committee of the level of achievement of the performance condition during the performance period.

2017 LTI Awards

In February 2017, the Compensation Committee recommended and the Board approved long-term incentive awards as part of the Company’s LTI program for each of the executive officers of the Company. Since Mr. Shear’s service as Interim Chief Executive Officer and President, and Ms. Gentle’s employment with the Company, ended prior to February 2017, neither received long-term incentive awards. All awards made by the Company are contingent on the executive officer’s acceptance of the respective award agreement.

2017 LTI Awards (approved in February 2017) for NEOs
Name	Title	RSUs[1]	Target PSUs[1]
Jack A. Fusco	Director, President and Chief Executive Officer	69,646	69,646
Michael J. Wortley	Executive Vice President and Chief Financial Officer	16,715	16,715
Anatol Feygin	Executive Vice President and Chief Commercial Officer	13,930	13,930
Ed Lehotsky	Senior Vice President, Engineering and Construction	7,522	7,522
Doug Shanda	Senior Vice President, Operations	7,522	7,522

(1)	Pursuant to Mr. Fusco’s employment agreement, the number of RSUs and Target PSUs awarded to Mr. Fusco was determined based on a target of 500% of his base salary. The number of RSUs and Target PSUs awarded to Messrs. Wortley and Feygin were determined based on a target of 250% of base salary. The number of RSUs and Target PSUs awarded to Messrs. Lehotsky and Shanda were determined based on a target of 150% of base salary.

Key Terms of the RSUs and PSUs under the 2017 LTI Awards

The RSU awards will vest in equal installments on each of February 17, 2018, February 17, 2019 and February 17, 2020. Each PSU award is expressed in terms of a target number of shares. The actual number of shares earned under the PSUs, between 50% and 200% of the target if the threshold performance is met, will be determined based on the Company’s cumulative distributable cash flow per share from January 1, 2018 through December 31, 2019 compared to a pre-established performance target. For a definition of cumulative distributable cash flow per share, please see Appendix B. The PSU awards will vest upon certification by the Compensation Committee of the level of achievement of the performance condition during the performance period.

Vesting is also subject to continued employment, with exceptions in some cases, including for a change-in-control or termination due to death, disability or retirement. Upon a “Change in Control” or a termination by the Company without “Cause” or by the award recipient for “Good Reason”, in each instance as defined in the PSU Agreement and RSU Agreement, the RSU and PSU awards will be treated in accordance with the Severance Plan (as described below). Upon a termination due to death or disability, all of the RSUs and the target number of PSUs will vest in full immediately. Upon retirement, the RSU and PSU awards will be treated in accordance with the Cheniere Energy, Inc. Retirement Policy (as described below). Each vested RSU and PSU will be settled in one share of the Company’s common stock.

Train 3 Milestone Awards

In February 2017, the Compensation Committee approved an additional long-term incentive component intended to motivate and reward the achievement of significant growth milestones. The Compensation Committee believes such milestones are critical

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	39

to Cheniere’s strategic plan and would result in the creation of significant additional value for shareholders. In February 2017, the Compensation Committee recommended and the Board approved a milestone award letter for each NEO. The milestone award letters communicated an award of RSUs to be granted, subject to the approval of the Compensation Committee, upon a final investment decision being made on or prior to December 31, 2018 with respect to Train 3 of the CCL Project (the “Train 3 Milestone Award”). If granted, the Train 3 Milestone Award will vest and be payable on February 1, 2020, subject to the award recipient’s continued employment and the terms of the applicable award agreement. Since Mr. Shear’s service as Interim Chief Executive Officer and President, and Ms. Gentle’s employment with the Company, ended prior to February 2017, neither received a milestone award letter. In determining the amount of the Train 3 Milestone Award for each NEO, the Compensation Committee considered annual LTI targets for each role, internal equity across executive positions and the individual NEO’s potential impact to create significant additional value for shareholders in connection with the Train 3 Milestone Award.

2017 LTI Awards–Potential Train 3 Milestone Awards for NEOs
Name	Title	Potential RSUs
Jack A. Fusco	Director, President and Chief Executive Officer	156,250
Michael J. Wortley	Executive Vice President and Chief Financial Officer	70,000
Anatol Feygin	Executive Vice President and Chief Commercial Officer	70,000
Ed Lehotsky	Senior Vice President, Engineering and Construction	25,000
Doug Shanda	Senior Vice President, Operations	25,000

Compensatory Arrangements

Compensatory Arrangement with President and CEO

In connection with the appointment of Jack A. Fusco as President and CEO, the Company and Mr. Fusco entered into an employment agreement dated as of May 12, 2016.

The Compensation Committee, in consultation with Pearl Meyer (its independent compensation consultant prior to June 2016), determined to pay Mr. Fusco an annual base salary of $1,250,000, and Mr. Fusco is eligible to receive an annual bonus with a target equal to 125% of his annual base salary and a maximum equal to 250% of his annual base salary. For 2016, Mr. Fusco’s annual bonus was prorated to reflect the period during 2016 in which Mr. Fusco was employed by the Company. As described under “Annual Incentive Program” above, the Compensation Committee approved an annual bonus for Mr. Fusco for 2016 of $2,303,938. For each fiscal year beginning with 2017, Mr. Fusco will be eligible to receive a long-term incentive award with a grant date value of 500% of his annual base salary. In addition, in connection with his commencement of employment, Mr. Fusco was granted 236,381 shares of restricted stock on May 12, 2016, 25% of which vested on December 31, 2016 and 75% of which will vest in equal installments every six months through the third anniversary of the grant date, subject to Mr. Fusco’s continued employment. Additionally, pursuant to his employment agreement, Mr. Fusco has purchased $10,000,000 worth of common shares of the Company.

Upon a termination of Mr. Fusco’s employment by the Company without cause, or by Mr. Fusco for good reason, Mr. Fusco will be entitled to receive, subject to his execution of a release of claims, (1) a cash severance payment equal to the sum of two times (or, if the termination of employment is within 12 months following a change-in-control, three times) the sum of Mr. Fusco’s annual base salary and annual target bonus; (2) a pro-rata annual bonus for the year of termination based on actual performance of the Company; (3) any earned but unpaid bonus for the preceding fiscal year; (4) reimbursement of COBRA premiums for up to 18 months; and (5) continued vesting of any outstanding long-term incentive awards that are scheduled to vest within one year following termination.

Compensatory Arrangement with Former Interim CEO and President

In connection with the appointment of Mr. Shear as Interim CEO and President, the Company and Mr. Shear entered into a letter agreement dated December 18, 2015 which included the terms of his arrangement.

The Compensation Committee, in consultation with Pearl Meyer determined to pay Mr. Shear an annualized base salary of $1,000,000 for his service as Interim CEO and President through May 12, 2016. Mr. Shear received a bonus of $1,500,000 on June 15, 2016 in connection with his role as Interim CEO and President. In addition, Mr. Shear was granted 36,330 phantom units that vested in full on June 15, 2016. While serving as Interim CEO and President, Mr. Shear did not receive director fees for his service as a member of the Board.

40	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

In connection with the appointment of Mr. Fusco as President and CEO, the Board asked Mr. Shear to serve as Interim Special Advisor to the CEO from May 12, 2016 through November 12, 2016. The Company and Mr. Shear entered into a letter agreement dated May 12, 2016 which included the terms of his arrangement.

The Compensation Committee, in consultation with Pearl Meyer, determined to pay Mr. Shear a monthly base salary equal to $100,000 for his service as Interim Special Advisor to the CEO. While serving as Interim Special Advisor to the CEO, Mr. Shear did not receive director fees for his service as a member of the Board.

Compensation and Benefits

We provide a limited number of other benefits to our NEOs that make our total compensation program competitive with the market.

Benefits

We offer the same health, welfare and retirement plans to all of our U.S. employees and executive officers.

•	The Cheniere Retirement Plan is a tax-qualified 401(k) savings plan pursuant to which we match 100% up to the lesser of 6% of salary and bonus deferrals or the maximum deferrals permitted by law.

•	We also offer all employees medical, dental and vision benefits and health and dependent care reimbursement arrangements.

•	In addition, employees are covered by short-term and long-term disability, basic life insurance equal to two times base salary and voluntary life (elective) insurance and accidental death and dismemberment insurance.

We do not offer a defined benefit pension plan or nonqualified deferred compensation plan to any of our employees or executive officers.

Our international employees have a similar benefits package, adjusted for the customary practices in each location.

Perquisites

Perquisites are not a significant part of our compensation program and are provided to the executive officers on a limited basis. Because our executive officers’ duties require them to spend a significant amount of time traveling, the Company occasionally pays for charter flights for business purposes. Our executive officers’ personal guests were permitted to fly with them on these flights on limited occasions in 2016 at nominal or no incremental cost to the Company. We pay for the costs of overseas assignments for all of our employees.

Change of Control Agreements

In 2008, the Compensation Committee approved Change of Control Agreements for certain employees of the Company, including the NEOs, which provided for a potential cash payment upon a change of control of the Company.

These agreements were in place through 2016. In September 2016, the Board terminated the Company’s 2008 Change of Control Cash Payment Plan and provided notice to employees that the Change of Control Agreements would not be extended beyond December 31, 2016. In late 2016 and early 2017, the Committee and Board reviewed and approved the new Key Executive Severance Pay Plan to provide certain severance benefit protections, including those associated with a change-in-control.

The prior Change of Control Agreements were adopted in recognition that the possibility of a change of control existed and that such possibility, and the uncertainty it may create, may result in the distraction or departure of employees to the detriment of the Company and its shareholders. The Change of Control Agreements were designed to ensure that certain employees designated by management and confirmed by the Compensation Committee were not unduly distracted by the circumstances attendant to the possibility of a change of control and to encourage their continued attention and dedication to our necessary operations.

The Change of Control Agreements provided for the same formula for all participating employees. Specifically, upon a change of control, a cash payment in an amount equal to one times (1x) the employees’ base salaries in effect at or immediately prior to the change of control would be payable to participating employees.

The cash payments were payable within 30 days of the effective date of the change of control. A cessation of an employee’s employment at the previously designated level (including as a result of death or disability) for any reason, a termination of an employee other than for Cause (as defined in the Change of Control Agreements) and a termination by the employee for good

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	41

reason that occurs not more than three months prior to a change of control would be deemed to be a termination of employment pursuant to a change of control, provided the employee demonstrates that such cessation or termination of employment was at the request of a third party who has taken steps reasonably calculated to effect a change of control or the employee’s termination otherwise arose in connection with or in anticipation of a change of control.

Severance Plan

In December 2016, the Compensation Committee recommended and the Board approved the Cheniere Energy, Inc. Key Executive Severance Pay Plan for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017. Additionally, in February 2017, the Compensation Committee recommended and the Board approved the Amended and Restated Cheniere Energy, Inc. Key Executive Severance Pay Plan (as amended, the “Severance Plan”) to incorporate certain changes to the Severance Plan as reflected in the description below.

The Severance Plan is intended to provide severance compensation benefits to the executive officers and other officers of the Company and its affiliates in the event of the termination of their employment under certain circumstances. Under the Severance Plan, our officers, including our CEO and other executive officers, are eligible for certain post-employment compensation and benefits, which vary depending upon whether a change-in-control or termination of employment occurs. The Severance Plan also provides certain compensation and benefits in the event of a change-in-control of the Company, even absent a termination of employment. To the extent of any overlap, severance benefits for which an officer may be eligible would be provided under any employment agreement, and any amounts to which the officer would be eligible under the Severance Plan would be reduced so that no officer receives duplicative benefits. Please see “Compensatory Arrangement with President and CEO” on page 40 of this Proxy Statement for details regarding the severance entitlements set forth in our CEO’s employment agreement.

Severance and Benefits in Connection with a Change-in-Control. With respect to each executive officer, upon the occurrence of a change-in-control, even absent a termination of employment, generally notwithstanding the provisions of any other benefit plan or agreement, and subject to certain conditions outlined in the Severance Plan:

•	all of the executive officer’s outstanding unvested equity awards, equity-based awards, annual awards and retention awards (collectively, “Incentive Awards”) which are time-based will automatically vest in full as of the date of the change-in-control;

•	the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on performance metrics other than TSR will vest at the target level for such Incentive Award; and

•	the executive officer’s outstanding unvested performance-based Incentive Awards that vest based on TSR will vest as of the date of the change-in-control based on actual TSR as of the date of the change-in-control.

In the event that an executive officer’s employment is terminated within three months prior to or 24 months following a change-in-control and upon the occurrence of the executive’s termination of employment by us without cause, or by such executive for good reason, then such officer is entitled to receive, in addition to, but not duplication of, benefits resulting from a pre-termination change-in-control, and subject to certain conditions outlined in the Severance Plan:

•	a lump sum payment within 60 days following termination in an amount equal to three times (in the case of the CEO) or two times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•	acceleration of vesting of all of the executive officer’s outstanding unvested time-based Incentive Awards; and the executive officer’s outstanding unvested performance-based Incentive Awards (A) that vest based on TSR will vest based on actual TSR as of the date of the change-in-control and (B) that vest based on performance metrics other than TSR will vest at the target level for such Incentive Award.

Severance and Benefits Not in Connection with a Change-in-Control. In the event that an executive officer’s employment is terminated by the officer for good reason or by us without cause, and not in connection with a change-in-control, as described above, then such officer is entitled to receive, subject to certain conditions outlined in the Severance Plan:

•	a lump sum payment within 60 days following termination in an amount equal to two times (in the case of the CEO) or 1.5 times (in the case of other executive officers) the sum of (a) the officer’s annual base salary in effect when the termination occurs and (b) the officer’s target annual cash bonus for the year of termination; plus

•	a lump sum payment within 60 days following termination in an amount equal to the officer’s pro-rated target annual cash bonus for the year of termination; plus

42	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

•	the officer’s unpaid annual cash bonus, if any, earned for the year prior to the year of termination; plus

•	acceleration of vesting of the executive officer’s outstanding unvested time-based Incentive Awards that were granted more than six months prior to the termination; and vesting of a pro-rated portion of the executive officer’s outstanding unvested performance-based Incentive Awards that were granted more than six months prior to the termination based on actual performance levels achieved at the end of the applicable performance period.

Provisions Applicable Whether or Not Termination is in Connection with a Change-in-Control. In addition to the above, for a period of 24 months following the termination date, subject to certain conditions outlined in the Severance Plan, the executive officer will receive continued subsidized health care benefits, to be provided concurrently with any health care benefit required under COBRA. At the discretion of the Company, the executive officers also may receive outplacement benefits at our expense.

As a condition to receiving benefits under the Severance Plan, participants will be subject to certain conditions, including entering into non-competition, non-solicitation, non-disclosure, non-disparagement and release agreements with us.

If any amounts will become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise non-deductible under Section 280G of the Code, then such amounts will be reduced so as not to become subject to such excise tax, but only if the net amount of such payments as so reduced is greater than or equal to the net amount of such payments without such reduction. If any participant is a “specified employee” under Section 409A of the Code, any compensation or benefits to be paid or received under the Severance Plan as a result of termination of employment and that constitute “non-qualified deferred compensation” will be delayed in accordance with the Code.

Retirement Policy

In February 2017, the Board approved an amended and restated Cheniere Energy, Inc. Retirement Policy (the “Retirement Policy”), effective February 17, 2017 (“the Effective Date”). The Retirement Policy amended and restated the previous policy that was in effect as of June 11, 2015. The Retirement Policy is limited to employees located in the United States. The Retirement Policy is not applicable in the United Kingdom or any jurisdictions in which it would be a violation of applicable laws. The Retirement Policy also does not apply to the Company’s Chief Executive Officer.

Under the Retirement Policy, an employee is eligible for a “Qualifying Retirement” upon resigning from the Company if he or she is at least 60 years old, has at least four years of service with the Company or its affiliates (or a combination of both), and the combined sum of the employee’s age and full years of service with the Company or its affiliates (or a combination of both) is equal to at least 72 years. Following an eligible employee’s Qualifying Retirement, the continuous employment requirement for all of such employee’s long-term incentive awards granted prior to the Effective Date will be waived, and all such awards will continue to vest in accordance with their terms. In addition, for awards granted under the Company’s annual long-term performance incentive program after the Effective Date, following a Qualifying Retirement, an employee’s outstanding unvested time-based incentive awards will immediately vest, and the employee’s outstanding unvested performance-based incentive awards will vest pro-rata, based on the number of months served by the employee in the performance period prior to his or her retirement, on the normal schedule applicable to such awards and based on actual performance results at the end of the relevant period. Only such time-based incentive awards and performance-based incentive awards granted at least six months prior to the Qualifying Retirement will be eligible under the Retirement Policy.

The determination of whether an employee satisfies the criteria for a Qualifying Retirement will be determined by the Company in its sole discretion. The Retirement Policy will not apply to new hire awards, special retention awards, other awards not part of any annual long-term incentive compensation program or awards under any annual cash bonus program, except as otherwise determined by the Company on a case-by-case basis. The treatment of an employee’s outstanding awards under the Retirement Policy as described above is subject to the employee’s execution of a release of claims against the Company and compliance with restrictive covenants as set forth in the Retirement Policy.

Executive Compensation Process

The Compensation Committee, with the support of an independent compensation consultant and management, handles the development and implementation of our executive compensation program. The Compensation Committee makes recommendations to the Board regarding our executive officers’ compensation for the Board’s final approval.

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Role of the Compensation Committee and Board

The Compensation Committee reviews and approves the performance goals established by management which are required to be achieved in order for our executive officers to earn performance-based compensation, and determines actual performance against the goals. The performance goals are consistent with the strategic business plan of the Company. The Compensation Committee also reviews and recommends to the Board for approval the total target annual compensation, including the competitiveness of each component of the total compensation package, for our CEO and each executive officer. Key components of this process include:

•	Establishing performance goals for long-term and short-term incentive awards for executive officers.

•	Evaluating the achievement of annual developmental, operating and corporate goals for the year to determine the total amount of the bonus pool for the annual cash bonus awards.

•	Reviewing, discussing and modifying, as appropriate, recommendations from the CEO on the base salaries and annual cash bonus awards for our executive officers. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Meeting in executive session to discuss and determine the amount of our CEO’s compensation. The Compensation Committee makes its recommendations for the Board’s final approval.

•	Reviewing and recommending to the Board for approval long-term incentive awards for the CEO and executive officers.

•	Evaluating the achievement of performance goals under long-term incentive awards.

Role of Management

Management and the Human Resources department support the Compensation Committee’s process.

•	All compensation recommendations for our executive officers reflect input from our Human Resources department. Their recommendations are based on the Company’s performance and their review of external market data.

•	At the end of the year, the CEO proposes base salaries and annual cash bonus awards for our executive officers (other than the CEO) to the Compensation Committee which then reviews, discusses and modifies, as appropriate, these recommendations.

Role of the Independent Compensation Consultant

The independent compensation consultant reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. The independent compensation consultant attends Compensation Committee meetings on request and also meets with the Compensation Committee in executive session without management present.

In 2013, the Compensation Committee engaged Pearl Meyer as its independent compensation consultant, and Pearl Meyer served as its independent compensation consultant during 2014 and 2015 and through May 2016.

With respect to engaging Pearl Meyer during 2016, we considered whether any conflict of interest existed under the SEC rules and NYSE MKT listing standards. We reviewed the following related to Pearl Meyer’s independence: (1) other services provided to us by Pearl Meyer; (2) fees paid by us as a percentage of Pearl Meyer’s total revenue; (3) policies or procedures maintained by Pearl Meyer that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and Pearl Meyer or the individual consultants involved in the engagement. We concluded that there were no conflicts of interest that prevented Pearl Meyer from serving as an independent consultant to the Compensation Committee on executive compensation matters.

In June 2016, the Compensation Committee engaged Meridian as its independent compensation consultant, and Meridian served as its independent compensation consultant for the remainder of 2016.

With respect to engaging Meridian in June 2016, we considered whether any conflict of interest existed under the SEC rules and NYSE MKT listing standards. We reviewed the following related to Meridian’s independence: (1) other services provided to us by Meridian; (2) fees paid by us as a percentage of Meridian’s total revenue; (3) policies or procedures maintained by Meridian that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any Company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and Meridian or the individual consultants involved in the engagement. We concluded that there were no conflicts of interest that prevented Meridian from serving as an independent consultant to the Compensation Committee on executive compensation matters.

44	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Peer Group and Benchmarking

Each year, the Compensation Committee, with the assistance of management and our independent compensation consultant, reviews external market data to determine the competitiveness of the total compensation package of our executive officers. The market data selected is representative of the energy industry within which we operate and includes companies with similar business activities and with which we compete for executive talent.

The Compensation Committee reviews the following components of each executive officer’s compensation relative to the amount paid to executives in similar positions within the market data: base salaries, annual cash bonuses and long-term incentive awards. The market data serves as a point of reference for measuring the compensation of each of our executive officers, but individual compensation decisions are made based on a combination of considerations, including the Company’s overall performance; the individual roles, responsibilities and performance of each of our executive officers and market competitiveness. The Compensation Committee does not adhere to a rigid benchmarking process in setting compensation; rather, information is used as a market reference for the Compensation Committee.

Survey Data & Peer Group

With assistance from management and our compensation consultant, the Compensation Committee reviews our executive officers’ compensation against both nationally recognized published survey data, as well as proxy data from our peer group.

As the first mover in U.S. LNG exports, Cheniere currently has no directly comparable peers. For external comparisons, the Compensation Committee instead referenced the following peer group of companies focused on the transportation, storage or purchase of natural gas. Cheniere ranked near the 50th percentile in market capitalization and enterprise value among these companies.

2016 Peer Group
•Calpine Corp.	•DTE Energy Company
•CMS Energy Corp.	•Enbridge Inc.
•Dynegy Inc.	•Energy Transfer Equity, L.P.
•MarkWest Energy Partners, L.P.	•Enterprise Products Partners L.P.
•ONEOK, Inc.	•Kinder Morgan, Inc.
•Plains All American Pipeline, L.P.	•Magellan Midstream Partners, L.P.
•Sempra Energy	•PG&E Corporation
•Spectra Energy Corp.	•Public Service Enterprise Group Inc.
•Ameren Corporation	•Targa Resources Corp.
•Dominion Resources, Inc.	•TransCanada Corporation

In September 2016, the Compensation Committee reviewed the Company’s peer group with Meridian and management and determined to make adjustments to the peer group. Energy Transfer Equity, L.P., Kinder Morgan, Inc. and Plains All American Pipeline, L.P. were removed from the peer group due to a lack of comparability in compensation program design and disclosure.

Other Considerations

Stock Ownership Guidelines

Our Board believes that significant stock ownership by our executive officers strengthens their alignment with shareholders and demonstrates the executive officers’ commitment to the Company. We have implemented rigorous stock ownership guidelines as detailed below.

Stock Ownership Guidelines for Non-Employee Directors and Executive Officers
Position	Stock Ownership Guidelines
Non-Employee Directors	3x the director’s prevailing annual equity retainer award
President and CEO	5x base salary
Executive Vice Presidents and Senior Vice Presidents	2x base salary

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Furthermore, pursuant to Mr. Fusco’s employment agreement, Mr. Fusco has purchased $10,000,000 worth of common shares of the Company. All non-employee directors and executive officers are expected to be in full compliance with the guidelines within five years of initial appointment to a position subject to the guidelines, with certain ownership thresholds that must be met in the interim period. If a non-employee director or executive officer is not in compliance with the guidelines, he or she is required to retain the entire after-tax value of Company stock received upon the vesting of stock awards and the exercise of stock options until the interim threshold requirements or compliance with the guidelines is achieved. The Board recognizes that there may be occasions in which the guidelines place a severe hardship on the individual and has delegated discretion to the Governance and Nominating Committee to determine whether an exemption should be granted to the individual in such instances. All of our non-employee directors and executive officers are in compliance with the guidelines.

Additional Considerations

The Compensation Committee will continue to evaluate further changes to its compensation policies and practices. We will at all times comply with SEC and NYSE MKT required compensation recoupment policies and practices, and intend to evaluate our current clawback practices and update our related policies and practices in the future. We also included clawback provisions in our 2017 equity awards, and intend to continue to include clawback provisions in future equity awards to executives. Mr. Fusco’s employment agreement provides that he will be subject to and will abide by any policy the Company adopts regarding the clawback of incentive compensation and any additional clawback provisions as required by law and applicable listing rules.

Tax and Accounting Considerations

In designing our compensation programs, we take into account the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) of the Code and design our compensation programs with the intent that they comply with Section 409A of the Code. We generally seek to preserve tax deductions for executive compensation but recognize that it may be beneficial to grant compensation that is not fully tax deductible when we believe it is in the best interests of the Company and our shareholders.

46	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
Nuno Brandolini, Chairman David B. Kilpatrick Samuel Merksamer Heather R. Zichal

SUMMARY COMPENSATION

The following table and narrative text sets forth the total compensation awarded to, earned by or paid to our Chief Executive Officer (“CEO”), Chief Financial Officer and three other most highly compensated executive officers for 2016, who are referred to as our “NEOs” in the following compensation tables. Effective May 12, 2016, Neal Shear ceased to serve as our Interim Chief Executive Officer and President, and Jack A. Fusco began serving as our President and Chief Executive Officer. The total 2016 compensation for Messrs. Shear and Fusco is reported in the below table. Additionally, the following table includes Meg A. Gentle, our former Executive Vice President-Marketing, in accordance with SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
Jack A. Fusco President and CEO(6)	2016	$778,846	$2,303,938	$8,214,240	—	—	—	$3,190	$11,300,214
Neal A. Shear Interim CEO and President(7)	2016	$893,846	$1,500,000	—	—	—	—	$227,430	$2,621,276
	2015	$38,462	—	—	—	$1,509,343	—	$24,516	$1,572,320

Michael J. Wortley EVP and CFO	2016	$561,750	$1,000,000	—	—	$1,186,000	—	$16,215	$2,763,965
	2015	$565,385	$436,800	—	—	$13,186,000	—	$14,938	$14,203,123
	2014	$503,846	$900,000	—	—	$96,000	—	$16,528	$1,516,374
Anatol Feygin EVP and Chief Commercial Officer	2016	$481,500	$700,000	—	—	$1,090,000	—	$2,645	$2,274,145
	2015	$484,615	$374,400	—	—	$10,010,000	—	$3,436	$10,872,451
	2014	$320,192	$720,000	$5,759,000	—	—	—	$120,500	$6,919,692
Ed Lehotsky SVP, Environmental and Construction	2016	$383,923	$525,000	—	—	$1,183,744	—	$17,956	$2,110,623
Doug Shanda SVP, Operations	2016	$381,365	$621,250	—	—	$1,090,000	—	$17,956	$2,110,571
Meg A. Gentle Former EVP, Marketing(8)	2016	$421,083	—	—	—	$600,000	—	$7,775,799	$8,796,882
	2015	$630,000	$486,720	—	—	$16,000,000	—	$1,509,755	$18,626,475
	2014	$578,654	$1,000,000	—	—	$600,000	—	$1,056,605	$3,235,259

(1)	This column represents the base salary earned, including any amounts invested by the NEOs in the Company’s Retirement Plan. The Company’s Retirement Plan is described in the CD&A under “Compensation and Benefits.”

(2)	Except for Mr. Shear, this column represents the cash bonus awards paid to the NEOs for performance for each respective year. Mr. Shear received a $1,500,000 bonus in June 2016 in connection with his role as Interim President and CEO. Mr. Shanda also received a discretionary cash bonus of $96,250 as part of a retention program. Because Ms. Gentle’s employment with the Company terminated on August 26, 2016, she did not receive a cash bonus award for 2016 performance.

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(3)	The amounts in this column reflect the grant date fair value of awards, computed in accordance with stock-based compensation accounting rules. Values for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating the award values may be found in Note 15 to our 2016 audited financial statements beginning on page 100 of our Form 10-K filed with the SEC on February 24, 2017.

For Mr. Fusco, the amount in this column for 2016 represents the grant date fair value (at $34.75 per share) of shares of restricted stock granted to him on May 12, 2016 in connection with his employment. 25% of these shares vested on December 31, 2016 and the remaining 75% will vest in equal installments every six months through the third anniversary of the grant date, in each case subject to continued employment.

For Mr. Feygin, the amount in this column for 2014 includes the grant date fair value (at $57.59 per share) of shares of restricted stock granted to him on April 1, 2014 as his new hire award. Mr. Feygin’s shares of restricted stock vest in four equal installments beginning April 1, 2015.

(4)	The amounts in this column reflect the grant date fair value of awards, computed in accordance with stock-based compensation accounting rules.

On October 1, 2016, Messrs. Wortley, Feygin, Lehotsky and Shanda were each granted 25,000 cash-settled phantom units. These units have a grant date fair value per share of $43.60 and will vest and become payable in two equal installments on October 1, 2017 and October 1, 2018, respectively.

For Mr. Shear, the amount in this column for 2015 reflects the grant date fair value (at $36.04 per share) of 36,330 phantom units granted to him on December 18, 2015 as an Incentive Award. Mr. Shear’s phantom units fully vested on June 15, 2016. The amount in this column also includes the grant date fair value (at $72.31 per share) of 2,766 shares of restricted stock that Mr. Shear received on June 11, 2015 as compensation for his service as a director (the fair market value of the underlying shares on the date of his director grant was $200,010).

On April 21, 2015, Messrs. Wortley and Feygin and Ms. Gentle were each granted long-term, cash-settled phantom unit awards for the growth in our market capitalization measured by the change in total shareholder value (“TSV”) above certain thresholds.

For Messrs. Wortley and Feygin and Ms. Gentle, these cash-settled phantom units have a grant date fair value per share of $77.00 and will vest and become payable in three equal installments. The first installment vested on February 1, 2016 (with a fair market value of $29.28) and the second installment vested on February 1, 2017 (with a fair market value of $47.10). The remaining installment will vest on February 1, 2018, other than Ms. Gentle’s award which vested in connection with her termination.

In addition, upon the issuance of Notice to Proceed (“NTP”) to commence construction of Trains 1 and 2 of the SPL Project on August 9, 2012, Mr. Wortley, Mr. Lehotsky and Ms. Gentle were each granted an LTI Award. A portion of their LTI Award for construction of Trains 1 and 2 of the SPL Project was granted as a cash award. The cash awards vest and are paid in five equal annual installments of 20%. The first, second, third and fourth installments were paid on August 9, 2012, August 9, 2013, August 9, 2014 and August 9, 2015, respectively. The fifth and final installment was paid on August 9, 2016, and the amounts are included in this column.

(5)	This column represents all other compensation not reported in the previous columns, including the costs to the Company of providing certain perquisites and other personal benefits, payment of insurance premiums and matching contributions allocated by the Company pursuant to the Company’s Retirement Plan.

(6)	Mr. Fusco was appointed President and CEO effective May 12, 2016, replacing Mr. Shear.

(7)	Mr. Shear assumed the role of Interim CEO and President effective December 12, 2015. Effective May 12, 2016, Mr. Shear ceased to serve as the interim President and CEO, becoming a member of the Board and as Interim Special Advisor to the CEO and served in this capacity through November 12, 2016. Amounts shown include Mr. Shear’s compensation for his service as a director during 2015, prior to December 12, 2015. Mr. Shear did not receive any compensation related to his role as a director in 2016.

(8)	Effective August 26, 2016, Ms. Gentle’s employment as Executive Vice President–Marketing of the Company was terminated.

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All Other Compensation included in the Summary Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($)(A)	Insurance Premiums ($)(B)	Company Contributions to Retirement and 401(k) Plans ($)(C)	Total ($)
Jack A. Fusco	2016	$2,280	$910	$—	$3,190
Neal A. Shear	2016	$226,000	$1,430	$—	$227,430
	2015	$24,516	$—	$—	$24,516
	2016	$3,420	$1,560	$11,235	$16,215
Michael J. Wortley	2015	$2,598	$1,140	$11,200	$14,938
	2014	$2,880	$1,248	$12,400	$16,528
	2016	$1,140	$1,505	$—	$2,645
Anatol Feygin	2015	$2,144	$1,292	$—	$3,436
	2014	$119,730	$770	$—	$120,500
Ed Lehotsky	2016	$855	$1,201	$15,900	$17,956
Doug Shanda	2016	$855	$1,201	$15,900	$17,956
	2016	$7,762,127	$1,040	$12,632	$7,775,799
Meg A. Gentle	2015	$1,492,475	$1,380	$15,900	$1,509,755
	2014	$1,039,865	$1,140	$15,600	$1,056,605

(A)	The amount in this column includes the aggregate incremental cost to the Company attributable to a parking space in our office building for all NEOs except Mr. Shear.

For 2016, the amount in this column for Mr. Shear reflects his monthly housing and travel stipend of $40,000 per his letter agreement from December 18, 2015.

For 2014, the amount in this column for Mr. Feygin includes the costs for his relocation to Houston in the amount of $119,730, including a gross-up payment for taxes in the amount of $26,702. During 2014, Mr. Feygin’s personal guests flew on Company-chartered aircraft on one occasion. No compensation relating to personal guests is included in the table for 2014 since the aircraft could accommodate additional passengers at no additional incremental cost to the Company.

For 2016 the amount in this column for Ms. Gentle also includes the costs paid by the Company in relation to Ms. Gentle’s assignment in the U.K. These costs include the following: housing and utility costs in the amount of $97,000; a cost of living differential payment; a car allowance; a disturbance allowance to assist with miscellaneous expenses associated with relocation; UK taxes in the amount of $5,493,539 (4,464,599 GBP) and a gross-up payment for taxes in the amount of $2,026,431 (1,646,880 GBP) so that Ms. Gentle would receive the same amount of compensation, after taxes, while on assignment as she would have received had she remained a resident of the U.S.

Costs paid by the Company for housing and utilities, the car allowance, and taxes were paid for Ms. Gentle in British Pounds Sterling and this table represents the U.S. Dollar equivalent of the costs based on monthly exchange rate conversions from British Pounds Sterling.

For 2015 the amount in this column for Ms. Gentle also includes the costs paid by the Company in relation to Ms. Gentle’s assignment in the U.K. These costs include the following: housing and utility costs in the amount of $377,181; a cost of living differential payment; a car allowance; education expenses, medical benefits and home travel expenses for Ms. Gentle and her family; tax preparation services; and tax equalization payments in the amount of $739,385 (500,824 GBP) and a gross-up payment for taxes in the amount of $35,011 so that Ms. Gentle would receive the same amount of compensation, after taxes, while on assignment as she would have received had she remained a resident of the U.S. Costs paid by the Company for housing and utilities, the car allowance, education expenses, medical benefits and the tax equalization payment were paid for Ms. Gentle in British Pounds Sterling and this table represents the U.S. Dollar equivalent of the costs based on monthly exchange rate conversions from British Pounds Sterling. Ms. Gentle’s personal guest flew on Company-chartered aircraft on one occasion. No compensation relating to personal guests is included in the table for 2015 since the aircraft could accommodate additional passengers at no additional incremental cost to the Company.

For 2014, the amount in this column for Ms. Gentle also includes the costs paid by the Company in relation to Ms. Gentle’s assignment in the U.K. These costs include the following: housing and utility costs in the amount of $342,597; a cost of living differential payment; a car allowance; education expenses, medical benefits and home travel expenses for Ms. Gentle and her family; tax preparation services; and tax equalization payments in the amount of $454,229 (267,302 GBP) and a gross-up payment for taxes in the amount of $24,356 so that Ms. Gentle would receive the same amount of compensation, after taxes, while on assignment as she would have received had she remained a resident of the U.S. Costs paid by the Company for housing and utilities, the car allowance, education expenses, medical benefits and the tax equalization payment were paid for Ms. Gentle in

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	49

British Pounds Sterling and this table represents the U.S. Dollar equivalent of the costs based on monthly exchange rate conversions from British Pounds Sterling. Ms. Gentle’s personal guest flew on Company-chartered aircraft on one occasion. No compensation relating to personal guests is included in the table for 2014 since the aircraft could accommodate additional passengers at no additional incremental cost to the Company.

(B) The amounts in this column reflect insurance premiums payable for basic term life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000. This benefit is available to all employees of the Company. For 2016 and 2015, the amounts in this column also reflect insurance premiums payable for accidental death and dismembership life insurance with a benefit of two times annual base salary capped at a maximum of $1,000,000.

(C) The amounts in this column reflect matching contributions allocated by the Company to each of the NEOs pursuant to the Company’s Retirement Plan.

50	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Grants of Plan-Based Awards

The following table and narrative text describe the plan-based awards made during 2016 valued at fair market value on the date of grant.

Grants of Plan-Based Awards During Fiscal Year 2016

Name	Grant Date	Plan	Units Granted Under Non-Equity Incentive Plan Awards Units (#)(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jack A. Fusco	05/12/2016	2015 Employee Inducement Plan	236,381	—	—	—	—	—	—	—	—	$8,214,240
Neal A. Shear	—	—	—	—	—	—	—	—	—	—	—	—
Michael J. Wortley	10/01/2016	2015 Long- Term Cash Incentive Plan	25,000	—	—	—	—	—	—	—	—	$1,090,000
Anatol Feygin	10/01/2016	2015 Long- Term Cash Incentive Plan	25,000	—	—	—	—	—	—	—	—	$1,090,000
Ed Lehotsky	10/01/2016	2015 Long- Term Cash Incentive Plan	25,000	—	—	—	—	—	—	—	—	$1,090,000
Doug Shanda	10/01/2016	2015 Long- Term Cash Incentive Plan	25,000	—	—	—	—	—	—	—	—	$1,090,000
Meg A. Gentle	—	—	—	—	—	—	—	—	—	—	—	—

(1)	For all NEOs except Mr. Fusco, these columns reflect the number of cash-settled phantom units and grant date fair value (at $43.60 per share) that will vest and become payable in two equal installments on October 1, 2017 and October 1, 2018, respectively. For Mr. Fusco, these columns represent the number of shares and grant date fair value (at $34.75 per share) of restricted stock granted to him on May 12, 2016 in connection with his Employment Agreement. 25% of these shares vested on December 31, 2016 and the remaining 75% will vest in equal installments every six months through the third anniversary of the grant date, in each case subject to continued employment.

Narrative to the Summary Compensation & Grants of Plan-Based Awards Tables

Compensatory Arrangements for Certain Executive Officers

For a discussion regarding the compensatory arrangement between the Company and Mr. Shear for his service as former Interim CEO and President and former Interim Special Advisor to the CEO, see “Compensatory Arrangement with Former Interim CEO and President” on page 40 of this Proxy Statement.

For a discussion regarding the compensatory arrangement between the Company and Mr. Fusco for his service as President and CEO, and the equity awards granted to Mr. Fusco in 2016, see “Compensatory Arrangement with President and CEO” on page 40 of this Proxy Statement.

For a discussion regarding the awards granted to the NEOs in 2016 as disclosed in the table above, see “Long-Term Incentive Program” on page 36 of this Proxy Statement.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	51

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table reflects the number of securities underlying unexercised stock options held by the NEOs as of December 31, 2016, the exercise price of the unexercised stock options and the date of expiration of the unexercised stock options. The table also reflects the total number and aggregate value of unvested restricted stock held by the NEOs as of December 31, 2016.

Outstanding Equity Awards at December 31, 2016

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Jack A. Fusco	—	—	—	—	—	177,286	(2)	$7,344,959
Neal A. Shear	—	—	—	—	—	1,884	(3)	$78,054
Michael J. Wortley	—	—	—	—	—	116,666	(4)	$4,833,472
Anatol Feygin	—	—	—	—	—	50,000	(5)	$2,071,500
Ed Lehotsky	—	—	—	—	—	56,666	(4)	$2,347,672
Doug Shanda	—	—	—	—	—	18,333	(4)	$759,536
	—	—	—	—	—	10,000	(6)	$414,300
Meg A. Gentle	—	—	—	—	—	120,000		$4,971,600

(1)	The values represented in this column have been calculated by multiplying $41.43, the closing price of our common stock on December 30, 2016, by the number of shares of unvested restricted stock.

(2)	These are shares of restricted stock that Mr. Fusco was granted in connection with his employment.

(3)	These are shares of restricted stock that Mr. Shear was granted as an independent director.

(4)	These are shares of unvested restricted stock of the Company that were granted to Messrs. Wortley, Lehotsky and Shanda as their milestone awards for construction of Trains 3 and 4 of the SPL Project. The first installment of 30% of the milestone awards vested upon the closing of financing and issuance of NTP to commence construction of Trains 3 and 4 of the SPL Project on May 28, 2013. The second installment of 20% of the milestone awards vested upon payment of 60% of the original contract price of the EPC contract on October 1, 2014. The remaining installments of the milestone awards will vest as follows: (i) 20% will vest upon substantial completion of Train 4 of the SPL Project and (ii) 30% will vest on the first anniversary of substantial completion of Train 4 of the SPL Project.

(5)	These are shares of restricted stock that Mr. Feygin was granted in connection with his employment.

(6)	These are shares of restricted stock that were granted to Mr. Shanda on August 1, 2013 as a special retention award. These shares will vest on August 1, 2017.

52	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

OPTION EXERCISES AND STOCK VESTED

The following table sets forth the stock options exercised by the NEOs during 2016 and their restricted stock that vested during 2016. The number of securities for which stock options were exercised (if any) and the aggregate dollar value realized upon the exercise of such stock options is reflected in the table. The number of shares of restricted stock that vested and the aggregate dollar value realized upon the vesting of such restricted stock is also reflected in the table.

Option Exercises and Stock Vested During Fiscal Year 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jack A. Fusco	—	—	59,095	$2,448,306
Neal A. Shear(3)	—	—	40,038	$1,322,069
Michael J. Wortley	1,500	$17,353	20,000	$ 844,000
Anatol Feygin	—	—	25,000	$ 844,250
Ed Lehotsky	—	—	11,874	$ 501,083
Doug Shanda	—	—	12,500	$ 487,250
Meg A. Gentle	—	—	125,000	$5,275,000

(1)	The value in this column for stock options exercised by the NEOs during 2016 has been calculated by determining the difference between the per share fair market value of the underlying shares on the date of exercise and the exercise price of the stock options.

(2)	The value in this column for the NEOs’ restricted stock that vested during 2016 has been calculated by multiplying the per share fair market value of the underlying shares on the vesting date by the number of shares of restricted stock that vested.

(3)	Mr. Shear held restricted stock related to his service a member of the Board that vested on June 1, 2016. The fair market value of the underlying 3,708 shares on the vesting date was $119,546. He also held restricted stock related to his service as Interim President and CEO that vested on June 15, 2016. The fair market value of the underlying 36,330 shares on the vesting date was $1,202,523.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The following table and narrative text describe the potential value that the NEOs who were employed by the Company on December 30, 2016 would receive upon accelerated vesting of their outstanding equity grants and change-in-control cash payments assuming certain triggering events occurred on December 30, 2016. The value shown in the table assumes a December 30, 2016 termination date and uses the closing price of our common stock of $41.43 on December 30, 2016, as reported on the NYSE MKT LLC. All amounts are estimates of the amounts which would be realized upon the triggering event. The actual value of the amounts can only be determined at the time such NEO leaves the Company.

Potential Payments upon Termination or Change-in-Control Assuming Termination Event Occurs on December 30, 2016

Jack A. Fusco Executive Benefits and Payments Upon Termination	Termination for Cause or by Executive without Good Reason	Termination by Company without Cause or Resignation by Executive for Good Reason	Death/Disability	Immediately upon Change-in-Control	Termination without Cause or Resignation by Executive with Good Reason, in Connection with Change- in-Control
Cash Compensation(1)	—	$5,625,000	—	—	$8,437,500
Accrued Bonus(2)	—	—	—	—	—
Health and Welfare Benefits(3)	—	$34,780	—	—	$34,780
Restricted Stock(4)	—	$2,937,979	$7,344,959	$7,344,959	$—
Total	$—	$8,597,760	$7,344,959	$7,344,959	$8,472,280

Michael J. Wortley Executive Benefits and Payments Upon Termination	Termination for Cause or by Executive without Good Reason	Termination by Company without Cause or Resignation by Executive for Good Reason	Death/Disability	Immediately upon Change-in-Control	Termination without Cause or Resignation by Executive with Good Reason, in Connection with Change- in-Control
Cash Compensation(1)	—	—	—	$562,380	$—
Long-Term Incentives (by Grant Date):
02/18/2013 Restricted Stock(4)	—	—	—	—	$4,833,472
04/21/2015 Phantom Units(5)	—	$4,695,428	$4,695,428	$4,695,428	—
10/01/2016 Phantom Units(6)	—	$517,875	$1,035,750	$1,035,750	—
Total	$—	$5,213,303	$5,731,178	$6,293,558	$4,833,472

54	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Anatol Feygin Executive Benefits and Payments Upon Termination	Termination for Cause or by Executive without Good Reason	Termination by Company without Cause or Resignation by Executive for Good Reason	Death/Disability	Immediately upon Change in Control	Termination without Cause or Resignation by Executive with Good Reason, in Connection with Change in Control
Cash Compensation(1)	—	—	—	$482,040	$—
Long-Term Incentives (by Grant Date):
04/01/2014 Restricted Stock(7)	—	—	$2,071,500	$1,035,750	$1,035,750
04/21/2015 Phantom Units(5)	—	$3,590,614	$3,590,614	$3,590,614	—
10/01/2016 Phantom Units(6)	—	$517,875	$1,035,750	$1,035,750	—
Total	$—	$4,108,489	$6,697,864	$6,144,154	$1,035,750

Ed Lehotsky Executive Benefits and Payments Upon Termination	Termination for Cause or by Executive without Good Reason	Termination by Company without Cause or Resignation by Executive for Good Reason	Death/Disability	Immediately upon Change-in-Control	Termination without Cause or Resignation by Executive with Good Reason, in Connection with Change- in-Control
Cash Compensation(1)	—	—	—	$385,000	$—
Long-Term Incentives (by Grant Date):
02/18/2013 Restricted Stock(4)	—	—	—	—	$2,347,672
04/22/2015 Phantom Units(5)	—	$1,876,613	$1,876,613	$1,876,613	—
10/01/2016 Phantom Units(6)	—	$517,875	$1,035,750	$1,035,750	—
Total	$—	$2,394,488	$2,912,363	$3,297,363	$2,347,672

Doug Shanda Executive Benefits and Payments Upon Termination	Termination for Cause or by Executive without Good Reason	Termination by Company without Cause or Resignation by Executive for Good Reason	Death/Disability	Immediately upon Change-in-Control	Termination without Cause or Resignation by Executive with Good Reason, in Connection with Change- in-Control
Cash Compensation(1)	—	481,250	481,250	$—	$481,250
Long-Term Incentives (by Grant Date):
02/18/2013 Restricted Stock(4)	—	—	—	—	$759,536
08/01/2013 Restricted Stock(8)	—	—	$414,300	$414,300	—
04/22/2015 Phantom Units(5)	—	$1,657,200	$1,657,200	$1,657,200	—
10/01/2016 Phantom Units(6)	—	$517,875	$1,035,750	$1,035,750	—
Total	$—	$2,656,325	$3,588,500	$3,107,250	$1,240,786

(1)  For all NEOs except Mr. Fusco and Mr. Shanda, the NEO was entitled to receive a cash payment under the Change of Control Plan if (i) a Change of Control occurs during the NEOs employment or (ii) not more than three months prior to the date of the Change of Control, the NEO’s employment with the Company ceases at the previously designated level (including as a result of death or disability) for any reason or is terminated by the Company other than for Cause (or the NEO terminates for Good Reason) provided the NEO has reasonably demonstrated that his or her cessation or termination of employment (a) was at the request of a third party who has taken steps reasonably calculated to effect a change-in-control, or (b) otherwise arose in connection with or in anticipation of a change-in-control. The Company’s 2008 Change of Control Cash Payment Plan and individual Change of Control Agreements were terminated at the end of 2016. Please see “Change of Control Agreements” on page 41 of this Proxy Statement.

Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement	55

      For Mr. Fusco, if his employment is terminated by the Company other than for Cause or he terminates for Good Reason, he is entitled to receive a cash severance payment under his Employment Agreement, in lieu of any other severance compensation, equal to two times (or, if such termination of employment is within 12 months following a Change of Control, three times) the sum of his base salary (as then in effect) and target bonus, in each case, as in effect immediately prior to termination and without regard to any reduction thereto which constitutes Good Reason.

      For Mr. Shanda, if his employment is terminated by the Company other than for Cause or he terminates for Good Reason, he is entitled to receive a cash payment equal to the remaining amount due under his retention award described on page 31 of this Proxy Statement.

(2)  Pursuant to Mr. Fusco’s employment agreement, he is entitled to receive a pro-rata annual bonus based on actual performance of the Company upon a termination by the Company without Cause, or by Mr. Fusco for Good Reason. In 2016, the annual bonus was paid out by December 30, 2016.

(3)  COBRA premiums calculated as $1,932 monthly for 18 months.

(4)  The shares of restricted stock granted to Messrs. Wortley, Lehotsky and Shanda are their milestone awards for construction of Trains 3 and 4 of the SPL Project that have not vested. The restricted stock will vest in full in the event the Company terminates the NEO’s employment without Cause (as defined in the grant agreements) or the NEO terminates his or her employment for Good Reason (as defined in the grant agreements) within one year after the effective date of a change-in-control (as defined in the grant agreements) of the Company.

      Mr. Fusco’s shares of restricted stock will vest in full upon death or disability or upon a change-in-control. In the event the Company terminates Mr. Fusco’s employment without Cause (as defined in the grant agreements) or Mr. Fusco terminates his employment for Good Reason (as defined in the grant agreements), Mr. Fusco’s shares of restricted stock not then vested that are scheduled to vest within one year following termination will continue to vest in accordance with their schedule.

(5)  These are phantom units granted under the 2014-2018 LTIP. The phantom units will immediately vest in full in the event the Company terminates the NEO’s employment without Cause (as defined in the grant agreements), the NEO terminates his or her employment for Good Reason (as defined in the grant agreements), the NEO dies or incurs a disability, or a change-in-control (as defined in the grant agreements) of the Company occurs.

(6)  These are phantom units granted under the 2015 Long-Term Cash Incentive Plan that vest, and become payable in cash, in equal installments on each of October 1, 2017 and October 1, 2018. Upon termination by the Company without Cause or by the NEO for Good Reason, the unvested units vest as follows: if the date on which NEO’s employment terminates is prior to October 1, 2017, then the first installment shall immediately vest and become payable and the final installment shall immediately be forfeited, and if the date on which the NEO’s employment terminates is on or after October 1, 2017 but prior to October 1, 2018, then the final installment will immediately vest and become payable. The phantom units will immediately vest in full upon death or disability. If a change-in-control occurs, any units not then vested shall vest in full immediately.

(7)  In the event of change-in-control, one half of each installment of the of the restricted shares not then vested shall vest in full immediately and the remaining portion shall continue to vest pursuant to the schedule, provided that such remaining portion of the restricted shares not then vested shall vest in full immediately upon termination of Mr. Feygin’s employment by the Company without cause or a termination by Mr. Feygin because of a “Constructive Termination,” provided, in each case, termination occurs within one year after the change-in-control. For purposes of this award, “Constructive Termination” shall mean that the Company has either (a) reduced the Mr. Feygin’s base salary or (b) relocated Mr. Feygin to a new workplace that is more than 50 miles from such Participant’s regular workplace without consent from the Mr. Feygin (such reduction or relocation, a “Termination Event”), Mr. Feygin provides the Company written notice of termination within 30 days of the Termination Event which identifies and describes the applicable Termination Event (“Written Notice”), the Company does not cure the Termination Event within 30 days of receipt of Written Notice (the “Cure Period”) and Participant terminates Continuous Service within 30 days after expiration of the Cure Period. In the event of death or disability while performing Continuous Service, any shares not then vested shall vest in full immediately.

(8)  These are shares of restricted stock granted to Mr. Shanda on August 1, 2013 as a special retention award. The restricted stock will immediately vest in full in the event of a Change-in-Control, or upon death or disability.

56	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Narrative to the Potential Payments upon Termination or Change-in-Control

Change-in-Control Cash Payment

We had entered into Change of Control Agreements with each of the NEOs other than Messrs. Shear and Fusco. The Change of Control Agreements provided for a cash payment upon a “Change of Control” (as defined in the Change of Control Agreements) in an amount equal to one times the NEOs’ base salaries in effect at or immediately prior to the Change of Control. The cash payments were payable within 30 days of the effective date of the Change of Control. A cessation of an NEO’s employment at the previously designated level (including as a result of death or disability) for any reason, a termination of an NEO’s employment other than for Cause (as defined in the Change of Control Agreements), and a termination by the NEO for Good Reason (generally, as defined in the Company’s 2011 Plan) that occurred not more than three months prior to a Change of Control would be deemed to be a termination of employment pursuant to a Change of Control, provided the NEO demonstrated that such cessation or termination of employment was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or the NEO’s termination otherwise arose in connection with or in anticipation of a Change of Control. The Change of Control Agreements expired on December 31 of each calendar year, but were automatically extended for an additional year each January 1 unless the Compensation Committee determined, and the Company provided notice to employees, that the Change of Control Agreements would not be extended.

In September 2016, the Board terminated the Company’s 2008 Change of Control Cash Payment Plan and provided notice to employees that the Change of Control Agreements would not be extended beyond December 31, 2016. In December 2016, the Compensation Committee recommended and the Board approved the Cheniere Energy, Inc. Key Executive Severance Pay Plan (the “Severance Plan”) for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017. The Severance Plan was amended and restated in February 2017. Please see “Severance Plan” on page 42 of this Proxy Statement for details regarding the Company’s Severance Plan. Because the Severance Plan did not take effect until January 1, 2017, the disclosure set forth in the table above was determined in accordance with the terms of the Change of Control Agreements as in effect on December 31, 2016.

Cash, Phantom and Restricted Stock Awards

The restricted stock awards granted to each NEO, if applicable, as his or her milestone award for construction of Trains 3 and 4 of the SPL Project will vest in full in the event the Company terminates the NEO’s employment without Cause or the NEO terminates his or her employment for Good Reason within one year after the effective date of a Change of Control of the Company. In the event the Company terminates the NEO’s employment without Cause or the NEO terminates his or her employment for Good Reason, the restricted stock milestone award for construction of Trains 3 and 4 of the SPL Project will continue to vest in accordance with its schedule.

The phantom units granted to each NEO, if applicable, under the 2014-2018 LTIP will immediately vest in full in the event the Company terminates the NEO’s employment without Cause, the NEO terminates his or her employment for Good Reason, the NEO dies or incurs a disability, or a Change of Control of the Company occurs.

Pursuant to the grant agreements, other than with respect to Mr. Shear, “Cause” means the termination of employment of the NEO with the Company or an affiliate under any of the following circumstances: (i) the willful commission by the NEO of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an affiliate or substantial injury to the business reputation; (ii) the commission by the NEO of an act of fraud in the performance of the NEO’s duties on behalf of the Company or an affiliate; (iii) the willful and material violation by the NEO of the Company’s Code of Business Conduct and Ethics Policy; or (iv) the continuing and repeated failure of the NEO to perform his or her duties to the Company or an affiliate, including by reason of his or her habitual absenteeism, which failure has continued for a period of at least 30 days following delivery of a written demand for substantial performance to the NEO by the Board which specifically identifies the manner in which the Board believes that the NEO has not performed his or her duties.

A “Good Reason” termination of a NEO will occur, assuming the Company fails to cure such circumstances within 30 days after receipt of written notice of the Good Reason termination, upon the NEO’s termination of employment due to one of the following events: (i) the removal from or failure to re-elect the NEO to the office or position in which he or she last served; (ii) the assignment to the NEO of any duties, responsibilities, or reporting requirements materially inconsistent with his or her position with the Company or an affiliate, or any material diminishment, on a cumulative basis, of the NEO’s overall duties, responsibilities, or status;

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or (iii) a material reduction by the Company or an affiliate in the NEO’s annual base salary; or (iv) the requirement by the Company or an affiliate that the principal place of business at which the NEO performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business.

Generally, a “Change of Control” of the Company will occur under the cash, restricted stock and phantom unit awards if: (i) any person or entity directly or indirectly becomes the beneficial owner of 30% or more of the shares of voting stock of the Company then outstanding; (ii) the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other company (other than when the holders of the voting stock immediately prior thereto hold more than 50% of the combined voting power of the stock of the surviving company or parent of the surviving company immediately thereafter); (iii) a majority of the current members of the Board or their approved successors cease to be our directors; or (iv) the consummation of a sale or disposition by the Company of all or substantially all of our assets (other than a sale or disposition in which the same shareholders before the sale or disposition own 50% of the outstanding common stock after the transaction is complete).

In December 2016, the Compensation Committee recommended and the Board approved the Severance Plan for certain employees of the Company, including the NEOs, with effect beginning on January 1, 2017, as amended and restated in February 2017. Under the Severance Plan, our officers, including our President and CEO and other executive officers, are eligible for certain compensation and benefits in the event of a termination or a change-in-control. For more information regarding the Severance Plan, please see the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2017, including the full Severance Plan filed as Exhibit 10.1 thereto.

In connection with the termination of Ms. Gentle’s employment on August 26, 2016, and subject to her execution of a release of claims, 120,000 shares of Ms. Gentle’s shares of restricted stock, with a value as of August 26, 2016 of $5,278,800, will vest on substantial completion of Train 4 of the SPL Project and 100,000 of Ms. Gentle’s phantom units, with a value as of August 26, 2016 of $4,399,000, vested in full. The remaining equity awards held by Ms. Gentle were forfeited on the termination of her employment.

58	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

PROPOSAL 2—ADVISORY AND NON-BINDING VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS FOR 2016

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on an advisory, non-binding basis to approve the compensation paid to our named executive officers for fiscal year 2016. We ask shareholders to read the CD&A section of this Proxy Statement for a full discussion of our executive compensation practices and decisions. The CD&A details our executive compensation policies and incentive programs, and explains the compensation decisions relating to the named executive officers for fiscal year 2016. In response to shareholder feedback, the Compensation Committee and Board have taken considerable steps to further align our executive compensation programs with the Company’s strategy and long-term performance. The Compensation Committee believes that our compensation policies and programs continue to align our executive officers’ interests with the interests of our shareholders and that the compensation received by the named executive officers is commensurate with the performance of the Company as a whole.

Specifically, we ask the shareholders to approve the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion on pages 27 through 58 of this Proxy Statement.

Although the outcome of this vote is not binding on the Board, the Board values shareholders’ views, and the Compensation Committee and Board will consider the outcome of the advisory vote when making future compensation decisions.

The Board has adopted a policy of providing for annual say-on-pay votes. The next say-on-pay vote will occur at our 2018 Annual Meeting of Shareholders.

The Board has adopted a policy of providing for annual say-on-pay votes. Subject to the results of Proposal 3—Advisory and Non-Binding Vote on the Frequency of Holding Future Advisory Votes on the Compensation of the Company’s Named Executive Officers, the next say-on-pay vote will occur at our 2018 Annual Meeting of Shareholders.

The Board recommends a vote FOR the resolution approving the named executive officer compensation for fiscal year 2016 as disclosed in this Proxy Statement.

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PROPOSAL 3—ADVISORY AND NON-BINDING VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company’s shareholders are entitled to vote at the Meeting regarding whether future “say-on-pay” proposals, such as the one in Proposal 2 above, should occur every one year, two years or three years. Under the rules issued by the SEC, the Company’s shareholders also have the option to abstain from voting on the matter.

After careful consideration of the frequency alternatives, the Board has determined that holding an advisory shareholder vote on executive compensation every year is the best approach for the Company and its shareholders because it will enable our shareholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful, timely and coherent communication between the Company and our shareholders regarding the compensation of our named executive officers.

In voting on this Proposal 3, shareholders should be aware that they are not voting to approve or disapprove the Board’s recommendation to hold say-on-pay votes every year. Instead, shareholders will be able to specify one of four choices for this proposal on the proxy card: “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN”.

Although the outcome of this vote is not binding on the Board, the Board values shareholders’ views, and the Compensation Committee and Board will consider the outcome of the advisory vote when considering the frequency of future say-on-pay votes.

The Board recommends that the shareholders vote to hold future say-on-pay votes every “1 YEAR”.

60	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for oversight of the accounting and financial reporting processes of the Company and oversight of the audits of our financial statements. Management is responsible for the Company’s internal control over financial reporting and the preparation of the financial statements. KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. KPMG is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these processes.

The Audit Committee currently consists of four Directors. All members of the Audit Committee meet the NYSE MKT LLC independence standards and the applicable rules of the SEC. The Board has determined that each of Messrs. Botta, Merksamer and Robillard is an “audit committee financial expert”, as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC. The Audit Committee operates under a written charter adopted by the Board which is available on our website at www.cheniere.com. The Audit Committee reviews the adequacy of, and compliance with, the Audit Committee charter annually.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of KPMG. As part of fulfilling this responsibility, the Audit Committee engages in an annual evaluation of, among other things, KPMG’s qualifications, independence, performance and communications with the Audit Committee, and whether KPMG should be retained for the upcoming year’s audit. The Audit Committee reviews significant audit findings together with management’s responses thereto. The Audit Committee performs additional activities in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

The Audit Committee reviews the Company’s hiring policies and practices with respect to current and former employees of KPMG. In addition, the Audit Committee preapproves all services provided by KPMG.

The Audit Committee discussed with both our internal auditor and KPMG the overall scope and plans for their respective audits. In addition, the Audit Committee met with the Company’s internal auditor and KPMG, with and without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review with the internal auditor and KPMG included discussions of those matters required to be discussed by Standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with KPMG, among other things, matters relating to their independence, and the Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

THE AUDIT COMMITTEE

Donald F. Robillard, Jr., Chairman

Vicky A. Bailey

G. Andrea Botta

Samuel Merksamer

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PROPOSAL 4—RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

KPMG LLP (“KPMG”) served as our independent auditor for the fiscal years ended December 31, 2016, and the Audit Committee has appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The Company is asking shareholders to ratify this appointment. Although the Company is not required to obtain shareholder ratification of the appointment of KPMG, the Board considers the selection of an independent registered accounting firm to be an important matter to shareholders and considers a proposal for shareholders to ratify such appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Independent Accountant’s Fees

The following table sets forth the fees billed to us by KPMG for professional services for the fiscal years ended December 31, 2016 and 2015.

	KPMG LLP	KPMG LLP
	Fiscal 2016	Fiscal 2015
Audit Fees	$6,299,746	$6,017,850
Audit Related Fees	$—	$173,000
Tax Fees	$47,473	$115,405
All Other Fees	$2,550	$2,550
Total	$6,349,769	$6,308,805

Audit Fees—Audit fees for the fiscal years ended December 31, 2016 and 2015 include fees associated with the integrated audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, local statutory audits and services performed in connection with registration statements and debt offerings, including comfort letters and consents.

Audit Related Fees—Audit related fees for the fiscal year ended December 31, 2015 were for audit services provided for our LNG marketing and trading subsidiary.

Tax Fees—Tax fees for the fiscal years ended December 31, 2016 and 2015 were for tax consultation services with respect to a sales and use tax analysis for the CCL Project.

Other Fees—Other fees for the fiscal years ended December 31, 2016 and 2015 were for accounting research tools.

We did not pay KPMG any additional fees during the fiscal years ended December 31, 2015 or 2016.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent accountants and not to engage the independent accountants to perform any non-audit services specifically prohibited by law or regulation. All audit and non-audit services provided to us during the fiscal years ended December 31, 2016 and 2015 were pre-approved.

We anticipate that a representative of KPMG will participate in the Meeting. Such representative may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning our financial statements.

The Board recommends a vote FOR the ratification of the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

62	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

PROPOSAL 5—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CHENIERE ENERGY, INC. 2011 INCENTIVE PLAN

On April 13, 2017, the Board unanimously approved an amended and restated 2011 Plan (the “Amended and Restated 2011 Plan”), subject to shareholder approval. The Amended and Restated 2011 Plan will be effective on May 18, 2017 (the “Effective Date”) if it is approved by our shareholders at the 2017 Annual Meeting.

The Amended and Restated 2011 Plan will apply only to awards granted on or after the Effective Date. The terms and conditions of awards granted under the 2011 Plan prior to the Effective Date will not be affected by the adoption or approval of the Amended and Restated 2011 Plan. If the Amended and Restated 2011 Plan is not approved by our shareholders at the 2017 Annual Meeting, then the 2011 Plan will remain in effect on the terms in force prior to the 2017 Annual Meeting with the proposed amendments to the 2011 Plan not taking effect.

Best Practices

The Amended and Restated 2011 Plan revises the 2011 Plan to incorporate several features designed to protect shareholder interests and promote current best practices, including:

•	Minimum Vesting Requirements: All awards under the Amended and Restated 2011 Plan will be subject to a minimum vesting schedule of at least 12 months following the date of grant of the award; provided, however, that up to 5% of the shares underlying awards granted after the Effective Date may be subject to vesting schedules of less than 12 months. For purposes of this minimum vesting requirement, awards granted to non-employee directors in respect of regular annual fees will be deemed to satisfy the requirement, even if the regular annual shareholder meeting at which the award would vest is not at least 12 months following the grant date of the award.

•	No Dividend Payments on Unvested Awards: No award granted under the Amended and Restated 2011 Plan may provide for the payment of dividends or dividend equivalents before the date on which the award vests.

•	Clawbacks: Awards under the Amended and Restated 2011 Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time or any clawback or recapture provisions set forth in an award agreement to the extent provided in such policy or agreement.

•	Share Counting: The Amended and Restated 2011 Plan clarifies that the following will not remain available for awards under the Amended and Restated 2011 Plan: (1) any shares withheld in respect of taxes; (2) any shares tendered or withheld to pay the exercise price of stock options; (3) any shares repurchased by the Company from a participant with the proceeds from the exercise of options; and (4) any shares reserved for issuance under a stock appreciation right award that exceed the number of shares actually issued upon exercise.

•	Director Grant Limit: No non-employee director may be granted in any calendar year awards under the Amended and Restated 2011 Plan in respect of regular annual fees (excluding, for the avoidance of doubt, any special or one-time awards) with an aggregate grant date fair value exceeding $495,000.

•	Section 162(m) Performance Goals: The Amended and Restated 2011 Plan updates the performance criteria that the Compensation Committee may use in establishing goals for performance-based awards in accordance with Section 162(m) of the Code.

Additionally, the 2011 Plan contained several features considered to be best practices, which the Amended and Restated 2011 Plan retains:

•	No discounted stock options.

•	No repricing of options to reduce the exercise price without shareholder approval.

•	No “evergreen” provisions.

•	No transferability of unvested awards (other than by will or the laws of descent and distribution).

The Amended and Restated 2011 Plan is otherwise generally consistent with the 2011 Plan, except for certain revisions to conform the terms of the plan with the Company’s severance plans, which were amended and restated on February 17, 2017. The Amended and Restated 2011 Plan does not increase the number of shares that may be granted under the 2011 Plan.

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Burn Rate and Overhang Disclosure

The Company’s historical share usage under its equity compensation plans (sometimes referred to as “burn rate”) and the potential dilution of the Company’s shareholders that could occur with respect to the Company’s equity plans (sometimes referred to as “overhang”) are summarized below.

“Burn rate’” is a calculation of shares used (granted) during the year divided by weighted average shares outstanding. The Company’s three year average burn rate, expressed as a percentage of common shares outstanding, was approximately 0.12% for the three year period ending December 31, 2016. During the past two years, stock-based awards have been limited because we used phantom units settled in cash for our long-term performance awards. If we were to include these phantom unit awards in our calculation of the burn rate, it would have been approximately 1.25% for the three year period ending December 31, 2016. In 2017, the Company anticipates a burn rate of less than 1%.

Overhang is a calculation of total potential dilution attributable to equity-based compensation and reflects the shares reserved for all outstanding (unvested) grants plus shares available for future grants as a percent of common shares outstanding. As of December 31, 2016, the total overhang with respect to the Company’s equity plans and unvested awards, expressed as a percentage of common shares outstanding, was approximately 6%.

The following table outlines the share reservations and issuances under all of our outstanding equity compensation plans as of the Record Date. As of the Record Date, there were 237,859,646 shares of common stock of the Company outstanding.

Shares authorized under outstanding equity compensation plans(1)	56,236,381
Shares issued	41,403,476
Shares issuable under stock option awards outstanding	—
Shares issuable under restricted stock awards outstanding	582,242
Shares issuable under restricted stock awards outstanding that are performance based(2)	4,912,317
Shares issuable under RSU awards outstanding	943,830
Shares issuable under PSU awards outstanding that are performance based(2)	396,310
Shares available to be issued under equity compensation plans	7,254,127

(1)        This amount includes authorized shares under our 2003 Plan, 2011 Plan and 2015 Employee Inducement Plan.

(2)        The entire amount listed is unearned.

Voting Standard

To be approved, Proposal 5 to approve the Amended and Restated 2011 Plan must receive the approval of a majority of the shares present and entitled to vote on the proposal, meaning that the number of votes “for” Proposal 5 must exceed the number of votes “against” it. Abstentions will be counted as the functional equivalent of “no” votes and broker non-votes will not be considered in determining the outcome of Proposal 5, but will be counted for purposes of establishing a quorum. If you are a beneficial owner, your bank, broker or other holder of record may not vote your shares with respect to Proposal 5 without specific instructions from you because Proposal 5 is not considered a “routine” matter.

Recommendation of the Board of Directors

The Board recommends a vote FOR approval of Proposal 5 to approve the Cheniere Energy, Inc. 2011 Incentive Plan, as amended.

Summary of the Amended and Restated 2011 Plan

Below is a summary of the material terms of the Amended and Restated 2011 Plan. The full text of the Amended and Restated 2011 Plan is attached as Appendix A to this Proxy Statement. The statements made in this Proxy Statement with respect to the Amended and Restated 2011 Plan should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the Amended and Restated 2011 Plan attached as Appendix A to this Proxy Statement.

Purpose of the Amended and Restated 2011 Plan

The Amended and Restated 2011 Plan is designed to promote the interests of the Company and our shareholders by offering employees, consultants and non-employee directors of the Company or its affiliates an opportunity to participate in the growth

64	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

and financial success of the Company and in performance-related incentives. A further purpose of the Amended and Restated 2011 Plan is to provide the Company and its affiliates an opportunity to attract and retain the best available individuals needed for the continued growth and success of the Company. Accordingly, the Amended and Restated 2011 Plan provides for the following:

•	discretionary grants to employees of the Company or our affiliates of stock options that constitute incentive stock options (“Incentive Stock Options”) as defined in Section 422 of the Code; and

•	discretionary grants to employees, consultants, and non-employee directors of the Company or our affiliates of: (a) stock options that do not constitute Incentive Stock Options (“Non-qualified Stock Options”); (b) shares of common stock for a purchase price, if any, determined by the Committee (as described below) that are not subject to forfeiture (“Bonus Stock Awards”); (c) the right to receive shares of common stock or cash payments, each up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of a share of common stock on the date the stock appreciation right was granted (“Stock Appreciation Rights”); (d) the right to receive a specified number of shares of common stock or cash equal to the fair market value of a specified number of shares of common stock at the end of a Restricted Period (as defined in the Amended and Restated 2011 Plan) or on the last day of a specified deferral period (“Phantom Stock Awards” or “Restricted Stock Units”); (e) shares of common stock that are subject to restrictions on disposition and forfeiture to the Company under certain circumstances (“Restricted Stock Awards”); (f) cash and/or stock payments that may be earned based on the satisfaction of various performance measures (“Performance Awards”); and (g) other stock or performance-based awards (“Other Stock or Performance-Based Awards”).

We believe the Amended and Restated 2011 Plan is a valuable compensation component for the Company and helps further the success of the Company by aligning the financial interests of employees, consultants and non-employee directors with those of the Company and our shareholders through ownership of the Company’s common stock.

Historical Grant Information

As of the Record Date, there were 7,254,127 shares of common stock available for issuance under the Amended and Restated 2011 Plan. An aggregate of 21,383,257 shares of common stock were issued under the Amended and Restated 2011 Plan and 6,362,616 shares of common stock are issuable upon the vesting of outstanding restricted stock awards, RSU awards and PSU awards under the Amended and Restated 2011 Plan as of the Record Date. Based on 237,859,646 shares of common stock issued and outstanding on the Record Date, the shares currently available for issuance under the Amended and Restated 2011 Plan represent about 3% of the Company’s outstanding shares.

Administration

The Amended and Restated 2011 Plan is administered by the Compensation Committee or, if there is no Compensation Committee at any relevant time, by the Board. With respect to any award granted to a Covered Employee (as described below) that is intended to be “performance-based compensation” for purposes of Section 162(m) of the Code, the Section 162(m) Subcommittee, which is comprised solely of two or more non-employee directors who also qualify as “outside directors” (as described under Section 162(m) of the Code) makes performance-based award decisions. References herein to the “Committee” mean the Section 162(m) Committee, or the Compensation Committee or Board, along with the Equity Grant Committee and the Option Grant Committee described below, as applicable. A Covered Employee is the CEO of the Company and each other officer of the Company that is required to be treated as a “covered employee” for purposes of applying Section 162(m) of the Code to awards.

The Committee has full authority, subject to the terms of the Amended and Restated 2011 Plan, to establish rules that it deems relevant for the proper administration of the Amended and Restated 2011 Plan, to select the employees, consultants and non-employee directors to whom awards are granted, and to set the type and size of awards that are made and the other terms of the awards. When granting awards, the Committee may consider any factors that it deems relevant.

The Board has established an Equity Grant Committee and has appointed the President and CEO of the Company as the sole member of that Committee of the Board to act on behalf of the Board and the Compensation Committee to grant Restricted Stock Awards, Restricted Stock Units and Non-qualified Stock Options to eligible employees and consultants (other than executive officers of the Company or our affiliates, including Covered Employees, and non-employee directors).

•	Restricted Stock Awards and Restricted Stock Units in the aggregate granted by the Equity Grant Committee in a calendar year cannot exceed 150,000 shares of restricted stock per recipient or an aggregate of 600,000 shares of restricted stock to all recipients.

•	Non-qualified Stock Option awards granted by the Equity Grant Committee in a calendar year cannot exceed 450,000 stock options per recipient or an aggregate of 3,000,000 stock options to all recipients (reduced by the number of shares of common stock covered by Non-qualified Stock Options granted by the Option Grant Committee for the calendar year).

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The Board also has established an Option Grant Committee and has appointed the President and CEO of the Company as the sole member of that Committee to act on behalf of the Board and the Compensation Committee to grant Non-qualified Stock Options to eligible employees and consultants (other than executive officers of the Company or our affiliates, including Covered Employees, and non-employee directors).

•	Non-qualified Stock Option awards made by the Option Grant Committee in a calendar year cannot exceed 450,000 stock options per recipient or an aggregate of 3,000,000 stock options to all recipients (reduced by the number of shares of common stock covered by Non-qualified Stock Options granted by the Equity Grant Committee for that calendar year).

The Compensation Committee may periodically ratify all stock options and Restricted Stock Awards granted by the Equity Grant Committee and the Option Grant Committee.

Limitation on Individual Awards

In addition to the above limits, the Amended and Restated 2011 Plan provides that no individual may be granted, in any calendar year, awards covering or relating to an aggregate of 6,000,000 shares of common stock under the Amended and Restated 2011 Plan, of which no more than 6,000,000 shares of common stock may be granted in the form of stock options or Stock Appreciation Rights. With respect to cash awards, the Amended and Restated 2011 Plan provides that no individual may receive payment for cash awards during any calendar year aggregating in excess of $25 million. Additionally, no non-employee director may be granted, in any calendar year, awards under the Amended and Restated 2011 Plan in respect of regular annual fees with an aggregate grant date fair value exceeding $495,000.

Eligibility

All employees, consultants, and non-employee directors of the Company and our affiliates are eligible to participate in the Amended and Restated 2011 Plan. The selection of employees, consultants, and non-employee directors, from among those eligible, who will receive Incentive Stock Options, Non-qualified Stock Options, Bonus Stock Awards, Stock Appreciation Rights, Phantom Stock Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, Other Stock or Performance-Based Awards, or any combination thereof is within the discretion of the Committee. However, Incentive Stock Options may be granted only to employees of the Company or our affiliates. As of the Record Date, there were approximately 900 employees, 100 consultants and ten non-employee directors eligible to participate in the Amended and Restated 2011 Plan.

Term of Amended and Restated 2011 Plan

The Amended and Restated 2011 Plan became effective on June 16, 2011. If not sooner terminated, the Amended and Restated 2011 Plan will terminate on the earlier of the tenth anniversary of the effective date or the date on which no shares of common stock subject to the Amended and Restated 2011 Plan remain available to be granted as awards under the Amended and Restated 2011 Plan, and no further awards may be granted thereafter. The Board, in its discretion, may terminate the Amended and Restated 2011 Plan at any time with respect to any shares of common stock for which awards have not theretofore been granted.

Term of Awards

The term of any Incentive Stock Option, Non-qualified Stock Option, Stock Appreciation Right or Other Stock or Performance-Based Award may not exceed a period of ten years.

Stock Options

a. Term of Option. The term of each stock option is as specified by the Committee at the date of grant but cannot exceed ten years.

b. Acceleration of Vesting. Unless an individual award agreement or then-effective employment agreement between the Company and the participant or plan provides otherwise, stock options vest in full at a change-in-control of the Company (as defined in the Amended and Restated 2011 Plan), termination upon death or disability (as defined in the Amended and Restated 2011 Plan) or such other events as the Committee determines. Additionally, in the event of an involuntary termination by the Company (or removal of a non-employee director) without cause, unless specifically provided to the contrary by the Committee in another agreement or plan: (1) any unvested stock options granted at least six months prior to termination or removal that are not subject to performance-vesting conditions will vest in full; and (2) a pro rata portion of any unvested stock options granted at least six months prior to termination or removal that are subject to performance-vesting conditions will remain outstanding and vest based on the actual performance levels. The vesting described in the preceding sentence is subject to the participant’s execution of a release of claims in the form provided by the Company.

c. Exercise Price. The exercise price is determined by the Committee and can be no less than the fair market value of the shares of common stock covered by the stock option on the date the stock option is granted.

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d. Special Rules for Certain Shareholders. If an Incentive Stock Option is granted to an employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary, the term of the stock option cannot exceed five years, and the exercise price must be at least 110% of the fair market value of the shares on the date that the stock option is granted.

e. Size of Grant. Subject to the aggregate maximum number of shares available to be granted under the Amended and Restated 2011 Plan and the limit on individual awards provided for in the Amended and Restated 2011 Plan, the number of shares for which a stock option is granted to an employee, consultant or non-employee director is determined by the Committee. The Committee may adjust the number and kind of shares for which a stock option is granted to reflect certain corporate transactions and changes in capitalization.

f. Status of Stock Options. The status of each stock option granted to an employee as either an Incentive Stock Option or a Non-qualified Stock Option is designated by the Committee at the time of grant. If, however, the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the stock options with respect to the excess shares are Non-qualified Stock Options. All stock options granted to consultants and non-employee directors are Non-qualified Stock Options.

g. Payment. The Committee may determine the method by which the stock option price may be paid upon exercise, including in cash, by check, or by delivery of other shares of our common stock owned by the optionee. The Amended and Restated 2011 Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may effect a cashless or net exercise of a stock option.

h. Amendment. The Committee may modify, extend or renew a stock option subject to the terms and conditions of the Amended and Restated 2011 Plan, and where applicable, with the written consent of the affected option holder.

i. Transferability. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution, and may be exercised during the employee’s lifetime only by the employee or his or her guardian or legal representative. A Non-qualified Stock Option is not transferable other than by will or the laws of descent and distribution, or with the consent of the Committee, to one or more immediate family members or related family trusts or partnerships or similar entities, subject to securities registration requirements.

j. Limitations on Exercise. No Incentive Stock Option may be exercised more than: (i) three months after the optionee ceases to perform continuous service for the Company for any reason other than death or disability (as defined in the Amended and Restated 2011 Plan); or (ii) one year after the optionee ceases to perform continuous service for the Company due to death or disability. No Non-qualified Stock Option may be exercised more than: (i) six months after the optionee ceases to perform continuous service for the Company for any reason other than death or disability; or (ii) one year after the optionee ceases to perform continuous service for the Company due to death or disability. If an optionee’s continuous service with the Company is terminated for cause (as defined in the Amended and Restated 2011 Plan), the option will immediately terminate.

k. Other Terms and Conditions. The Committee may establish other terms and conditions regarding the grant of Non-qualified Stock Options and Incentive Stock Options that are consistent with the terms of the Amended and Restated 2011 Plan.

Bonus Stock Awards

The Committee may grant shares of our common stock to employees, consultants and non-employee directors on terms and conditions and for such payment, if any, as established by the Committee on the date of grant, which grant will constitute a transfer of unrestricted shares of common stock to such recipients.

Stock Appreciation Rights

a. Rights Related to Stock Options. A Stock Appreciation Right granted in connection with a stock option entitles the participant to surrender all or part of the stock option for a cash payment at such time and to the extent such stock option is exercisable. Any such Stock Appreciation Right is transferable only to the extent the related stock option is transferable.

b. Rights Without Stock Options. A Stock Appreciation Right granted independently of a stock option is exercisable at such time and in such manner as determined by the Committee and set forth in the applicable award agreement.

c. Exercise Price. The exercise price is determined by the Committee and can be no less than the fair market value of the shares of common stock subject to the Stock Appreciation Right on the date the Stock Appreciation Right is granted.

d. Other Terms and Conditions. The Committee determines at the date of grant the times at which and the circumstances under which a Stock Appreciation Right may be exercised (including based on achievement of performance goals and/or future service

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requirements), the method of exercise, whether the Stock Appreciation Right is in combination with another award, whether the Stock Appreciation Right will be settled in cash, shares of common stock, or a combination of cash and stock, and any other terms and conditions of the Stock Appreciation Right under the Amended and Restated 2011 Plan.

e. Other Terms and Conditions. The Committee may establish other terms and conditions with respect to the grant of Stock Appreciation Rights under the Amended and Restated 2011 Plan.

Phantom Stock Awards

a. Restrictions and Forfeiture. Phantom Stock Awards under the Amended and Restated 2011 Plan are subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose. A Phantom Stock Award terminates if the recipient’s employment with or service to the Company terminates during the applicable restricted or deferral period, except as otherwise determined by the Committee or set forth in any agreement or plan pertaining to a Phantom Stock Award. A Phantom Stock Award may be paid at the end of the restricted period or the last day of a deferral period in the form of shares of the Company’s common stock or cash.

b. Performance Goals. If the Committee determines a Phantom Stock Award constitutes performance-based compensation for purposes of Section 162(m) of the Code or otherwise determines that a Phantom Stock Award will be subject to performance measures, the grant or settlement of the award will, in the Committee’s discretion, be subject to the achievement of performance goals as described under the section entitled “Performance Awards” below.

c. Other Terms and Conditions. The Committee may establish other terms and conditions regarding the grant of Phantom Stock Awards under the Amended and Restated 2011 Plan.

Restricted Stock Awards

a. Transfer Restrictions and Forfeiture Obligations. Restricted Stock Awards are subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to the Company as may be determined in the discretion of the Committee. The Company may purchase or recover such shares for the amount of cash paid therefore, if any, if: (i) the participant terminates his or her employment with or service to the Company prior to the lapse of such restrictions, subject to accelerated vesting; or (ii) the Restricted Stock Award is forfeited by the participant pursuant to the terms of the award. Upon the issuance of shares of common stock pursuant to a Restricted Stock Award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all of the rights of a shareholder of the Company with respect to such shares, including the right to vote such shares, but prior to the lapse of such restrictions, the participant will not be entitled to delivery of the shares and the participant may not sell, transfer, assign or otherwise dispose of such shares. During the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any Restricted Stock Award will be retained by the Company for the account of the participant. Such dividends or other distributions will revert back to the Company if, for any reason, the Restricted Stock Award reverts back to the Company. Upon the expiration of the Forfeiture Restrictions, all dividends or other distributions made on the Restricted Stock Award and retained by the Company will be paid, without interest, to the participant.

b. Acceleration of Vesting. Unless the individual award agreement or then-effective employment agreement between the Company and the participant or plan provides otherwise and subject to limitations contained in the Amended and Restated 2011 Plan relating to awards that are intended to satisfy the performance-based compensation rules of Section 162(m) of the Code, any unvested shares of a Restricted Stock Award vest in full on the occurrence of change-in-control of the Company (as defined in the Amended and Restated 2011 Plan), or termination as a result of death or disability (as defined in the Amended and Restated 2011 Plan). Additionally, in the event of an involuntary termination by the Company (or removal of a non-employee director) without cause, unless specifically provided to the contrary by the Committee in another agreement or plan: (1) any unvested shares of a Restricted Stock Award granted at least six months prior to termination or removal that are not subject to performance-vesting conditions will vest in full; and (2) a pro rata portion of any unvested shares of a Restricted Stock Award granted at least six months prior to termination or removal that are subject to performance-vesting conditions will remain outstanding and vest in full based on the actual performance levels. The vesting described in the preceding sentence is subject to the participant’s execution of a release of claims in the form provided by the Company.

c. Other Terms and Conditions. The Committee may establish other terms and conditions of the grant of Restricted Stock Awards under the Amended and Restated 2011 Plan.

Restricted Stock Unit Awards

a. Restrictions and Forfeiture. Restricted Stock Unit Awards under the Amended and Restated 2011 Plan are subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose. A Restricted Stock Unit Award terminates if the

68	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

recipient’s employment with or service to the Company terminates during the applicable restricted or deferral period, except as otherwise determined by the Committee or set forth in any agreement or plan pertaining to a Restricted Stock Unit Award. A Restricted Stock Unit Award may be paid at the end of the restricted period or the last day of a deferral period in the form of shares of the Company’s common stock or cash.

b. Acceleration of Vesting. Unless an individual award agreement or then-effective employment agreement between the Company and the participant or plan provides otherwise, restricted stock units vest at a change-in-control of the Company, termination upon death or disability or such other events as the Committee determines. Additionally, in the event of an involuntary termination by the Company (or removal of a non-employee director) without cause, unless specifically provided to the contrary by the Committee in another agreement or plan: (1) any unvested Restricted Stock Unit Awards granted at least six months prior to termination or removal that are not subject to performance-vesting conditions will vest in full; and (2) a pro rata portion of any unvested Restricted Stock Unit Awards granted at least six months prior to termination or removal that are subject to performance-vesting conditions will remain outstanding and vest based on the actual performance levels. The vesting described in the preceding sentence is subject to the participant’s execution of a release of claims in the form provided by the Company.

c. Performance Goals. If the Committee determines a Restricted Stock Unit Award constitutes performance-based compensation for purposes of Section 162(m) of the Code or otherwise determines that a Restricted Stock Unit Award will be subject to performance measures, the grant or settlement of the award will, in the Committee’s discretion, be subject to the achievement of performance goals as described under the section entitled “Performance Awards” below.

d. Other Terms and Conditions. The Committee may establish other terms and conditions regarding the grant of Restricted Stock Unit Awards under the Amended and Restated 2011 Plan.

Performance Awards

a. Cash and Other Performance Awards. The Committee may grant cash awards that are rights to receive a cash payment upon the achievement of a single or multiple performance goals over a specified performance period established by the Committee. The Committee also may designate any form of award under the Amended and Restated 2011 Plan as a Performance Award that will be subject to the achievement of performance goals based on business criteria described below during a specified performance period.

b. Performance Period. The Committee may grant Performance Awards under the Amended and Restated 2011 Plan that may be paid in common stock, cash or a combination thereof as determined by the Committee. Achievement of performance goals in respect of Performance Awards may be measured based on performance over a Performance Period, as specified by the Committee, or may be determined based on whether or not the performance goals are satisfied at any time prior to the expiration of a Performance Period. In the case of a performance goal measured over a Performance Period, the Committee will determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of the business criteria over a Performance Period at or after the end of the Performance Period. In the case of a performance goal satisfied based upon whether or not certain specified business criteria are achieved at any time during a Performance Period, at or following the satisfaction of the applicable business criteria (even if prior to the expiration of the applicable Performance Period), the Committee will determine the amount, if any, of Performance Awards payable to each Participant upon the achievement of the applicable business criteria.

c. Performance Goals. The Committee uses one or more of the following business criteria in establishing performance goals for Performance Awards expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of specified subsidiaries, divisions or business or geographical units of the Company, or one or more product lines of the Company’s business: earnings per share; revenue (including increased revenues); profit measures (including gross profit, operating profit, economic profit, net profit before taxes and adjusted pre-tax profit); cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow, distributable cash flow, distributable cash flow per share and net cash flow before financing activities); return measures (including return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); economic value added; gross margin; net income measures (including income after capital costs and income before or after taxes); earnings; pretax earnings; earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA; earnings before taxes and depreciation (“EBTD”); earnings before interest and taxes (“EBIT”); pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); stock price measures (including growth measures and total stockholder return); debt reduction; price per share of Common Stock; market share; earnings per share or adjusted earnings per share (actual or growth in); economic value added (or an equivalent metric); market value added; debt to equity ratio; expense measures (including overhead cost and general and administrative expense); changes in working capital;

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margins; stockholder value; proceeds from dispositions; total market value; customer satisfaction or growth and contracted LNG quantity; and implementation, completion or attainment of measurable objectives with respect to financing or construction of entire projects or stages of projects. Any of the above business criteria may be determined on an absolute or relative basis or as compared to the performance of a published or special index. The Committee may determine that certain items, events or occurrences, including unusual or nonrecurring items, changes in accounting standards or tax laws, or other adjustments will be added to or excluded from the calculation of any of the business criteria set forth above, subject to the requirements of Section 162(m) of the Code to the extent applicable.

d. Payment. Following the end of the performance period, the Committee determines and certifies in writing the amount payable to the holder of the Performance Award based on the achievement of the performance measures for such performance period. Payments are made in cash, common stock or a combination thereof as determined by the Committee. The Committee may exercise its discretion to increase amounts payable under any Performance Award except for awards designed to comply with Section 162(m) of the Code.

e. Performance Awards Under Section 162(m) of the Code. A Performance Award granted to a person designated by the Committee who is likely to be a Covered Employee constitutes “performance-based compensation” within the meaning of Section 162(m) of the Code, and the terms of such awards are to be subject to and interpreted consistently with Section 162(m) of the Code, including the timing for establishing the performance goals and requirement that the settlement of the awards be contingent on achievement of the performance goals, as certified by the Committee.

f. Other Terms and Conditions. The Committee may establish other terms and conditions for Performance Awards under the Amended and Restated 2011 Plan, subject to the special rules relating to Performance Awards under Section 162(m) of the Code.

Other Stock or Performance-Based Awards

a. General. The Committee may grant to employees, consultants and non-employee directors Other Stock or Performance-Based Awards which consist of a right denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock or cash.

b. Other Terms and Conditions. The Committee may establish such terms and conditions for Other Stock or Performance-Based Awards under the Amended and Restated 2011 Plan as it determines appropriate. The term of any such award may not exceed ten years.

Amendments

The Board may amend, suspend or terminate the Amended and Restated 2011 Plan; however, any change that would terminate an award or impair the rights of a participant in any material respect with respect to an award previously granted requires the participant’s consent. Furthermore, any amendment which would constitute a “material revision” of the Amended and Restated 2011 Plan (as that term is used in the rules of the NYSE MKT LLC) or to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, is subject to shareholder approval.

General Provisions Applicable to All Awards

All awards under the Amended and Restated 2011 Plan will be subject to a minimum vesting schedule of at least 12 months following the date of grant of the award, provided that up to 5% of the shares underlying awards granted after the Effective Date may be subject to vesting schedules of less than 12 months. For purposes of this minimum vesting requirement, awards granted to non-employee directors in respect of regular annual fees will be deemed to satisfy the requirement, even if the regular annual shareholder meeting at which the award would vest is not at least 12 months following the grant date of the award. No award may provide for the payment of dividends or dividend equivalents before the date on which the award vests. Awards under the Amended and Restated 2011 Plan will be subject to any clawback or recapture policy, if any, that the Company may adopt from time to time or any clawback or recapture provisions set forth in an award agreement to the extent provided in such policy or agreement.

Federal Income Tax Aspects of the Amended and Restated 2011 Plan

The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Amended and Restated 2011 Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees, consultants or directors. The summary contains general statements based on current U.S. federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

70	Cheniere Energy, Inc. Notice of Annual Meeting of Shareholders and 2017 Proxy Statement

Incentive Stock Options. Incentive Stock Options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant of an Incentive Stock Option. The optionee would recognize no ordinary taxable income upon exercise of an Incentive Stock Option or later disposition of shares acquired pursuant to his or her exercise of an Incentive Stock Option if the optionee: (a) does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date that the stock option was granted or within the one-year period beginning on the date that the stock option was exercised (collectively, the “holding period”); and (b) is an employee of the Company or any of our subsidiaries at all times beginning on the date of grant and ending on the date three months before the date of exercise. With respect to an Incentive Stock Option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an Incentive Stock Option and disposes of the shares received in the same taxable year and the amount realized is less than the fair market value of the shares on the date of exercise, then the amount included in the alternative minimum taxable income of the optionee will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an Incentive Stock Option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the Incentive Stock Option or the disposition of the shares so acquired. If an optionee disposes of shares acquired pursuant to his or her exercise of an Incentive Stock Option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as ordinary income is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Non-qualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the optionee upon the grant of a Non-qualified Stock Option such as those under the Amended and Restated 2011 Plan (whether or not including a Stock Appreciation Right), and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a Non-qualified Stock Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the option price paid for such shares. In the case of the exercise of a Stock Appreciation Right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received and/or the fair market value of the shares distributed to the optionee, determined based on the excess of the fair market value of the shares of common stock covered by the portion of the Stock Appreciation Rights being exercised over the exercise price for such shares. Upon the exercise of a Non-qualified Stock Option or a Stock Appreciation Right, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a Non-qualified Stock Option or a Stock Appreciation Right, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss.

Restricted Stock Awards. Subject to the special rules discussed below relating to elections made under Section 83(b) of the Code, the recipient of a Restricted Stock Award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions applicable to the award constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses and the individual vests in the underlying shares, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time, and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a Restricted Stock Award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by the Company.

Upon a subsequent disposition of the shares received pursuant to a Restricted Stock Award, other than a share for which the Section 83(b) election is made as discussed below, the difference between the amount realized on the disposition of the shares and the fair market value of the shares on the date the substantial risk of forfeiture lapsed would be treated as a capital gain or loss.

Notwithstanding the foregoing, the holder of a Restricted Stock Award may elect under Section 83(b) of the Code to be taxed at the time of grant of the Restricted Stock Award (rather than the date on which the substantial risk of forfeiture lapses) based on the fair market value of the shares of common stock on the date of the award, in which case (a) subject to Section 162(m) of the Code,

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the Company will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company, and (c) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the Restricted Stock Award and is irrevocable.

Upon a subsequent disposition of Restricted Stock Award shares for which the Section 83(b) election is made, the difference between the fair market value of the shares on the disposition date and the fair market value of the shares on the date of grant would be treated as a capital gain or loss.

Performance Awards, Phantom Stock Awards and Other Stock or Performance-Based Awards. An individual who has been granted a Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award generally will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. Whether a Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award is paid in cash or shares of common stock, the individual will have taxable compensation and, subject to the application of Section 162(m) of the Code as discussed below, the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of any cash paid and the fair market value of any shares of common stock either at the time the Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award is paid or at the time any restrictions on the shares (including restrictions under Section 16(b) of the Exchange Act) subsequently lapse, depending on the nature, if any, of the restrictions imposed and whether the individual elects to be taxed without regard to any such restrictions. Any dividend equivalents paid with respect to a Performance Award, Phantom Stock Award, or Other Stock or Performance-Based Award prior to the actual issuance of shares under the award will be compensation income to the individual and, subject to the application of Section 162(m) of the Code as discussed below, deductible as such by the Company.

Upon a subsequent disposition of the shares received pursuant to a Performance Award, Phantom Stock Award or Other Stock or Performance-Based Award, the difference between the amount realized on the disposition of the shares and the fair market value of the shares on the vest date would be treated as a capital gain or loss.

Bonus Stock Awards. In general, a participant who receives a Bonus Stock Award will be taxed on the fair market value of the shares of common stock on the date the shares are issued to the individual, less any amount paid by the participant for the shares of stock. The Company will be entitled to a deduction for a corresponding amount. Upon a subsequent disposition of the shares received pursuant to a Bonus Stock Award, the difference between the amount realized on the disposition of the shares and the fair market value of the shares on the award date would be treated as a capital gain or loss.

Section 162(m) of the Code. Section 162(m) of the Code as interpreted by the Internal Revenue Service precludes a public corporation from taking a deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer and any of its three other highest-paid executives, excluding the chief financial officer, who are employed as of the end of the year. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, the Company’s ability to deduct compensation expense generated in connection with the exercise of Incentive Stock Options, Non-qualified Stock Options and Stock Appreciation Rights granted by the Committee under the Amended and Restated 2011 Plan with an exercise price that is not less than the fair market value of our common stock on the grant date should not be limited by Section 162(m) of the Code. Furthermore, the Company believes that compensation expense generated in connection with Performance Awards designated by the Committee as performance-based compensation granted by the Committee under the Amended and Restated 2011 Plan should not be limited by Section 162(m) of the Code. The Amended and Restated 2011 Plan has been designed to provide flexibility with respect to whether Restricted Stock Awards or Phantom Stock Awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Code and, therefore, be exempt from the deduction limit. Assuming no election is made under Section 83(b) of the Code with respect to a Restricted Stock Award, if the lapse of the forfeiture restrictions relating to a Restricted Stock Award or Phantom Stock Award granted by the Committee is based solely upon the satisfaction of the performance goals based on one or more of the business criteria set forth in the Amended and Restated 2011 Plan and described above under the section entitled “Performance Awards”, then the Company believes that the compensation expense deduction relating to such an award should not be limited by Section 162(m) of the Code if the Restricted Stock Award or Phantom Stock Award becomes vested. However, compensation expense deductions relating to Restricted Stock Awards or Phantom Stock Awards granted by the Committee will be subject to the Section 162(m) deduction limitation if the Restricted Stock Award or Phantom Stock Award becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change-in-control or vesting based solely upon continued service with the Company). Furthermore, the income generated in connection with all awards granted under the Amended and Restated 2011 Plan by the Equity Grant Committee and the Option Grant Committee will not qualify as performance-based compensation, but those committees are not authorized to grant awards to persons whose compensation is subject to Section 162(m) of the Code.

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Tax-Qualified Status of the Plan

The Amended and Restated 2011 Plan is not qualified under Section 401(a) of the Code.

Section 409A of the Internal Revenue Code

Some awards issued under the Amended and Restated 2011 Plan may be considered non-qualified deferred compensation that is subject to special rules under Section 409A of the Code. In such event, the Committee intends to generally design and administer such award and the Amended and Restated 2011 Plan to comply with the rules of Section 409A of the Code; however, there is no commitment or guarantee that any federal, state, or local tax treatment will apply or be available to any person who participates in the Amended and Restated 2011 Plan.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe that the Amended and Restated 2011 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Amended and Restated 2011 Plan Benefits

A new plan benefits table for the Amended and Restated 2011 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the Amended and Restated 2011 Plan if the Amended and Restated 2011 Plan was then in effect, as described in the SEC proxy rules, are not provided because all awards made under the Amended and Restated 2011 Plan will be made at the Compensation Committee’s discretion, subject to the terms and conditions of the Amended and Restated 2011 Plan. Therefore, the benefits and amounts that will be received or allocated under the Amended and Restated 2011 Plan are not determinable at this time. Under Mr. Fusco’s employment agreement, for each fiscal year beginning with 2017, Mr. Fusco will be eligible to receive a long-term incentive award with a grant date value of 500% of his annual base salary.

The Board recommends a vote FOR the approval of the amendment and restatement of the Cheniere Energy, Inc. 2011 Incentive Plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee, under the Audit Committee Charter, has the responsibility to review and approve any transactions or series of related financial transactions, arrangements or relationships involving amounts exceeding $120,000 between the Company and our directors, executive officers, nominees for director, any greater than 5% shareholders and their immediate family members. The Audit Committee will only approve related party transactions when it determines such transactions are in the best interests of the Company and its shareholders after considering the standards described below. In reviewing a transaction, the Audit Committee considers all facts and circumstances that it considers relevant to its determination. In determining whether to approve or ratify a related party transaction, the Audit Committee will apply the following standards, as provided in our Audit Committee Charter, and such other standards it deems appropriate:

•	whether the related party transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the transaction is material to the Company or the related party; and

•	the extent of the related person’s interest in the transaction.

In September 2007, the Audit Committee retained independent counsel and approved the Company entering into a consulting agreement with Karim Souki, the brother of Charif Souki, our former Chairman, CEO and President. The consulting agreement was most recently amended in December 2014, as a result of Karim Souki being asked to establish the Company’s Singapore office and business strategy.

On February 2, 2016, the Company provided a notice of termination of the consulting agreement to Karim Souki, effective April 29, 2016. In 2016, Karim Souki received $203,578 under the consulting agreement.

On October 3, 2013, the Audit Committee approved the Terms and Conditions of Employment (the “Employment Agreement”) between Tarek Souki, the son of Charif Souki, and Cheniere Supply & Marketing. Effective April 1, 2015, Tarek Souki’s Employment Agreement was transferred to Cheniere Marketing Ltd. Tarek Souki served as Vice President, Finance and Business Development of Cheniere Marketing Ltd. until he separated from employment effective March 24, 2016. Upon his termination, the Compensation Committee approved the accelerated vesting of 15,000 share of restricted stock of the Company held by Tarek Souki. For 2016, Tarek Souki earned approximately 70,100 GBP in base salary. He was also entitled to participate in our U.K. pension scheme for U.K. employees through which Cheniere Marketing Ltd. contributes an amount equal to 8% of employees’ base salaries to the pension scheme. While employed by Cheniere Marketing Ltd., Tarek Souki was eligible to participate in the benefits offered to employees generally.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, certain officers and beneficial owners of more than 10% of any class of the Company’s stock (“Reporting Persons”) are required from time to time to file with the SEC and NYSE MKT LLC reports on ownership and changes of ownership. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of forms and written representations received from Reporting Persons with respect to the fiscal year ended December 31, 2016 the Company believes that all filing requirements applicable to the Company’s Reporting Persons were met on a timely basis, other than two late Form 4 filings due to administrative error for two of our executive officers, each reporting one transaction.

Shareholder Proposals

Management anticipates that the Company’s 2018 Annual Meeting of Shareholders will be held during May 2018. Any shareholder who wishes to submit a proposal for action to be included in the Proxy Statement and form of proxy relating to the Company’s 2018 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company on or before December 18, 2017. Any such proposals should be timely received by the Corporate Secretary, Cheniere

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Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Such proposal must meet all of the requirements of the SEC to be eligible for inclusion in the Company’s 2018 proxy materials. If a shareholder wishes to submit a proposal outside of the process of Rule 14a-8 under the Exchange Act, in order for such proposal to be considered “timely” under our Bylaws, the proposal must be received by the Company no earlier than January 18, 2018 and not later than February 17, 2018.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

Our Board recently amended our Bylaws to permit a shareholder (or a group of no more than 20 shareholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years and has complied with the other requirements set forth in our Bylaws, to submit director nominees of up to 20% of the number of directors serving on the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) satisfy the requirements set forth in our Bylaws.

•	When to send such proposals. Notice of director nominees submitted under these Bylaw provisions must be received by our Secretary no earlier than 5:00 p.m., Central Time, November 18, 2017 and no later than 5:00 p.m, Central Time, on December 18, 2017.

•	Where to send such proposals. Proposals should be addressed to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, TX 77002.

•	What to include. Notice must include the information required by our Bylaws, which are available on our website at www.cheniere.com.

Communications with the Board

The Board maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees, relates to routine or insignificant matters that do not warrant the attention of the Board, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to the directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the Company’s policies and procedures and the applicable laws and regulations relating to the disclosure of information.

Householding of Proxy Materials

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once a shareholder has received notice from his or her broker that they will be householding materials, householding will continue until the shareholder is notified otherwise or revokes consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, or if a shareholder is receiving multiple copies of either document and wishes to receive only one, the shareholder should notify his or her broker. If a shareholder would like to receive a separate copy of this Proxy Statement, Notice of Annual Meeting or 2016 Annual Report on Form 10-K for the year ended December 31, 2016, he or she should contact the Company by writing to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002.

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Availability of Documents

The Company is including with this Proxy Statement a copy of its 2016 Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the SEC and is incorporated in this Proxy Statement by reference. The Company will furnish to any person any exhibits described in the list accompanying such report upon payment of reasonable fees relating to the Company’s furnishing such exhibits. Requests for directions to the Meeting to vote in person or for copies of this Proxy Statement and the 2016 Annual Report on Form 10-K for the year ended December 31, 2016 (including exhibits thereto) for the Meeting and future shareholders meetings should be directed to the Corporate Secretary, Cheniere Energy, Inc., 700 Milam Street, Suite 1900, Houston, Texas 77002. Paper or email copies of this Proxy Statement and the 2016 Annual Report on Form 10-K for the year ended December 31, 2016 (including exhibits thereto) for the Meeting can also be obtained free of charge by calling toll-free 1-877-375-5001 and asking for the Company’s Investor Relations Department or can be accessed at the Investor Relations section of our website at http://www.cheniere.com/2017AnnualMeeting. Any such requests must be made by May 4, 2017 to facilitate timely delivery.

By order of the Board of Directors

Sean N. Markowitz

Corporate Secretary

April 17, 2017

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Appendix A

CHENIERE ENERGY, INC.

2011 INCENTIVE PLAN

(As amended through April 13, 2017)

1	ESTABLISHMENT OF PLAN		A-1

2	PURPOSES		A-1

3	DEFINITIONS		A-1
	(a)	“Addendum”	A-1
	(b)	“Affiliate”	A-1
	(c)	“Award”	A-1
	(d)	“Board”	A-1
	(e)	“Bonus Stock Award”	A-1
	(f)	“Cash Award”	A-1
	(g)	“Cause”	A-2
	(h)	“Change in Control”	A-2
	(i)	“Chief Executive Officer”	A-3
	(j)	“Code”	A-3
	(k)	“Committee”	A-3
	(l)	“Common Stock”	A-3
	(m)	“Company”	A-3
	(n)	“Consultant”	A-3
	(o)	“Continuous Service”	A-3
	(p)	“Covered Employee”	A-4
	(q)	“Director”	A-4
	(r)	“Disability”	A-4
	(s)	“Employee”	A-4
	(t)	“Executive Officer”	A-4
	(u)	“Exchange Act”	A-4
	(v)	“Fair Market Value”	A-4
	(w)	“Incentive Stock Option”	A-4
	(x)	“Non-Employee Director”	A-4
	(y)	“Non-Qualified Stock Option”	A-5
	(z)	“Option”	A-5
	(aa)	“Option Agreement”	A-5
	(ab)	“Optionee”	A-5
	(ac)	“Other Stock or Performance-Based Award”	A-5
	(ad)	“Outside Director”	A-5
	(ae)	“Participant”	A-5
	(af)	“Performance Award”	A-5
	(ag)	“Performance-Based Compensation”	A-5
	(ah)	“Performance Goal”	A-5
	(ai)	“Performance Period”	A-5
	(aj)	“Phantom Stock Agreement”	A-5
	(ak)	“Phantom Stock Award”	A-5
	(al)	“Plan”	A-5
	(am)	“Regulation S-K”	A-5
	(an)	“Restricted Period”	A-5
	(ao)	“Restricted Stock Agreement”	A-6
	(ap)	“Restricted Stock Award”	A-6
	(aq)	“Restricted Stock Unit Agreement”	A-6
	(ar)	“Restricted Stock Unit Award”	A-6
	(as)	“Rule 16b-3”	A-6
	(at)	“Section”	A-6
	(au)	“Securities Act”	A-6
	(av)	“Stock Appreciation Rights”	A-6
	(aw)	“Stock Appreciation Rights Agreement”	A-6
	(ax)	“Ten Percent Stockholder”	A-6

4	INCENTIVE AWARDS AVAILABLE UNDER THE PLAN		A-6

5	SHARES SUBJECT TO PLAN		A-6

6	ELIGIBILITY		A-7

7	LIMITATION ON INDIVIDUAL AWARDS		A-7

8	OPTIONS		A-7
	(a)	Terms and Conditions of Options	A-7
	(b)	Transferability of Options	A-8
	(c)	Manner of Exercise	A-8
	(d)	Payment of Exercise Price	A-9
	(e)	Exercise of Option Following Termination of Continuous Service	A-9
	(f)	Limitations on Exercise	A-9
	(g)	Modification, Extension And Renewal of Options	A-10
	(h)	Privileges of Stock Ownership	A-10
	(i)	Acquisitions and Other Transactions	A-10

9	BONUS STOCK AWARDS		A-10
	(a)	Bonus Stock Awards	A-10
	(b)	Rights as Shareholder	A-10
	(c)	Payment for Bonus Stock	A-10

10	STOCK APPRECIATION RIGHTS		A-10
	(a)	Payment of Stock Appreciation Rights	A-11
	(b)	Tandem Rights	A-11
	(c)	Stock Appreciation Rights Unrelated to an Option	A-11
	(d)	Date of Grant	A-11

11	PHANTOM STOCK AWARDS		A-11
	(a)	Payment of Phantom Stock Awards	A-11

12	RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS		A-12
	(a)	Restricted Stock Awards	A-12
	(b)	Restricted Stock Unit Awards	A-13

13	CASH AWARDS AND PERFORMANCE AWARDS		A-14
	(a)	Cash Awards	A-14
	(b)	Designation as a Performance Award	A-14
	(c)	Performance Goals	A-14
	(d)	Status of Performance Awards under Section 162(m) of the Code	A-15
	(e)	Waiver of Performance Goals	A-16

14	OTHER STOCK OR PERFORMANCE-BASED AWARDS		A-16

15	ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS		A-16
	(a)	Capital Adjustments	A-16
	(b)	Dissolution or Liquidation	A-16
	(c)	Change in Control	A-16

16	GENERAL PROVISIONS APPLICABLE TO ALL AWARDS		A-17
	(a)	General	A-17
	(b)	Form of Award	A-17
	(c)	Awards Criteria	A-17
	(d)	Form and Timing of Payment under Awards	A-17
	(e)	Termination of Continuous Service for Cause	A-18
	(f)	Transferability of Awards	A-18
	(g)	Privileges of Stock Ownership	A-18
	(h)	Performance-Based Compensation	A-18
	(i)	Clawback	A-18
	(j)	Section 409A	A-18

17	WITHHOLDING FOR TAXES		A-19

18	MISCELLANEOUS		A-19
	(a)	No Rights to Awards	A-19
	(b)	Governing Law	A-19
	(c)	Other Laws	A-19
	(d)	Administration	A-19
	(e)	Effect of Plan	A-19
	(f)	No Effect on Retirement and Other Benefit Plans	A-20
	(g)	Amendment or Termination of Plan	A-20
	(h)	Term of Plan	A-20
	(i)	Severability and Reformation	A-20
	(j)	Interpretive Matters	A-20

CHENIERE ENERGY, INC.

2011 INCENTIVE PLAN

(As amended through April 13, 2017)

1. ESTABLISHMENT OF PLAN. Cheniere Energy, Inc. established the “Cheniere Energy, Inc. 2011 Incentive Plan” effective as of June 16, 2011. The Plan was amended and restated by the Board on April 13, 2017, subject to the approval of the Company’s shareholders. The amendments made to the Plan in 2017 shall affect only Awards granted under the Plan after the date on which the Company’s shareholders approve the amended and restated Plan (the “Effective Date”). Awards granted under the Plan prior to the Effective Date shall be governed by the terms and conditions of the Plan as in effect prior to the Effective Date and the applicable Award Agreements.

2. PURPOSES. The purposes of the Plan are (i) to offer selected Employees, including Executive Officers, Consultants and Non-Employee Directors of the Company or its Affiliates an opportunity to participate in the growth and financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) to provide performance-related incentives to certain of such Employees and Consultants to achieve established Performance Goals, and (iv) to promote the growth and success of the Company’s business by aligning the financial interests of Employees, Consultants and Non-Employee Directors with that of the stockholders of the Company. Toward these objectives, this Plan provides for the grant of performance and non- performance-based equity Awards and performance-based Cash Awards.

3. DEFINITIONS. As used herein, unless the context requires otherwise, the following terms have the meanings indicated below.

(a) “Addendum” means an addendum to the Plan approved by the Compensation Committee, as constituted from time to time, of the Board containing terms, conditions and limitations applicable to certain Awards to Employees and other individuals described in the addendum who, in each case, are residents of a country other than the United States to which such addendum relates. An Award to an individual under an Addendum shall be made pursuant to, and subject to the terms and conditions of, the Plan, as modified by the terms of the Addendum.

(b) “Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 10% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company; provided, however, with respect to Awards of Options and Stock Appreciation Rights that are intended to be excluded from the application of Section 409A of the Code, the term affiliate will be applied in a manner to ensure that the Common Stock covered by such Awards would be “service recipient stock” with respect to the Participants to whom the Awards are granted; and provided further, however , with respect to Awards of Options that are intended to be Incentive Stock Options, Affiliate means an entity described in clauses (ii) and (iii) of this Section 3(b) and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted.

(c) “Award” means any right granted under the Plan (or under the Plan as modified by an Addendum), including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, Bonus Stock, a Cash Award, a Performance Award, a Phantom Stock Award, and an Other Stock or Performance-Based Award, whether granted singly or in combination, to a Participant pursuant to the terms, conditions and limitations that the Committees may establish in order to fulfill the objectives of the Plan. An Award may be granted under the Plan pursuant to a written Award agreement between the Company and a Participant, a written Award notice provided to the Participant of the Award, or a written program adopted by the Company or the Committee establishing Awards under the Plan. Notwithstanding any other provision of the Plan relating to Award agreements, an Award and related documents, including the Plan and any prospectus for the Plan, may be delivered to a Participant in electronic format pursuant to such policies and procedures as adopted from time to time by the Company. If an Award or related documents are delivered in an electronic format and the Participant consents to participate in the electronic Award procedures established by the Company with respect to the Plan by using his personal identification number to access the Award documents, such action by the Participant shall constitute the Participant’s electronic signature and acceptance of the terms and conditions of the Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Bonus Stock Award” means an Award grant under Section 9 of the Plan.

(f) “Cash Award” means an Award granted pursuant to Section 13 of the Plan.

(g) “Cause” means:

(i) in the case of a Director, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate;

(ii) in the case of a Participant whose employment with the Company or an Affiliate is subject to the terms of a written employment agreement between such Participant and the Company or Affiliate, which employment agreement includes a definition of “Cause,” the term “Cause” as used in the Plan or any agreement establishing an Award shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect;

(iii) in the case of a Participant who is eligible for benefits under a severance plan sponsored by the Company or one of its Affiliates, the term “Cause” as used in the Plan or any agreement establishing an Award shall have the meaning set forth in such severance plan during the period that the Participant remains eligible for benefits under that plan; and

(iv) in all other cases,

(A) the willful commission by the Participant of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or an Affiliate; or

(B) the commission by the Participant of an act of fraud in the performance of the Participant’s duties on behalf of the Company or an Affiliate; or

(C) the willful and material violation by the Participant of the Company’s Code of Business Conduct and Ethics Policy; or

(D) the continuing and repeated failure of the Participant to perform his or her duties to the Company or an Affiliate, including by reason of the Participant’s habitual absenteeism (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), which, with respect to Executive Officers, has continued for a period of at least thirty (30) days following delivery of a written demand for substantial performance to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not performed his or her duties.

For purposes of the Plan, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company or an Affiliate, as the case may be. The determination of whether Cause exists with respect to an Executive Officer shall be made by the Board (or its designee) in its sole discretion and with respect to all other Participants, the existence of Cause shall be determined by the Company’s Chief Human Resources Officer or, if none, the most senior human resources officer in his or her sole discretion in consultation with the Company’s General Counsel.

(h) “Change in Control” means the occurrence during the term hereof of any of the following events:

(i) any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (A) the Company or any Affiliate, (B) any employee benefit plan of the Company or of any Affiliate, (C) an entity owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (D) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the “beneficial owner” (as defined in Rule 13d-3(a) of the Exchange Act), directly or indirectly, of securities of the Company representing 50.1% or more of the shares of voting stock of the Company then outstanding;

(ii) the consummation of any merger, organization, business combination or consolidation of the Company with or into any other company, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(iii) the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose nomination by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest or threatened election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

Notwithstanding the foregoing, a Change in Control shall not occur or be deemed to occur if any event set forth in subsections (i)—(iv) above, which would otherwise constitute a Change in Control, occurs as a direct result of the consummation of a transaction solely between the Company and one or more of its controlled Affiliates.

Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation payable pursuant to the Plan would be subject to the income tax under the Section 409A Rules if the foregoing definition of “Change in Control” were to apply, but would not be so subject if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5), then “Change in Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under the Section 409A Rules, a transaction or circumstance that satisfies the requirements of both (1) a Change in Control under the applicable clause (i) through (iv) above, and (2) a “change in control event” within the meaning of Treasury Regulation Section § 1.409A-3(i)(5).

(i) “Chief Executive Officer” means the individual serving at any relevant time as the chief executive officer of the Company.

(j) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

(k) “Committee” means the Compensation Committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan, or if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that as necessary in each case to satisfy the requirements of Sections 162(m) of the Code and Rule 16b-3 with respect to Awards granted under the Plan, while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Notwithstanding the foregoing provisions, (i) the Board may delegate to a committee of one or more members of the Board who are not Outside Directors or Non-Employee Directors (the “Equity Grant Committee”) the authority to grant equity-based awards, including Options, Restricted Stock Awards and Restricted Stock Unit Awards, subject to the terms of the Plan, including specifically the limitations contained in Section 6 and any additional limitations as may be contained in resolutions adopted by the Board from time to time, to selected Employees and Consultants who are not then (A) Executive Officers, (B) Non- Employee Directors or (C) persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and (ii) the Board or the Compensation Committee of the Board may delegate to one or more Executive Officers of the Company (the “Option Grant Committee”) the authority to grant Options, subject to the terms of the Plan, including specifically the limitations contained in Section 6 and any additional limitations as may be contained in resolutions adopted by the Board or the Compensation Committee from time to time, to Employees (other than Employees who are Executive Officers or persons with respect to whom the Company wishes to comply with Section 162(m) of the Code) and Consultants. When used in the Plan, except as provided otherwise in Section 12(a), the term “Committees” shall refer to the Committee, the Equity Grant Committee and the Option Grant Committee, each acting within the scope of its authority under the Plan with respect to the matter covered by the particular reference.

(l) “Common Stock” means the common stock of the Company, $0.003 par value per share or the common stock that the Company may in the future be authorized to issue.

(m) “Company” means Cheniere Energy, Inc., a Delaware corporation, and any successor corporation.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.

(o) “Continuous Service” means the provision of services to the Company or an Affiliate, or any successor, as an Employee, Director or Consultant which is not interrupted or terminated. Except as otherwise provided in a particular Award agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate, or any successor, as an Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

(p) “Covered Employee” means the Chief Executive Officer and each other officer of the Company who is required to be treated as a “covered employee” for purposes of applying Section 162(m) of the Code to Awards, including, if applicable, by reason of formal interpretations issued by the Internal Revenue Service.

(q) “Director” means a member of the Board or the board of directors of an Affiliate.

(r) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person or, if such a plan does not exist at any relevant time, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(s) “Employee” means any person, including an Executive Officer or Director, who is employed by the Company or an Affiliate. The payment of compensation by the Company or an Affiliate to a Director or Consultant solely with respect to such individual rendering services in the capacity of a Director or Consultant, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.

(t) “Executive Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock has an established market by virtue of being listed or quoted on any registered stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid price, if applicable) on such exchange (or, if the Common Stock is listed or traded on more than one registered exchange, on the exchange with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price is reported on that day, on the last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii) In the absence of any listing or quotation of the Common Stock on any such registered exchange, the Fair Market Value shall be determined in good faith by the Committee.

(w) “Incentive Stock Option” means any Option that satisfies the requirements of Section 422 of the

Code and is granted pursuant to Section 8 of the Plan.

(x) “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y) “Non-Qualified Stock Option” means an Option granted under 8 of the Plan that is not intended to be an Incentive Stock Option.

(z) “Option” means an Award granted pursuant to Section 8 of the Plan to purchase a specified number of shares of Common Stock during the Option period for a specified exercise price, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.

(aa) “Option Agreement” means the written agreement or notice evidencing the grant of an Option executed by the Company and the Optionee or issued by the Company and accepted by the Optionee, including any amendments thereto. Each Option Agreement shall be subject to the terms and conditions of the Plan. If an Option Agreement or related document is delivered to a Participant by electronic means, and the Participant consents to participate in the electronic Award procedures adopted by the Company by using his personal identification number to access the Award documents, such action by the Participant shall constitute the Participant’s electronic signature and acceptance of the terms and conditions of the Award.

(ab) “Optionee” means a Participant to whom an Option has been granted under the Plan.

(ac) “Other Stock or Performance-Based Award” means an award granted pursuant to Section 14 the Plan that is not otherwise specifically provided for in the Plan, the value of which is based in whole or in part upon the value of a share of Common Stock.

(ad) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ae) “Participant” means any Employee, Non-Employee Director, or Consultant to whom an Award has been granted under the Plan.

(af) “Performance Award” means an Award granted pursuant to Section 13 of the Plan to a Participant that is subject to the attainment of one or more Performance Goals.

(ag) “Performance-Based Compensation” means “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

(ah) “Performance Goal“ means a standard established by the Committee based on one or more business criteria described in Section 13 to determine in whole or in part whether a Performance Award shall be earned.

(ai) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or, except in the case of any grant to a Covered Employee, at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

(aj) “Phantom Stock Agreement” means the written agreement evidencing a Phantom Stock Award. Each Phantom Stock Agreement shall be subject to the terms and conditions of the Plan.

(ak) “Phantom Stock Award” means an Award granted pursuant to Section 11 of the Plan.

(al) “Plan” means this Cheniere Energy, Inc. 2011 Incentive Plan, as set forth herein and as it may be amended from time to time.

(am) “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

(an) “Restricted Period” means the period established by the Committee with respect to an Award during which the Award is subject to forfeiture or is not exercisable by the Participant and with respect to a Restricted Stock Award, the period during which the Forfeiture Restrictions as described in Section 12(a) apply to the Award.

(ao) “Restricted Stock Agreement” means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Participant or issued by the Company and accepted by the Participant, including any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan. If a Restricted Stock Agreement or related document is delivered to a Participant by electronic means, and the Participant consents to participate in the electronic Award procedures adopted by the Company by using his personal identification number to access the Award documents, such action by the Participant shall constitute the Participant’s electronic signature and acceptance of the terms and conditions of the Award.

(ap) “Restricted Stock Award” means an Award granted under Section 12(a) of the Plan of shares of Common Stock issued to the Participant for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions, as are established by the Committee.

(aq) “Restricted Stock Unit Agreement” means the written agreement evidencing the grant of a Restricted Stock Unit Award executed by the Company and the Participant or issued by the Company and accepted by the Participant, including any amendments thereto. Each Restricted Stock Unit Agreement shall be subject to the terms and conditions of the Plan. If a Restricted Stock Unit Agreement or related document is delivered to a Participant by electronic means, and the Participant consents to participate in the electronic Award procedures adopted by the Company by using his personal identification number to access the Award documents, such action by the Participant shall constitute the Participant’s electronic signature and acceptance of the terms and conditions of the Award.

(ar) “Restricted Stock Unit Award” means an Award granted under Section 12(b) of the Plan.

(as) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

(at) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

(au) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(av) “Stock Appreciation Rights” means an Award granted under Section 10 of the Plan.

(aw) “Stock Appreciation Rights Agreement” means a written agreement with a Participant with respect to an Award of Stock Appreciation Rights.

(ax) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

4. INCENTIVE AWARDS AVAILABLE UNDER THE PLAN. Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock Awards; (d) Stock Appreciation Rights; (e) Bonus Stock, (f) Cash Awards; (g) Performance Awards; (h) Phantom Stock Awards; (i) Restricted Stock Unit Awards; and (j) Other Stock or Performance-Based Awards.

5. SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section 15(a) hereof, the aggregate number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 35,000,000 (the “Share Pool Limit”). At all times during the term of the Plan, the Company shall allocate and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Except for shares of Common Stock issued with respect to awards that are assumed or substituted as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction), the number of shares reserved for issuance under the Plan shall be reduced by the number of shares of Common Stock issued in connection with the exercise or settlement of an Award or used to determine the amount of cash paid in connection with the exercise of Stock Appreciation Rights and the settlement of Phantom Stock Awards. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Share Pool Limit and shall remain available for Awards under the Plan; provided that the following shall not remain available for Awards under the Plan and shall count against the Share Pool Limit: (i) any shares of Common Stock withheld in respect of taxes, (ii) any shares tendered or withheld to pay the exercise price of Options, (iii) any shares repurchased by the Company from a Participant with the proceeds from the exercise of Options and (iv) any shares reserved for issuance under a Stock Appreciation Right Award that exceed the number of shares actually issued upon exercise. The shares to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Common Stock, (b) Common Stock held in the treasury of the Company, or (c) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market, in each case as the Committee may determine from time to time in its sole discretion.

6. ELIGIBILITY. Awards other than Incentive Stock Options may be granted to Employees, Executive Officers, Directors, and Consultants. Incentive Stock Options may be granted only to Employees. The Committee in its sole discretion shall select the recipients of Awards; provided, however that (i) the Equity Grant Committee may select the recipients of Non-Qualified Stock Options and/or Restricted Stock Awards and/or Restricted Stock Unit Awards if (A) such recipients are not members of the Equity Grant Committee, Executive Officers, Non-Employee Directors or persons with respect to which the Company desires to comply with Section 162(m) of the Code, (B) the aggregate number of shares of Common Stock subject to such Options does not exceed 3,000,000 shares in any one calendar year (reduced by the number of shares of common Stock covered by Options granted by the Option Grant Committee for such calendar year) and the aggregate number of shares of Common Stock covered by such Restricted Stock Awards and Restricted Stock Unit Awards in the aggregate granted in any one calendar year does not exceed 600,000 shares of Common Stock and (C) the aggregate number of shares of Common Stock that may be awarded to any individual under such Options does not exceed 450,000 shares and the aggregate number of shares of Common Stock that may be awarded to any individual under such Restricted Stock Awards and Restricted Stock Unit Awards in the aggregate does not exceed 150,000 shares and (ii) the Option Grant Committee may select the recipients of Non-Qualified Stock Options (A) if such recipients are Employees (who are not members of the Option Grant Committee, Executive Officers or persons with respect to whom the Company wishes to comply with Section 162(m) of the Code) or Consultants, (B) the aggregate number of shares of Common Stock subject to such Options does not exceed 3,000,000 shares in any calendar year (reduced by the number of shares of Common Stock covered by Options granted by the Equity Grant Committee for such calendar year) and (C) the aggregate number of shares of Common Stock that may be awarded to any individual under such Options does not exceed 450,000 shares. A Participant may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Executive Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

7. LIMITATION ON INDIVIDUAL AWARDS. Except for Cash Awards described in Section 13, no individual shall be granted, in any calendar year, Awards under the Plan covering or relating to an aggregate of more than 6,000,000 shares of Common Stock, of which no more than 6,000,000 shares may be granted in the form of Options or Stock Appreciation Rights. No individual shall receive payment for Cash Awards during any calendar year aggregating in excess of $25,000,000. The preceding shall be applied in a manner which will permit compensation generated under the Plan, where appropriate, to constitute Performance-Based Compensation. Additionally, no Non-Employee Director shall be granted in any calendar year Awards in respect of regular annual fees under the Plan (excluding, for the avoidance of doubt, any special or one-time awards) with an aggregate grant date fair value exceeding $495,000.

8. OPTIONS.

(a) Terms and Conditions of Options. Except with respect to grants of Non-Qualified Stock Options by the Equity Grant Committee and/or the Option Grant Committee, the Committee shall determine whether an Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option. The Committees shall determine the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option, subject to the following:

(i) Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Option Agreement in such form (which need not be the same for each Optionee) as the Committees from time to time approve, but which is not inconsistent with the Plan, including any provisions that may be necessary, as determined by the Committee, to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

(ii) Date of Grant. The date of grant of an Option shall be the date on which the Committees make the determination to grant such Option unless a later date is specified by the Committees at the time of such determination. The Option Agreement evidencing the Option shall be delivered to the Optionee, with a copy of the Plan and other relevant Option documents, within a reasonable time after the date of grant.

(iii) Exercise Price. The exercise price of an Option shall be not less than the Fair Market Value of the shares of Common Stock on the date of grant of the Option. In addition, the exercise price of any Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The exercise price for each Option granted under this Section 8 shall be subject to adjustment pursuant to Section 15(a).

(iv) Exercise Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committees and set forth in the Option Agreement; provided, however, that no Option shall be exercisable later than the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Stockholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.

(v) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code is amended after the Effective Date to provide for a different limit than the one described in this Section 8(a)(v), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

(vi) Acceleration of Vesting. Any Option granted hereunder which is not otherwise vested shall vest in full (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder or in an employment or other agreement or plan) upon (A) a Change in Control, but only as provided for in Section 15(c); or (B) death or Disability of the Participant. Additionally, in the event of an involuntary termination of an Employee or Consultant or removal of a Non-Employee Director without Cause (unless specifically provided to the contrary by the Committee in the document or instrument evidencing an Option granted hereunder or in an employment or other agreement or plan) and subject to the Participant’s execution of a release of claims in the form provided by the Company, (x) any unvested Options that are not subject to performance-vesting conditions and that were granted at least six (6) months prior to the date of termination shall vest in full, and (y) a pro rata portion (determined based on the number of complete months from the grant date through the date of termination divided by the number of months in the performance period with respect thereto) of any unvested Options that are subject to performance-vesting conditions and that were granted at least six (6) months prior to the date of termination will remain outstanding and shall vest based on the actual performance levels achieved in accordance with the terms of the award.

(b) Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, however , that the Optionee may designate persons who or which may exercise his Options following his death. Notwithstanding the preceding sentence, Non-Qualified Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may provide for in the Optionee’s Option Agreement and approve prior to any such transfer. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Option would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

(c) Manner of Exercise. Options may be exercised in such manner as approved by the Company from time to time, including by delivery to the Company of a written exercise notice or by an exercise election made by a Participant through an electronic procedure authorized by the Company (which method or procedure need not be the same for each Optionee), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased and satisfaction of the tax withholding provisions described in Section 17.

(d) Payment of Exercise Price. Payment of the aggregate exercise price for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee, in any of the following methods: (i) if a public market for the Common Stock exists, upon the Optionee’s written request, the Company may deliver certificates for the shares of Common Stock for which the Option is being exercised to a broker for sale on behalf of the Optionee, provided that the Optionee has irrevocably instructed such broker to remit from the proceeds of such sale directly to the Company on the Optionee’s behalf the full amount of the exercise price plus any taxes the Company is required to withhold; (ii) by surrender to the Company for cancellation of shares of Common Stock owned by the Optionee having an aggregate Fair Market Value on the date of exercise equal to (or, to avoid the cancellation of fractional shares of Common Stock, less than) the aggregate exercise price of the shares of Common Stock being purchased upon such exercise; provided that such surrendered shares are not subject to any pledge or other security interest and have or meet such other requirements, if any, as the Committees may determine necessary in order to avoid an accounting earnings charge in respect of the Option being exercised; (iii) by a “net exercise” method whereby the Company withholds from the delivery of shares of Common Stock subject to the Option (or the portion thereof that is being exercised) that number of whole shares having an aggregate Fair Market Value on the date of exercise equal to (or, to avoid the issuance of fractional shares of Common Stock, less than) the aggregate exercise price of the shares of Common Stock being purchased upon such exercise; or (iv) by any combination of the foregoing, including a cash payment. No shares of Common Stock may be issued until full payment of the purchase price thereof has been made.

(e) Exercise of Option Following Termination of Continuous Service.

(i) Subject to the other provisions of this Section 8(e), (A) an Optionee may exercise an Incentive Stock Option for a period of three (3) months following the date the Optionee’s Continuous Service terminates and (B) an Optionee may exercise a Non-Qualified Stock Option for a period of six (6) months following the date the Optionee’s Continuous Service terminates, but in each case, only to the extent the Optionee was otherwise entitled to exercise the Option on the date the Optionee’s Continuous Service terminates.

(ii) If the Optionee’s Continuous Service is terminated by the Company or an Affiliate for Cause, the Optionee’s right to exercise the Option shall immediately terminate.

(iii) If the Optionee’s Continuous Service terminates as a result of the Optionee’s Disability, the Optionee may exercise the Option for a period of one (1) year following the date the Optionee’s Continuous Service terminates.

(iv) In the event of the termination of the Optionee’s Continuous Service as a result of the Optionee’s death, the Optionee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option for a period of one (1) year following the Optionee’s date of death.

(v) An Option shall terminate to the extent not exercised on the last day of the specified post- termination exercise periods set forth above or the last day of the original term of the Option, whichever occurs first.

(vi) The Committees shall have discretion to determine whether the Continuous Service of an Optionee has terminated, the effective date on which such Continuous Service terminates and whether the Optionee’s Continuous Service terminated as a result of the Disability of the Optionee. The determination of whether a Participant’s Continuous Service was terminated for Cause shall be determined as provided for in Section 3(g).

(f) Limitations on Exercise.

(i) The Committees may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.

(ii) The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Option shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or market-quotation system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or market-quotation system, and the Company shall have no liability for any inability or failure to do so.

(iii) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

(g) Modification, Extension And Renewal of Options. The Committee shall have the power to modify, cancel, extend (subject to the provisions of Section 8(a)(iv) hereof) or renew outstanding Options and to authorize the grant of new Options and/or Restricted Stock Awards in substitution therefor; provided, however, that (i) except as permitted by Section 15(a) of the Plan, any such action may not reprice any outstanding Option to reduce the exercise price thereof, directly or indirectly, without the approval of the stockholders of the Company and, (ii) without the written consent of any affected Optionee, (A) impair any rights under any Option previously granted to such Optionee, (B) cause the Option or the Plan to become subject to Section 409A of the Code, or (C) cause any Option to lose its status as Performance-Based Compensation. Notwithstanding anything to the contrary contained in this Section 8(g), no Option may be replaced with another Award that would have a higher intrinsic value than the value of the Option at the time of its replacement. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

(h) Privileges of Stock Ownership. No Optionee will have any of the rights of a stockholder with respect to any shares of Common Stock subject to an Option until such Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.

(i) Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of the Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate, whether by merger, stock purchase, asset purchase or other form of transaction. Shares of Common Stock subject to an assumed or substituted option resulting from a merger transaction involving the Company or an Affiliate will not reduce the Share Pool Limit described in Section 5. Notwithstanding the foregoing provisions of this Section 8, in the case of an Option issued or assumed pursuant to this Section 8(i), the exercise price for the Option shall be determined in accordance with the principles of Sections 424(a) and 409A of the Code.

9. BONUS STOCK AWARDS.

(a) Bonus Stock Awards. The Committee may, from time to time and subject to the provisions of the Plan, grant a Bonus Stock Award to Employees, Consultants or Non-Employee Directors. A Bonus Stock Award is a grant of shares of Common Stock for such consideration, if any, as established by the Committee and that are not subject to forfeiture provisions.

(b) Rights as Shareholder. Shares of Common Stock awarded pursuant to a Bonus Stock Award shall be represented by a stock certificate registered in the name of and delivered to, or held in a book entry account by the Company’s transfer agent established on behalf of, the Participant to whom such Bonus Stock Award is granted.

(c) Payment for Bonus Stock. The Committee shall determine the amount and form of any payment for shares of Common Stock received by a Participant pursuant to a Bonus Stock Award. In the absence of such a determination, the Participant shall not be required to make any payment for shares of Common Stock received pursuant to a Bonus Stock Award, except to the extent otherwise required by law.

10. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights to Employees, Consultants or Non-Employee Directors. The terms and conditions of Stock Appreciation Rights, including the vesting and exercise provisions, shall be set forth in a Stock Appreciation Rights Agreement (which need not be the same for each Participant) in such form as the Committee approves, but which is not inconsistent with the Plan. A Stock Appreciation Right may be granted (i) if unrelated to an Option, at any time or (ii) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option. The exercise price of any Stock Appreciation Right shall be not less than the Fair Market Value of the Common Stock on the grant date of the Award.

(a) Payment of Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase, if any, in Fair Market Value of the Common Stock between the grant and exercise dates. The Committee may specifically designate in a Stock Appreciation Rights Agreement that the Award will be settled (i) only in cash, (ii) only in shares of Common Stock or (iii) in such combination of such forms and, if not so provided in the Stock Appreciation Rights Agreement, the Award will be settled in shares of Common Stock unless the Committee determines, at the time of exercise of the Award, that the Award will be settled in cash or a combination of shares of Common Stock and cash.

(b) Tandem Rights. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case (i) the Stock Appreciation Rights shall be exercisable at such time or times and only to the extent that the related Option is exercisable, (ii) exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised and (iii) the Stock Appreciation Rights will not be transferable (other than by will or the laws of descent and distribution) except to the extent the Related Option is transferable. Upon the exercise of an Option granted in connection with Stock Appreciation Rights, the Stock Appreciation Rights shall be cancelled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

(c) Stock Appreciation Rights Unrelated to an Option. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term greater than ten (10) years. Each such Stock Appreciation Right that is unrelated to an Option may be exercised by the Participant for a period of six (6) months following the date the Participant’s Continuous Service terminates, but only to the extent the Participant was otherwise entitled to exercise the Stock Appreciation Right on the date the Participant’s Continuous Service terminates (and in no event later than the expiration date of the Award); provided, however , that if the Participant’s Continuous Service terminates for Cause, the Optionee’s right to exercise the Stock Appreciation Right shall immediately terminate.

(d) Date of Grant. The date of grant of an Award of Stock Appreciation Rights shall be the date on which the Committee makes the determination to grant such Award unless a later date is specified by the Committee at the time of such determination.

11. PHANTOM STOCK AWARDS. The Committee may, from time to time and subject to the terms of the Plan, grant Phantom Stock Awards to Employees, Consultants and Non-Employee Directors. Each Phantom Stock Award Agreement shall be in such form and contain such terms and conditions (which need not be the same for each Participant who receives a Phantom Stock Award) as the Committee shall deem appropriate, but such terms shall take into account the provisions of Section 409A of the Code applicable to the Award. The Award date of a Phantom Stock Award shall be the date on which the Committee makes the determination to grant the Award unless a later date is specified by the Committee at the time of such determination.

(a) Payment of Phantom Stock Awards. A Phantom Stock Award is a right to receive a specified number of shares of Common Stock or cash equal to the Fair Market Value of a specified number of shares of Common Stock issued or paid at the end of a Restricted Period or the last day of a specified deferral period.

(i) Award and Restrictions. Satisfaction of a Phantom Stock Award shall occur upon expiration of the deferral period or a Restricted Period specified for such Phantom Stock Award by the Committee (which may include a risk of forfeiture), if any, as the Committee may impose. Such restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

(ii) Award Period; Forfeiture. The Committee shall establish, at the time of grant of each Phantom Stock Award, a period over which (or the conditions with respect to which) the Award shall vest with respect to the Participant and the time at which the Award will be settled and paid. Except as otherwise determined by the Committee or as may be set forth in any Phantom Stock Award Agreement, employment or other agreement or plan pertaining to a Phantom Stock Award, upon termination of the Participant’s Continuous Service during the applicable deferral period or Restricted Period (including any applicable Performance Period) or portion thereof to which forfeiture conditions apply, all Phantom Stock Awards that are at that time subject to deferral of a Restricted Period shall be forfeited; provided that the Committee, subject to the provisions and limitations contained in Section 13(c) relating to Performance Awards, may provide at the time of grant of a Phantom Stock Award that restrictions or forfeiture conditions relating to Phantom Stock Awards shall be waived in whole or in part in the event of terminations of Continuous Service resulting from specified causes.

(iii) Performance Goals. To the extent the Committee determines that any Phantom Stock Award granted pursuant to this Section 11 is intended to constitute Performance-Based Compensation, the grant and settlement of the Award shall be subject to the achievement of Performance Goals determined and applied in a manner consistent with the provisions of Section 13 and the other relevant provisions of Section 13.

12. RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS.

(a) Restricted Stock Awards. The Committee and the Equity Grant Committee may, from time to time and subject to the terms of the Plan, grant Restricted Stock Awards to Employees, Consultants and Non-Employee Directors. Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee, or if applicable, the Equity Grant Committee, shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Section 12(a). Solely for purposes of this Section 12(a), the term “Committees” means the Committee and the Equity Grant Committee, each acting within the scope of its authority under the Plan with respect to Restricted Stock Awards. The Award date of a Restricted Stock Award shall be the date on which the Committees make the determination to grant the Award unless a later date is specified by the Committees at the time of such determination.

(i) Forfeiture Restrictions. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and to an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions and the Restricted Period shall be determined by the Committees in their sole discretion, and the Committees may provide that the Forfeiture Restrictions and the Restricted Period shall lapse on the passage of time, the attainment of one or more Performance Goals, established by the Committees or the occurrence of such other event or events determined to be appropriate by the Committees. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement and vesting of such Restricted Stock Award shall occur upon the lapse of the Forfeiture Restrictions applicable to such Restricted Stock Award.

(ii) Rights as Stockholder. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant of such Restricted Stock Award or by a book entry account with the Company’s transfer agent. The Participant shall have the right to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Restricted Stock Agreement, (i) the Participant shall not be entitled to delivery of the stock certificates evidencing the shares of Common Stock or release of transfer restrictions on shares of Common Stock held in a book entry account with the Company’s transfer agent until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the stock certificates evidencing the shares of Common Stock (or such shares shall be held in a book entry account with the Company’s transfer agent) until the Forfeiture Restrictions expire and (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire. During the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any Restricted Stock Award will be retained by the Company for the account of the Participant. Such dividends or other distributions will revert back to the Company if for any reason the Restricted Stock Award reverts back to the Company. Upon the expiration of the Forfeiture Restrictions, all dividends or other distributions made on such Restricted Stock Award and retained by the Company will be paid, without interest, to the Participant.

(iii) Release of Common Stock. One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Participant (or the transfer restrictions on shares of Common Stock held in a book entry account for the Participant will be released) promptly after, and only after, the Forfeiture Restrictions expire and Participant has satisfied all applicable federal, state and local income and employment tax withholding requirements. The Participant, by his acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and such provisions regarding transfers of forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(iv) Payment for Restricted Stock. The Committees shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award; provided that in the absence of such a determination, the Participant shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(v) Forfeiture of Restricted Stock. Unless otherwise provided in a Restricted Stock Agreement or in an employment or other agreement or plan, on termination of the Participant’s Continuous Service during the Restricted Period, the shares of Common Stock which are still subject to the Restricted Stock Award shall be forfeited by the Participant. Upon any forfeiture, all rights of the Participant with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company. Notwithstanding the foregoing (but subject to the provisions and limitations contained in Sections 13(c) and 13(d) relating to Performance Awards), unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest in full upon (i) a Change in Control, but only as provided for in 15(c); or (ii) death or Disability of the Participant. Additionally, in the event of an involuntary termination of an Employee or Consultant or removal of a Non-Employee Director without Cause (unless specifically provided to the contrary by the Committee in the document or instrument evidencing a Restricted Stock Award granted hereunder or in an employment or other agreement or plan) and subject to the Participant’s execution of a release of claims in the form provided by the Company, (x) any unvested Restricted Stock that is not subject to performance-vesting conditions and that was granted at least six (6) months prior to the date of termination shall vest in full, and (y) a pro rata portion (determined based on the number of complete months from the grant date through the date of termination divided by the number of months in the performance period with respect thereto) of any unvested Restricted Stock that is subject to performance-vesting conditions and that was granted at least six (6) months prior to the date of termination will remain outstanding and shall vest based on the actual performance levels achieved in accordance with the terms of the award.

(vi) Waiver of Forfeiture Restrictions; Committee’s Discretion. With respect to a Restricted Stock Award that has been granted to a Covered Employee where such Award has been designed to meet the exception for Performance-Based Compensation, the Committee may not waive the Forfeiture Restrictions applicable to such Restricted Stock Award.

(b) Restricted Stock Unit Awards. The Committee may, from time to time and subject to the terms of the Plan, grant Restricted Stock Unit Awards to Employees, Consultants and Non-Employee Directors. Each Restricted Stock Unit Award Agreement shall be in such form and contain such terms and conditions (which need not be the same for each Participant who receives a Restricted Stock Unit Award) as the Committee shall deem appropriate, but such terms shall take into account the provisions of Section 409A of the Code applicable to the Award. The Award date of a Restricted Stock Unit Award shall be the date on which the Committee makes the determination to grant the Award unless a later date is specified by the Committee at the time of such determination.

(i) Settlement of Restricted Stock Unit Awards. A Restricted Stock Unit Award is a right to receive a specified number of shares of Common Stock or cash equal to the Fair Market Value of a specified number of shares of Common Stock issued or paid at the end of a Restricted Period or the last day of a specified deferral period.

(A) Award and Restrictions. Settlement of a Restricted Stock Unit Award shall occur upon expiration of the deferral period or a Restricted Period specified for such Restricted Stock Unit Award by the Committee (which may include a risk of forfeiture), if any, as the Committee may impose. Such restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, installments or otherwise, as the Committee may determine.

(B) Award Period; Forfeiture. The Committee shall establish, at the time of grant of each Restricted Stock Unit Award, a period over which (or the conditions with respect to which) the Award shall vest with respect to the Participant and the time at which the Award will be settled and paid. Except as otherwise determined by the Committee or as may be set forth in any Restricted Stock Unit Award Agreement, employment or other agreement or plan pertaining to a Restricted Stock Unit Award, upon termination of the Participant’s Continuous Service during the applicable deferral period or Restricted Period (including any applicable Performance Period) or portion thereof to which forfeiture conditions apply, all Restricted Stock Unit Awards that are at that time subject to deferral or a Restricted Period shall be forfeited; provided that the Committee, subject to the provisions and limitations contained in Section 13(c) relating to Performance Awards, may provide at the time of grant of a Restricted Stock Unit Award that restrictions or forfeiture conditions relating to Restricted Stock Unit Awards shall be waived in whole or in part in the event of terminations of Continuous Service resulting from specified causes. Notwithstanding the foregoing (but subject to the provisions and limitations contained in Sections 13(c) and 13(d) relating to Performance Awards), unless otherwise provided in a Restricted Stock Unit Award Agreement or in an employment or other agreement or plan, all Restricted Stock Unit Awards not otherwise vested shall vest in full upon (i) a Change in Control, but only as provided for in 15(c); or (ii) death or Disability of the Participant. Additionally, in the event of an involuntary termination of an Employee or Consultant or removal of a Non-Employee Director without Cause (unless specifically provided to the contrary by the Committee in the document or instrument evidencing a Restricted Stock Unit Award granted hereunder or in an employment or other agreement or plan) and subject to the Participant’s execution of a release of claims in the form provided by the Company, (x) any unvested Restricted Stock Unit Award that is not subject to performance-vesting conditions and that was granted at least six (6) months prior to the date of termination shall vest in full, and (y) a pro rata portion (determined based on the number of complete months from the grant date through the date of termination divided by the number of months in the performance period with respect thereto) of any unvested Restricted Stock Unit Award that is subject to performance-vesting conditions and that was granted at least six (6) months prior to the date of termination will remain outstanding and shall vest based on the actual performance levels achieved in accordance with the terms of the award.

(C) Performance Goals. To the extent the Committee determines that any Restricted Stock Unit Award granted pursuant to this Section 12(b) is intended to constitute Performance-Based Compensation, the grant and settlement of the Award shall be subject to the achievement of Performance Goals determined and applied in a manner consistent with the provisions of Section 13 and the other relevant provisions of Section 13.

13. CASH AWARDS AND PERFORMANCE AWARDS.

(a) Cash Awards. In addition to granting Options, Stock Appreciation Rights, Bonus Stock, Phantom Stock Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock or Performance-Based Awards, the Committee shall, subject to the limitations of the Plan, have authority to grant Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Goals over a Performance Period established by the Committee. The determinations made by the Committee pursuant to this Section 13(a) shall be specified in the applicable Award agreement or other document or documents established by the Committee pursuant to which the Cash Award is granted.

(b) Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, Stock Appreciation Rights, Phantom Stock Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock or Performance- Based Awards as a Performance Award. All Cash Awards shall be designated as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to increase the amounts payable under any Award subject to performance conditions except as limited under Section 13(c) in the case of a Performance Award granted to a Covered Employee. The grant and/or settlement of a Performance Award shall be subject to the terms and conditions set forth in this Section 13. The Committee may also grant performance-based Awards pursuant to Section 14 that are not intended to satisfy the provisions of this Section 13 to an eligible individual who is not at the time a Covered Employee and is not expected to be a Covered Employee at the time the compensation under the Award is to be paid.

(c) Performance Goals. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Goals over a Performance Period established by the Committee based upon one or more of the business criteria described in Section 13(c)(ii) that apply to the Participant, one or more business units, divisions or subsidiaries of the Company or the applicable sector of the Company, one or more regions or product lines of the Company’s business, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies.

(i) General. The Performance Goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, Performance Goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of Performance Goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one Performance Goal or that two or more of the Performance Goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance Goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(ii) Business Criteria. One or more of the following business criteria shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (A) earnings per share; (B) revenue (including increased revenues); (C) profit measures (including gross profit, operating profit, economic profit, net profit before taxes and adjusted pre-tax profit); (D) cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow, distributable cash flow and distributable cash flow per share and net cash flow before financing activities); (E) return measures (including return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (F) economic value added; (G) gross margin; (H) net income measures (including income after capital costs and income before or after taxes); (I) earnings; (J) pretax earnings; (K) earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA; (L) earnings before taxes and depreciation (“EBTD”); (M) earnings before interest and taxes (“EBIT”); (N) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (O) operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); (P) stock price measures (including growth measures and total stockholder return); (Q) debt reduction; (R) price per share of Common Stock; (S) market share; (T) earnings per share or adjusted earnings per share (actual or growth in); (U) economic value added (or an equivalent metric); (V) market value added; (W) debt to equity ratio; (X) expense measures (including overhead cost and general and administrative expense); (Y) changes in working capital; (Z) margins; (AA) stockholder value; (BB) proceeds from dispositions; (CC) total market value; (DD) customer satisfaction or growth; (EE) contracted LNG quantity and (FF) implementation, completion or attainment of measurable objectives with respect to financing or construction of entire projects or stages of projects. Any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The Committee may determine that certain items, events or occurrences, including unusual or nonrecurring items, changes in accounting standards or tax laws, or other adjustments shall be added to or excluded from the calculation of any of the business criteria set forth above, subject to the requirements of Section 162(m) of the Code to the extent applicable.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards may be measured based on performance over a Performance Period, as specified by the Committee, or may be determined based on whether or not the performance goals are satisfied at any time prior to the expiration of a Performance Period. Performance Goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for Performance-Based Compensation. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Goals for such particular Performance Award relative to the particular period of service to which the Performance Goals relates shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

(iv) Settlement of Performance Awards; Compensation Contingent Upon Attainment of Performance Goal. In the case of a performance goal measured over a Performance Period, at or after the end of the Performance Period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of the business criteria over a Performance Period. In the case of a performance goal satisfied based upon whether or not certain specified business criteria are achieved at any time during a Performance Period, at or following the satisfaction of the applicable business criteria (even if prior to the expiration of the applicable Performance Period), the Committee shall determine the amount, if any, of Performance Awards payable to each Participant upon the achievement of the applicable business criteria. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award designed to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Performance Awards. To the extent a Performance Award is intended to constitute Performance-Based Compensation, compensation payable under the Award must be contingent on attaining the applicable Performance Goals; provided; however, that such an Award may provide that the compensation will be paid on death, Disability or a Change in Control, although compensation actually paid on account of those events prior to the attainment of the applicable Performance Goals will not satisfy the Performance-Based Compensation requirements.

(v) Written Determinations. The Committee shall have the authority to determine whether the Performance Goals and other terms and conditions of the Award satisfied all determinations by the Committee as to the establishment of Performance Goals, the amount of any Performance Award, and the achievement of Performance Goals relating to Performance Awards shall be made in writing in the case of any Award granted to a Participant. The Committee may not delegate any responsibility relating to such Performance Awards.

(d) Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code shall, if so designated by the Committee, constitute Performance-Based Compensation. Accordingly, the terms of this Section 13 shall be interpreted in a manner consistent with Section 162(m) of the Code. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are designated as intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or, to the extent permitted under the Code, deemed amended to the extent necessary to conform to such requirements.

(e) Waiver of Performance Goals. The Committee shall have no discretion to modify or waive the Performance Goals or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified Performance-Based Compensation and the relevant Award Agreement provides for such discretion.

14. OTHER STOCK OR PERFORMANCE-BASED AWARDS.

The Committee is hereby authorized to grant to Employees, Consultants and Non-Employee Directors, Other Stock or Performance-Based Awards, which shall consist of a right that (i) is not an Award described in any other Section of the Plan and (ii) is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock or Performance-Based Award. The term of an Award granted under this Section shall in no event exceed a period of ten (10) years (or if the Award is intended to satisfy the provisions of Section 13, such shorter period provided for in Section 13). If the Committee intends that the compensation payable under any such Award be treated as Performance-Based Compensation, the Award will be subject to the provisions of Section 13.

15. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

(a) Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Sections 5 and 7 shall be proportionately adjusted or an equitable substitution shall be made with respect to such shares to reflect, as determined by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, extraordinary cash dividend resulting from a nonrecurring event that is not a payment of normal corporate earnings, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws or other applicable laws; provided, however , that a fractional share will not be issued upon exercise of any Award, and either (i) the value of any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded down to the nearest whole number, as determined by the Committee. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Notwithstanding the foregoing provisions of this Section 15, no adjustment may be made by the Committee with respect to an outstanding Award that would cause such Award and/or the Plan to become subject to Section 409A of the Code or that would cause an Award that is intended to be Performance-Based Compensation to fail to satisfy the requirements of Section 162(m) of the Code for such form of compensation.

(b) Dissolution or Liquidation. The Committee shall notify the Participant at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Award, to the extent that an Award has not been previously exercised or settled, or the Restricted Period has not lapsed, any such Award other than a Restricted Stock Award shall expire and any such Award that is a Restricted Stock Award shall be forfeited and the shares of Common Stock subject to such Restricted Stock Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, and such Award shall terminate immediately prior to consummation of such dissolution or liquidation. A “dissolution or liquidation of the Company” shall not be deemed to include, or to be occasioned by, any merger or consolidation of the Company with any other corporation or other entity or any sale of all or substantially all of the assets of the Company (unless that sale is effected as part of a plan of liquidation of the Company in which the Company’s business and affairs are wound up and the corporate existence of the Company is terminated).

(c) Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an individual Option Agreement, Stock Appreciation Rights Stock Agreement or in a then-effective written employment agreement between the Participant and the Company, if, during the effectiveness of the Plan, a Change in Control occurs, each Option and Stock Appreciation Right which is at the time outstanding under the Plan shall (i) automatically become fully vested and exercisable, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Option or Stock Appreciation Right and (ii) expire twenty (20) days after the Committee gives written notice to the Participant specifying the terms and conditions of the acceleration of the Participant’s Options or Stock Appreciation Rights, or if earlier, the date by which the Option or Stock Appreciation Right otherwise would expire. To the extent that an Optionee exercises his Option before or on the effective date of the Change in Control, the Company shall issue all Common Stock purchased by exercise of that Option (subject to Optionee’s satisfaction of the requirements of Section 17), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control. If a Participant does not exercise his Option within the twenty (20) day period described above, or if earlier, the date by which the Option or Stock Appreciation Right otherwise would expire, the Option or Stock Appreciation Right shall immediately be forfeited and the Participant shall have no further rights to exercise the Option or Stock appreciation Right. Notwithstanding the foregoing provisions, in the event of any Change in Control, all of the Company’s obligations regarding Options and Stock Appreciation Rights that were granted hereunder and that are outstanding and vested on the date of such event (taking into consideration any acceleration of vesting in connection with such transaction) may, on such terms as may be approved by the Committee prior to such event, be (i) assumed by the surviving or continuing corporation (or substituted options of equal value may be issued by such corporation) or (ii) canceled in exchange for cash, securities of the acquiror or other property in an amount equal to the amount that would have been payable to a Participant pursuant to the Change in Control event if the Participant’s vested Options and Stock Appreciation Rights had been fully exercised immediately prior to the Change in Control event; provided, however, that if the amount that would have been payable to a Participant pursuant to such transaction if such Participant’s vested Options and Stock Appreciation Rights had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, the Committee may, in its discretion, cancel any or all such Options for no consideration or payment of any kind.

Unless specifically provided otherwise with respect to Change in Control events in an individual Award or in a then-effective written employment agreement between the Participant and the Company, if, during the effectiveness of the Plan, a Change in Control occurs, the Restricted Period applicable to outstanding Restricted Stock Awards, Restricted Stock Unit Awards and all other outstanding Awards subject to forfeiture provisions (other than Awards consisting of Options or Stock Appreciation Rights) shall lapse and such Awards shall become fully vested and settled (subject, in each case, to satisfaction by the affected Participant of the requirements of Section 17).

16. GENERAL PROVISIONS APPLICABLE TO ALL AWARDS.

(a) General. In addition to the other terms and conditions of the Plan pursuant to which Awards may be granted, the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and, to the extent permissible under Sections 162(m) and 409A of the Code, terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate or waive any term or condition of an Award (i) that is intended to qualify as Performance-Based Compensation if such discretion would cause the Award not to so qualify or (ii) that would cause the Participant to incur additional taxes under Section 409A of the Code. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant of any Award.

(b) Form of Award. Each Award granted under the Plan shall be evidenced by a written Award in such form (which need not be the same for each Participant) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that Awards satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder and any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

(c) Awards Criteria; Minimum Vesting. In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Participant as it deems appropriate. Notwithstanding any other provision of the Plan to the contrary, all Awards under the Plan shall be subject to a minimum vesting schedule of at least 12 months following the date of grant of the Award, provided, however, that up to 5% of the shares underlying Awards granted after the Effective Date (including all Bonus Stock Awards) may be subject to vesting schedules of less than 12 months. Awards under the Plan granted to non-employee directors in respect of regular annual fees shall be deemed to satisfy the minimum vesting schedule set forth in the preceding sentence regardless of whether the Company’s subsequent regular annual meeting of shareholders is at least 12 months following the date of grant of the Award.

(d) Form and Timing of Payment under Awards. Subject to the terms of the Plan and any applicable Award, payments to be made upon the exercise or settlement of an Award shall be made as soon as administratively practicable following the date on which the amount is payable. The settlement of any Award may, subject to any specific provisions or limitations set forth in the Award, be paid in the form of cash, Common Stock or a combination thereof, as determined by the Committee in connection with such settlement; provided, however , that no Award other than a Cash Award may be paid in cash in lieu of shares of Common Stock if the Committee determines that such action would cause the Participant to be subject to an additional tax under Section 409A of the Code.

(e) Termination of Continuous Service for Cause. In the event a Participant’s Continuous Service is terminated for Cause, all outstanding Awards that have then not been settled (whether vested or unvested) shall be forfeited immediately and any shares of Restricted Stock for which the Restricted Period had not lapsed as of the Participant’s termination of Continuous Service shall be transferred immediately out of the Participant’s name.

(f) Transferability of Awards. Except as provided in Section 8(b) with respect to Non-Qualified Stock Options, Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Participant only by the Participant; provided that the Participant may designate persons who or which may exercise or receive his Awards following his death.

(g) Privileges of Stock Ownership. Except as provided in the Plan with respect to Bonus Stock Awards and as provided in Section 12(a)(ii) with respect to Restricted Stock Awards, no Participant will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised or settled and the purchased or awarded shares are issued and delivered to the Participant, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided otherwise in the Plan. No Award (or portion thereof) may provide for the payment of dividends or dividend equivalents before the date on which the Award (or portion thereof) vests.

(h) Performance-Based Compensation. The Committee may designate any Award as Performance-Based Compensation. Any Awards designated as Performance-Based Compensation shall be conditioned on the achievement of any one or more Performance Goals and shall be subject to the terms and conditions of Section 13. Notwithstanding any other provision of the Plan, the Committee may grant an Award that is not contingent on performance goals or an Award under Section 14 that is contingent on performance goals other than the Performance Goals and the business criteria set forth in Section 13(c), and is not subject to the other provisions of Section 13 so long as the Committee has determined that such Award is not intended to satisfy the requirements for Performance-Based Compensation under Section 162(m) of the Code.

(i) Clawback. Awards under the Plan shall be subject to the clawback or recapture policy, if any, that the Company may adopt from time to time or any clawback or recapture provisions set forth in an Award agreement to the extent provided in such policy or agreement and, in accordance with such policy or agreement, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed or paid to the Participant.

(j) Section 409A.

(i) Separation from Service. Notwithstanding any provision contained in the Plan to the contrary, no amount shall be paid pursuant to the Plan that is treated being paid from a “nonqualified deferred compensation plan” as described in Section 409A(a)(1) of the Code relating to a Participant’s termination of Continuous Service with the Company or an Affiliate unless such termination of Continuous Service constitutes a “separation from service” as such term is defined under Treasury Regulation Section 1.409A-1(h) and any successor provision thereto (“Separation from Service”).

(ii) Deferred Payments for Certain Key Employees. Notwithstanding any other provision contained in the Plan or a related Award document to the contrary, if the Company determines that (i) at the time of the Participant’s Separation from Service the Participant is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code and (ii) any payments to be provided to the Participant under the Plan are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“409A Taxes”) if paid at the time such payments are otherwise required under the Plan or a related Award document, then such payments shall be delayed until the earlier of (A) the date that is six months after the date of the Participant’s Separation from Service or (B) the Participant’s death. If the amounts delayed are payable in installments, the delayed payments will be paid on the first day of the seventh month following the date of the Participant’s separation from service (or earlier death). The provisions of this Section 16(i)(ii) shall only apply to the minimum extent required to avoid the Participant’s incurrence of any 409A Taxes.

(iii) Section 409A Compliance; Separate Payments. The Plan is intended to be written, administered, interpreted and construed in a manner such that no payment or benefits provided under the Plan or a related Award document become subject to (A) the gross income inclusion set forth within Section 409A(a)(1) (A) of the Code or (B) the interest and additional tax set forth within Section 409A(a)(1)(B) of the Code (collectively, “Section 409A Penalties”), including, where appropriate, the construction of defined terms to have meanings that would not cause the imposition of Section 409A Penalties. For purposes of Section 409A of the Code (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that a Participant may be eligible to receive under the Plan or a related Award document shall be treated as a separate and distinct payment and shall not collectively be treated as a single payment.

17. WITHHOLDING FOR TAXES.

Any issuance of Common Stock pursuant to the exercise of an Option or payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any income and employment tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto. In addition, on the occurrence of an event with respect to an Award that requires the Company to withhold taxes, the Participant shall make arrangements satisfactory to the Company whereby such taxes may be paid. Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an Executive Officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the tax rate required by the Code) from such Award payment or exercise.

18. MISCELLANEOUS.

(a) No Rights to Awards. No Participant or other person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

(b) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

(c) Other Laws. The Committee may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance of transfer or such shares or such other consideration might violate any applicable law.

(d) Administration. The Plan shall be administered by the Committees. The Committees shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committees may rescind and amend its rules and regulations from time to time. The interpretation by the Committees of any of the provisions of the Plan or any Award granted under the Plan shall be final, binding and conclusive upon the Company and all persons having an interest in any Award or any shares of Common Stock acquired pursuant to an Award. Notwithstanding the authority hereby delegated to the Committees to grant Awards to Employees, Directors and Consultants under the Plan, the Board shall have full authority, subject to the express provisions of the Plan and the requirements of Section 162(m) of the Code for Awards intended to constitute Performance-Based Compensation, to grant Awards to Employees, Directors and Consultants under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provision of Awards granted to Employees, Consultants and Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. No member of the Committees or the Board shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award granted hereunder.

(e) Effect of Plan. Neither the adoption of the Plan nor any action of the Board or the Committees shall be deemed to give any Employee, Executive Officer, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award, or any amendment thereto, duly authorized by the Committees and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award, or in other related documents shall confer upon any Employee, Executive Officer, Director or Consultant any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without cause.

(f) No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(g) Amendment or Termination of Plan. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Award, exercise agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an amendment to the terms of an Award) signed by the Participant and the Company. Notwithstanding the preceding sentence, the Board unilaterally may amend the Plan to the extent necessary or appropriate to prevent the Plan or an Award from being subject to the provisions of Section 409A of the Code; provided that any such amendment is permitted by Section 409A of the Code, Treasury regulations issued thereunder or other guidance issued by the Internal Revenue Service.

(h) Term of Plan. Unless sooner terminated by action of the Board, the Plan shall terminate on the earlier of (i) the tenth (10th) anniversary of the Effective Date or (ii) the date on which no shares of Common Stock subject to the Plan remain available to be granted as Awards under the Plan according to its provisions.

(i) Severability and Reformation. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

(j) Interpretive Matters. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

Appendix B

Cumulative Distributable Cash Flow Per Share

Performance Period: January 1, 2018 through December 31, 2019

Definition of Cumulative Distributable Cash Flow Per Share

Cheniere Energy, Inc. (the “Company”) defines Cumulative Distributable Cash Flow Per Share as the sum of Distributable Cash Flow Per Share for the eight consecutive quarters ended 12/31/2019.

Definition of Distributable Cash Flow Per Share

The Company defines Distributable Cash Flow Per Share as Distributable Cash Flow for any given quarter divided by weighted average shares outstanding for that quarter (share count assumption subject to adjustment for variances related to share based compensation).

Definition of Distributable Cash Flow

The Company defines Distributable Cash Flow as net income (loss) (prior to noncontrolling interest), adjusted for certain non-cash items, restructuring payments, litigation settlement payments, subsequent board approved projects that re-invest otherwise distributable cash flow, cash settled share based compensation (LTIP III), annual bonus payments above or below assumed targets, changes in subsidiary distribution policies, less maintenance capital expenditures. Non-cash items include, but are not limited to, depreciation, depletion and amortization, non-cash compensation expense, gains and losses on disposals of assets, unrealized gains and losses on commodity, FX and interest rate risk management activities, non-cash restructuring expense, non-cash impairment charges, losses/gains on early extinguishment of debt and associated termination of interest rate hedges, change in income tax valuation allowance and deferred income taxes. Unrealized gains and losses on commodity risk management activities include unrealized gains and losses on commodity derivatives and inventory fair value adjustments (excluding lower of cost or market adjustments). For unconsolidated affiliates, Distributable Cash Flow reflects the Company’s proportionate share of the investee’s distributable cash flow.

On a consolidated basis, Distributable Cash Flow includes 100% of the Distributable Cash Flow of the Company’s consolidated subsidiaries. However, to the extent that noncontrolling interests exist among the Company’s subsidiaries, the Distributable Cash Flow is calculated by adjusting Distributable Cash Flow (consolidated), as follows:

•	For subsidiaries with publicly traded equity interests, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, and Distributable Cash Flow attributable to Cheniere Energy, Inc. includes distributions (including Management Fees and Tax Sharing Payments) to be received by the parent company.

•	For consolidated joint ventures or similar entities, where the noncontrolling interest is not publicly traded, Distributable Cash Flow (consolidated) includes 100% of Distributable Cash Flow attributable to such subsidiary, but Distributable Cash Flow attributable to Cheniere Energy, Inc. (including Management Fees and Tax Sharing Payments) is net of distributions to be paid by the subsidiary to the noncontrolling interests.

  For Distributable Cash Flow attributable to Cheniere Energy, Inc., as adjusted, certain transaction-related and non-recurring expenses that are included in net income may be excluded as determined by the Committee.

B-1

CHENIERE ENERGY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS

        TO BE HELD ON MAY 18, 2017

The undersigned hereby appoints Michael J. Wortley and Sean N. Markowitz, and each of them, any one of whom may act without joinder of the other, with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Cheniere Energy, Inc. which the undersigned is entitled to vote at the 2017 Annual Meeting of Shareholders to be held at the Company’s headquarters at 700 Milam Street, Suite 1900, Houston, Texas 77002 on Thursday, May 18, 2017 at 9:00 a.m. Central Time, and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The Cheniere Energy, Inc. 2017 Proxy Statement, including the Notice of Annual Meeting and 2016 Annual Report on Form 10-K, is available on the following website:

http://www.cheniere.com/2017AnnualMeeting.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, THEN THIS PROXY (IF SIGNED) WILL BE VOTED “FOR” THE ELECTION OF THE ELEVEN DIRECTOR NOMINEES NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2, 4 AND 5, AND “1 YEAR” ON PROPOSAL 3. WHETHER OR NOT SPECIFICATIONS ARE MADE, EACH OF THE PROXIES ARE AUTHORIZED TO VOTE IN HIS OR HER DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED, PRE-ADDRESSED STAMPED ENVELOPE.

(continued and to be signed on reverse side)

CHENIERE ENERGY, INC. 700 MILAM STREET SUITE 1900 HOUSTON, TX 77002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHENIERE ENERGY, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		For	Against	Abstain
Nominees:

1a.	G. Andrea Botta	☐	☐	☐					For	Against	Abstain
1b.	Jack A. Fusco	☐	☐	☐		1j.	Neal A. Shear		☐	☐	☐
1c.	Vicky A. Bailey	☐	☐	☐		1k.	Heather R. Zichal		☐	☐	☐
1d.	Nuno Brandolini	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 4 and 5, and for “1 YEAR” on proposal 3:
1e.	Jonathan Christodoro	☐	☐	☐	2.	Approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers for 2016.			☐	☐	☐
1f.	David I. Foley	☐	☐	☐
1g.	David B. Kilpatrick	☐	☐	☐				1 Year	2 Years	3 Years	Abstain
1h.	Samuel Merksamer	☐	☐	☐	3.	Approve, on an advisory and non-binding basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers.		☐	☐	☐	☐
1i.	Donald F. Robillard, Jr.	☐	☐	☐
									For	Against	Abstain
For address changes and/or comments, please check this box and write them on the back where indicated.				☐	4.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2017.			☐	☐	☐
					5.	Approve the amendment and restatement of the Cheniere Energy, Inc. 2011 Incentive Plan.			☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date